As filed with the Securities and Exchange Commission on April 29, 2011

Investment Company Act File No. 811-7885

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940

Amendment No. 22	☒

(Check appropriate box or boxes)

Quantitative Master Series LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway

Wilmington, Delaware 19809

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code) (800) 441-7762

John M. Perlowski

55 East 52nd Street

New York, New York 10055

(Name and Address of Agent for Service)

Copies to:

John A. MacKinnon, Esq.	Ira P. Shapiro, Esq.
Sidley Austin LLP	BlackRock Advisors, LLC
787 Seventh Avenue	55 East 52nd Street
New York, NY 10019-6018	New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act” or the “Securities Act”) because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B, and C, none of which are to be used or distributed as a stand alone document.

PART C. OTHER INFORMATION

Item 28.	Exhibits	C-1

Item 29.	Persons Controlled by or under Common Control with Registrant	C-3

Item 30.	Indemnification	C-3

Item 31.	Business and Other Connections of Manager	C-4

Item 32.	Principal Underwriters	C-5

Item 33.	Location of Accounts and Records	C-6

Item 34.	Management Services	C-6

Item 35.	Undertakings	C-6

*	Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Quantitative Master Series LLC (the “Master LLC” or the “Registrant”) is a no-load, open-end management investment company that was organized as a Delaware statutory trust on August 28, 1996. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company. Master S&P 500 Index Series (“S&P 500 Index Series”), Master Mid Cap Index Series (“Mid Cap Index Series”), Master Extended Market Index Series (“Extended Market Index Series”), Master Small Cap Index Series (“Small Cap Index Series”), Master Core Bond Enhanced Index Series (“Core Bond Enhanced Index Series”), Master International Index Series (“International Index Series”), Master Enhanced S&P 500 Series (“Enhanced S&P 500 Series”), Master Enhanced Small Cap Series (“Enhanced Small Cap Series”) and Master Enhanced International Series (“Enhanced International Series”) (together, the “Series” and each, a “Series”) are each separate series of the Master LLC. S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and International Index Series may each be individually referred to as an “Index Series” and are collectively referred to as the “Index Series”. Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series and Core Bond Enhanced Index Series may each be individually referred to as an “Enhanced Series” and are collectively referred to as the “Enhanced Series”. Each Series is a diversified investment company, and each Series has different investment objectives and policies. There can, of course, be no assurance that the respective investment objectives of the Series can be achieved. The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the “Corporation”), dated April 29, 2011 (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of the Corporation.

To date, the Corporation consists of three series: BlackRock S&P 500 Index Fund (“S&P 500 Index Fund”), BlackRock Small Cap Index Fund (“Small Cap Index Fund”) and BlackRock International Index Fund (“International Index Fund”). Each series of the Corporation, as well as BlackRock Index Equity Portfolio (“Index Equity Portfolio”) of BlackRock FundsSM, invests all of its investable assets in interests in the corresponding Series of the Master LLC (i.e., S&P 500 Index Series, Small Cap Index Series and International Index Series) and may be referred to herein as a “Fund.” Each Fund and any other feeder fund that may invest in the Master LLC are referred to herein as a “Feeder Funds.”

PART A

Item 5.	Management

(a) Investment Manager

Each Series’ investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”). The sub-adviser for each Series, except Core Bond Enhanced Index Series, is BlackRock Investment Management, LLC. Core Bond Enhanced Index Series’ sub-adviser is BlackRock Financial Management, Inc. Where applicable, “BlackRock” or the “Manager” refers also to the applicable sub-adviser.

(b) Portfolio Managers

Extended Market Index Series and Mid Cap Index Series

Name	Since	Title
Edward Corallo	2010	Managing Director of BlackRock, Inc.
Christopher Bliss, CFA, CPA	2011	Managing Director of BlackRock, Inc.
Jennifer Hsui, CFA	2011	Managing Director of BlackRock, Inc.
Creighton Jue, CFA	2011	Managing Director of BlackRock, Inc.

International Index Series and Small Cap Index Series

Name	Since	Title
Edward Corallo	2010	Managing Director of BlackRock, Inc.
Christopher Bliss, CFA, CPA	2011	Managing Director of BlackRock, Inc.
Jennifer Hsui, CFA	2011	Managing Director of BlackRock, Inc.
Creighton Jue, CFA	2011	Managing Director of BlackRock, Inc.

S&P 500 Index Series

Name	Since	Title
Edward Corallo	2010	Managing Director of BlackRock, Inc.
Christopher Bliss, CFA, CPA	2011	Managing Director of BlackRock, Inc.
Diane Hsiung	2011	Director of BlackRock, Inc.
Jennifer Hsui, CFA	2011	Managing Director of BlackRock, Inc.
Creighton Jue, CFA	2011	Managing Director of BlackRock, Inc.
Greg Savage, CFA	2011	Managing Director of BlackRock, Inc.

Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series

Name	Since	Title
Leon Roisenberg	2006	Managing Director of BlackRock, Inc.

Core Bond Enhanced Index Series

Name	Since	Title
Matthew Marra	2006	Managing Director of BlackRock, Inc.
Brian Weinstein	2011	Managing Director of BlackRock, Inc.

Item 6.	Purchase and Sale of Master LLC Interests

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in each Series of the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series’ custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the respective Series.

Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

Item 7.	Tax Information

Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for Federal income tax purposes and will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any income tax.

Item 8.	Financial Intermediary Compensation

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies and Related Risks.

Investment Objective. The investment objective of each Series is set forth below.

S&P 500 Index Series

The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor’s 500 Index (the “S&P 500”) as closely as possible before the deduction of Series expenses.

Mid Cap Index Series

The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor’s MidCap 400 Index (the “S&P 400”) as closely as possible before the deduction of Series expenses.

Extended Market Index Series

The investment objective of the Extended Market Index Series is to match the performance of the Dow Jones US Completion Total Stock Market Index (the “Completion Total Stock Market Index”), formerly known as the “Dow Jones Wilshire 4500 Completion Index” as closely as possible before the deduction of Series expenses.

Small Cap Index Series

The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000 Index (the “Russell 2000”) as closely as possible before the deduction of Series expenses.

International Index Series

The investment objective of the International Index Series is to match the performance of the MSCI EAFE Index (Europe, Australasia, Far East) (the “EAFE Index”) in U.S. dollars with net dividends as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the EAFE Index.

Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series and Core Bond Enhanced Index Series

The investment objective of each Enhanced Series is to provide a total return exceeding its benchmark index, set forth below, while actively seeking to reduce downside risk as compared with the index.

There can be no assurances that the investment objective of a Series will be achieved.

Principal Investment Strategies. Outlined below are the principal investment strategies each Series uses in seeking to obtain its investment objective.

Index Series Generally

The Index Series will not attempt to buy or sell securities based on the economic, financial or market analysis of the Manager, but will instead employ a “passive” investment approach. This means that the Manager will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the applicable index before deduction of expenses. An Index Series will buy or sell securities only when the Manager believes it is necessary to do so in order to match the performance of the applicable index. Accordingly, it is anticipated that an Index Series’ portfolio turnover and trading costs will be lower than those of an “actively” managed fund. However, the Index Series have operating and other expenses, while an index does not. Therefore, each Index Series may tend to underperform its target index to some degree over time.

Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the applicable index. This policy is a non-fundamental policy of each Series and may not be changed without 60 days’ prior notice to interestholders. An Index Series may change its target index if the Manager believes a different index would better enable the Index Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Index Series may be changed without interestholder approval.

Enhanced Series Generally

Each Enhanced Series invests, under normal circumstances, at least 80% of its assets in stocks of companies in its benchmark index, and options, futures and other derivative instruments that have economic characteristics similar to the securities included in that index. Each Enhanced Series’ 80% policy (except that of Enhanced International Series) applies to the Enhanced Series’ net assets plus any borrowings for investment purposes calculated at the time the Enhanced Series invests its assets. Each Enhanced Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of its benchmark index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to its index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Manager believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage (for example, arbitrage between different share classes of a company or a single share class listed on different exchanges), (3) overweighting or underweighting certain securities (relative to their weightings in the index) in order to emphasize securities which have quantitative characteristics the Manager believes may enhance performance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur, in order to profit from volatility relating to the index change and/or seek better executions than the price levels used to compute the index’s performance. In addition, the Enhanced S&P 500 Series may sell call options on overweighted securities and sell put options on underweighted securities to obtain option premium income while also hedging exposure to overweight and underweight positions.

An Enhanced Series may change its benchmark index if the Manager believes a different index would better enable the Enhanced Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Enhanced Series may be changed without interestholder approval.

Description of the Benchmark Indices

Each Series’ benchmark index is as follows:

Series	Benchmark Index
S&P 500 Index Series	S&P 500
Mid Cap Index Series	S&P 400
Extended Market Index Series	Completion Total Stock Market Index
Small Cap Index Series	Russell 2000
International Index Series	EAFE Index
Enhanced S&P 500 Series	S&P 500
Enhanced Small Cap Series	Standard & Poor’s® Smallcap 600 Index (“S&P 600”)
Enhanced International Series	EAFE Index
Core Bond Enhanced Index Series	Barclays Capital U.S. Aggregate Bond Index (“Aggregate Bond Index”)

The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the United States. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index. A market-weighted index is an index in which the weighting of each security is based on its market capitalization, which is the number of a company’s outstanding shares multiplied by a share’s current market value and is a measure of a company’s size. In a market-weighted index, changes in the price of a company with a large capitalization affect the level of the index more than changes in the price of a company with a smaller market capitalization. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by Standard & Poor’s (“S&P”), a division of The McGraw Hill Companies, Inc. based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P’s selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2011, the S&P 500 is comprised of companies with market capitalization in excess of $4 billion.

The S&P 400 is composed of 400 common stocks issued by U.S. mid-capitalization companies in a wide range of businesses. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks. The S&P 400 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index’s performance. The stocks in the S&P 400 are chosen by S&P based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P’s selection of a stock for the S&P 400 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2011, the market capitalization of the companies that comprise the S&P 400 ranged from $1 billion to $4.4 billion.

The Completion Total Stock Market Index is composed of all of the equity securities which are issued by companies headquartered in the U.S. with their primary market listing in the U.S., except those stocks included in the S&P 500. The Completion Total Stock Market Index is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. The index measures the performance of approximately 4,500 stocks. As of March 31, 2011, the largest stock in the index had a market capitalization of approximately $19.2 billion, the smallest stock in the index had a market capitalization of approximately $620,000 and the dollar-weighted average market capitalization of stocks in the index was approximately $3.4 billion. Once a month on the third Friday of each month, companies that met the inclusions standards during the previous calendar month are added to the index. Issues spun off from index members are added to the index as soon as prudently possible. In addition, shares outstanding may be adjusted to reflect corporate events during the month; otherwise, shares outstanding are updated once a month. A security will be excluded from the index as soon as prudently possible.

The Russell 2000 is composed of the common stocks of approximately the 1,001st through 3,000th largest U.S. companies by market capitalization, as determined by the Frank Russell Company. The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. As of March 31, 2011, the largest stock in the index had a market capitalization of approximately $5.7 billion, the smallest stock had a market capitalization of approximately $7.4 million and the dollar-weighted average market capitalization of stocks in the index was approximately $1.4 billion. The Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index’s performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Frank Russell Company’s selection of a stock for the Russell 2000 does not mean that the Frank Russell Company believes the stock to be an attractive investment. The Frank Russell Company updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the applicable Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.

The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country’s relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index’s performance. The stocks in the EAFE Index are chosen by MSCI, Inc. (“MSCI”) based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the developed international markets. MSCI’s selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

The S&P 600 is composed of 600 common stocks issued by small-capitalization U.S. companies in a wide range of businesses. The S&P 600 is generally considered broadly representative of the performance of publicly traded U.S. small-capitalization stocks. The S&P 600 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index’s performance. The stocks in the S&P 600 are chosen by S&P based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P’s selection of a stock for the S&P 600 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2011, the largest stock in the index had a market capitalization of $1.4 billion and the smallest stock in the index had a market capitalization of $300 million.

The Aggregate Bond Index is a market-weighted index comprised of dollar-denominated taxable investment grade bonds, including Treasuries, government-related, corporate, asset-backed and mortgage-backed securities (securities that give their holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans), with maturities of one year or more, as chosen by Barclays Capital (“Barclays”). Barclays’ selection of a bond for the Aggregate Bond Index does not mean that Barclays believes the security to be an attractive investment.

S&P 500 Index Series

The S&P 500 Index Series may invest in all 500 stocks in the S&P 500 in roughly the same proportions as their weightings in the S&P 500. For example, if 2% of the S&P 500 is made up of the stock of a particular company, the Series will normally invest approximately 2% of its assets in that company. This strategy is known as “full replication.” However, if the Manager believes it would be cost efficient, the Manager is authorized to deviate from full replication and instead invest in a statistically selected sample of the 500 stocks in the S&P 500 based on the Manager’s optimization process, a statistical sampling technique that aims to create a portfolio that has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 500 as a whole, but which involves lower transaction costs than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 500 stocks held by the Series if the Manager believes it would be advantageous to do so. The Manager may also purchase stocks not included in the S&P 500 when it believes that it would be a cost efficient way of approximating the S&P 500’s performance.

Mid Cap Index Series

The Mid Cap Index Series may invest in all 400 stocks in the S&P 400 in roughly the same proportions as their weightings in the S&P 400. For example, if 2% of the S&P 400 is made up of the stock of a particular company, the Series may invest approximately 2% of its assets in that company. This strategy is known as “full replication.” However, if the Manager believes it would be cost efficient, the Series may deviate from full replication and instead invest in a sample of 400 stocks in the S&P 400 based on the Manager’s optimization process, a statistical sampling technique that aims to create a portfolio which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 400 as a whole, but which involves fewer transaction costs than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 400 stocks held by the Series if the Manager believes it would be advantageous to do so. The Manager may also purchase stocks not included in the S&P 400 when it believes that it would be a cost efficient way of approximating the S&P 400’s performance.

Extended Market Index Series

The Extended Market Index Series may not invest in all of the common stocks in the Completion Total Stock Market Index, or in the same weightings as in the Completion Total Stock Market Index. Instead, the Series might invest in a sample of the stocks included in the Completion Total Stock Market Index based on the Manager’s optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with lower transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Completion Total Stock Market Index as a whole.

Small Cap Index Series

The Small Cap Index Series may not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series might invest in a sample of the stocks included in the Russell 2000 based on the Manager’s optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

International Index Series

The International Index Series will, under normal circumstances, invest in all of the countries represented in the EAFE Index. The Series may not, however, invest in all of the companies within a country represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index as a whole based on the Manager’s optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication.

Enhanced S&P 500 Series

While the Enhanced S&P 500 Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 500, the Series’ investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Manager will overweight or underweight stocks in the portfolio (relative to their weightings in the S&P 500) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Manager believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

The Series will engage in certain types of arbitrage when the Manager sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs).

Enhanced Small Cap Series

While the Enhanced Small Cap Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 600, the Series’ investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Manager may overweight or underweight the portfolio (relative to their weightings in the S&P 600) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Manager believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

The Series will engage in certain types of arbitrage when the Manager sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs).

Enhanced International Series

While the Enhanced International Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series’ investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Manager may overweight or underweight stocks in the portfolio (relative to their weightings in the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Manager believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

The Series will engage in certain types of arbitrage when the Manager sees an opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

Core Bond Enhanced Index Series

While the Core Bond Enhanced Index Series expects the overall weighting of its investments to be close to the capitalization weights of the Aggregate Bond Index, the Series’ investments may not replicate the portfolio weights of the index at all times. Instead, the Manager may overweight or underweight securities in the portfolio (relative to their weightings in the Aggregate Bond Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Manager believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

The Series will engage in certain types of arbitrage when the Manager sees an opportunity to do so. The types of arbitrage the Series may employ include index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a security included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the Aggregate Bond Index, in connection with arbitrage transactions.

The Core Bond Enhanced Index Series may not invest in all of the bonds in the Aggregate Bond Index, or in the same weightings as in the Aggregate Bond Index. Because the Aggregate Bond Index typically includes securities not readily available in the market, the Series may invest in bonds that are not included in the index but that are selected to reflect as closely as practicable characteristics, such as maturity, duration, or credit quality, of bonds, in the index. This may result in different levels of interest rate, credit or other risks from the levels of risks on the securities included in the Aggregate Bond Index. The Core Bond Enhanced Index Series may trade securities to the extent necessary to maintain the duration of certain segments of the portfolio close to the duration of corresponding segments of the index, and, accordingly, the Core Bond Enhanced Index Series may have a higher portfolio turnover rate than the other Series.

The Core Bond Enhanced Index Series may invest in U.S. Treasury bills, notes and bonds and other “full faith and credit” obligations of the U.S. Government. The Core Bond Enhanced Index Series may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. “Agency” securities may not be backed by the “full faith and credit” of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank, the Resolution Trust Corporation and the Government National Mortgage Association. “Agency” obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.

Because the Aggregate Bond Index is composed of investment grade bonds, the Core Bond Enhanced Index Series will invest in corporate bonds rated investment grade, i.e., those rated at least Baa3 by Moody’s Investors Service, Inc. (“Moody’s”) or BBB- by S&P, or the equivalent by another nationally recognized statistical rating organization (“NRSRO”) at the time of purchase or, if unrated, of equal quality in the opinion of the Manager. Corporate bonds ranked in the fourth highest rating category, while considered “investment grade,” have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest ratings categories. In the event that the rating of a security in the Aggregate Bond Index is lowered below Baa or BBB, the Series may continue to hold the security. Such securities rated below investment grade are considered to be speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. Descriptions of the ratings of bonds are contained in Appendix A.

The Series usually will invest a substantial portion of its assets in mortgage-backed securities. Most mortgage-backed securities are issued by Federal government agencies, such as the Government National Mortgage Association (“Ginnie Mae”), or government sponsored enterprises, such as the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Federal National Mortgage Association (“Fannie Mae”). Principal and interest payments on mortgage-backed securities issued by the Federal government agencies are guaranteed by either the Federal government or the government agency. Such securities have very little credit risk but will be subject to prepayment risk and extension risk. Securities issued by certain government agencies and by government sponsored enterprises are not guaranteed by the U.S. government or backed by the full faith and credit of the United States. Mortgage-backed securities that are issued by private corporations rather than Federal agencies have credit risk as well as prepayment risk and extension risk. See “Description of the Series and Their Investments and Risks — Other Investment Policies, Practices and Risk Factors — Mortgage-Backed Securities” in Part B of this Registration Statement.

The Core Bond Enhanced Index Series may also invest in other instruments that “pass through” payments on such obligations, such as collateralized mortgage obligations (“CMOs”).

Other Strategies Applicable to All Series. In addition to the main strategies discussed above, each Series (except as noted below) also invests or engages in the following investments/strategies:

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Borrowing — Each Series may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for the repurchase of interests or for the clearance of transactions.

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Depositary Receipts (S&P 500 Index Series, Small Cap Index Series, Extended Market Series, Mid Cap Index Series and International Index Series) — Each of the S&P 500 Index Series, the Small Cap Index Series and International Index Series may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. Each of the S&P 500 Index Series, the Small Cap Index Series and the International Index Series may invest in unsponsored depositary receipts.

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Derivatives — Each Series may invest in derivative instruments. Each of the S&P 500 Index Series, the Mid Cap Index Series and the Small Cap Index Series may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the applicable index, the Extended Market Index Series may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the Completion Total Stock Market Index or other indices that are highly correlated with the Completion Total Stock Market Index and each of the International Index Series and the Enhanced International Series may at times invest a significant portion of its assets in options and futures contracts correlated with market indices or countries within the EAFE Index. Each of the Enhanced S&P 500 Series, the Enhanced Small Cap Series and the Core Bond Enhanced Index Series may at times invest a significant portion of its assets in options and futures contracts correlated with the applicable index.

Derivatives allow a Series to increase or decrease its exposure to the applicable index (for each of the S&P 500 Index Series, the Mid Cap Index Series, the Extended Market Index Series, the Small Cap Index Series, the Enhanced S&P 500 Series, the Enhanced Small Cap Series and the Core Bond Enhanced Index Series) and to international stocks (for each of the International Index Series and the Enhanced International Series) quickly and at less cost than buying or selling stocks. Each Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, each Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities’ weightings in the target index, and each Enhanced Series may enter into short sales to bias the weightings of stocks in the portfolio (relative to the applicable index) in order to seek to enhance returns.

Each Enhanced Series will also invest in derivatives whenever the Manager believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. Each Enhanced Series may also invest in derivatives in connection with arbitrage transactions. The Enhanced S&P 500 Series and the Enhanced Small Cap Series may each enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the applicable index, in connection with arbitrage transactions. In addition, each Enhanced Series may sell covered call options, and the Enhanced S&P 500 Series and the Core Bond Enhanced Index Series may each sell put options for hedging purposes. The Enhanced International Series may also invest in foreign currency exchange contracts.

Each Series may use derivatives for hedging purposes, including anticipatory hedges, and to seek to enhance returns. A Series is not required to use hedging and may choose not to do so.

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Dollar Rolls (Core Bond Enhanced Index Series) — The Series may also enter into dollar rolls in which the Series sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities (the same type and coupon) on a specified future date from the same party. During the period between the Series’ sale of one security and purchase of a similar security, the Series does not receive principal and interest on the securities sold. The Series will engage in dollar rolls to enhance return and not for the purpose of borrowing.

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Illiquid/Restricted Securities — Each Series may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). They may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public.

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Investment Companies — Each Series has the ability to invest in other investment companies, such as exchange traded funds, unit investment trusts, and open-end and closed-end funds. A Series may invest in affiliated investment companies, including affiliated money market funds and affiliated exchange traded funds.

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New Issues (All Series except International Index Series) — Small Cap Index Series and each Enhanced Series has the ability to invest in new issues. New issues are initial public offerings of equity securities.

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Real Estate Investment Trusts (“REITs”) (S&P 500 Index Series, Small Cap Index Series, Extended Market Series, Mid Cap Index Series and International Index Series) — Each of S&P 500 Index Series, Small Cap Index Series and International Index Series may invest in REITs. REITs are companies that own interests in real estate or in real estate related loans or other interests, and have revenue primarily consisting of rent derived from owned, income producing real estate properties and capital gains from the sale of such properties. REITs can generally be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs. REITs are not taxed on income distributed to shareholders provided they comply with the requirements of the Internal Revenue Code of 1986, as amended.

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Repurchase Agreements — Each Series may enter into certain types of repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price.

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Securities Lending — Each Series may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

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Short-Term Money Market Instruments — Each Series may invest in short-term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements and commingled short-term liquidity funds. To the extent a Series invests in short-term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain full exposure to the index at all times.

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Standby Commitment Agreements (Core Bond Enhanced Index Series) — Standby commitment agreements commit the Series, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to the Series at the option of the issuer.

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When-Issued Securities, Delayed Delivery Securities and Forward Commitments (S&P 500 Index Series, Small Cap Index Series, Extended Market Series, Mid Cap Index Series and Core Bond Enhanced Index Series) — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Series at an established price with payment and delivery taking place in the future. The Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction.

INVESTMENT RISKS

This section contains a discussion of the general risks of investing in a Series. As with any fund, the value of a Series’ investments - and therefore the value of a Series’ interests - may fluctuate. These changes may occur because a particular stock or bond market in which a Series invests is rising or falling, or in response to interest rate changes. In addition, there are specific factors that may affect the value of a particular investment. Also, Series management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of a Series’ investments goes down, you may lose money.

As with any fund, there can be no guarantee that a Series will achieve its investment objective or that a Series’ performance will be positive for any period of time. An investment in a Series is not an investment in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

Main Risk of Investing in a Series. Set forth below are the main risks of investing in a Series (unless otherwise indicated, the risk is applicable to all Series):

Arbitrage/Correlation Risk (Enhanced Series) — Each Enhanced Series may engage in index arbitrage and other types of arbitrage. Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets. Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Manager. Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear. In the event the price discrepancies do not disappear, or if they widen, however, a Series could lose money on an arbitrage trade.

Credit Risk (Core Bond Enhanced Index Series) — Credit risk refers to the possibility that the issuer of a security owned by the Series will not be able to make principal or interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also adversely affect the value of the Series’ investments in the issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Equity Securities Risk (All Series except Core Bond Enhanced Index Series) — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. The value of equity securities purchased by a Series could decline if the financial condition of the companies the Series invests in decline or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

Extension Risk (Core Bond Enhanced Index Series) — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these securities to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

Event Risk (Core Bond Enhanced Index Series) — Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events financed by increased debt. As a result of the added debt, the credit quality and market value of a company’s bonds and/or other debt securities may decline significantly.

Foreign Securities Risk (International Index Series and Enhanced International Series Main Risk; S&P 500 Index Series and Small Cap Index Series Other Risk) — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that a Series will lose money. In particular, a Series is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Certain Risks of Holding Fund Assets Outside the United States — A Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit a Series’ ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Series to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Series can earn on its investments and typically results in a higher operating expense ratio for the Series than for investment companies invested only in the United States.

Currency Risk — Securities and other instruments in which a Series invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of a Series’ portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair a Series’ ability to purchase or sell foreign securities or transfer the Series’ assets or income back into the United States, or otherwise adversely affect the Series’ operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of a Series’ investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Series’ investments.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for a Series to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company’s financial condition.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for a Series to carry out transactions. If a Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Series cannot settle or is delayed in settling a sale of securities, may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Series could be liable for any losses incurred.

Index Fund Risk (Index Series) — An index fund has operating and other expenses while an index does not. As a result, while each Index Series will attempt to track the applicable index as closely as possible, it will tend to underperform the index to some degree over time. If an index fund is properly correlated to its stated index, the fund will perform poorly when the index performs poorly.

Interest Rate Risk (Core Bond Enhanced Index Series) — Interest rate risk is the risk that prices of fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer-term securities generally change more in response to interest rate changes than prices of shorter-term securities. The Series may lose money if short-term or long-term interest rates rise sharply or otherwise change in a manner not anticipated by the Manager.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Series invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Series management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

Mortgage-Backed Securities Risk (Core Bond Enhanced Index Series) — Mortgage-backed securities (residential and commercial) represent interests in “pools” of mortgages. Although commercial mortgage-backed securities (“CMBS”) generally experience less prepayment than residential mortgage-backed securities, mortgage-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. These securities also are subject to the risk of default on the underlying mortgage, particularly during periods of economic downturn. Certain CMBS are issued in several classes with different levels of yield and credit protection. The Series’ investments in CMBS with several classes may be in the lower classes that have greater risks than the higher classes, including greater interest rate, credit and prepayment risks.

Mortgage-backed securities may be either pass-through securities or collateralized mortgage obligations (“CMOs”). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (“tranches”) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (“IOs”), principal only (“POs”) or an amount that remains after floating-rate tranches are paid (an “inverse floater”). These securities are frequently referred to as “mortgage derivatives” and may be extremely sensitive to changes in interest rates. Interest rates on inverse floaters, for example, vary inversely with a short-term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short-term rates increase, and will increase when short-term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Series invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Series management, it is possible that the Series could lose all or substantially all of its investment.

The mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain of the Series’ mortgage-related investments. Delinquencies and losses on mortgage loans (including subprime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of real-estate values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Also, a number of mortgage loan originators have recently experienced serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

        Prepayment Risk (Core Bond Enhanced Index Series) — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Series may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

        Small Cap Securities Risk (Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and Enhanced Small Cap Series) — Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, a Series’ investment in a small cap company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well-known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The securities of small cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap securities requires a longer-term view.

Other Risks of Investing in a Series. Each Series (unless otherwise noted) may also be subject to certain other risks associated with its investments and investment strategies, including:

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Series interests and in the return on a Series’ portfolio. Borrowing will cost a Series interest expense and other fees. The costs of borrowing may reduce a Series’ return. Borrowing may cause a Series to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

Depositary Receipts Risk (S&P 500 Index Series, Small Cap Index Series, Extended Market Series, Mid Cap Index Series and International Index Series) — The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Derivatives Risk — A Series’ use of derivatives may reduce the Series’ returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of a Series’ use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of a Series to sell or otherwise close a derivatives position could expose the Series to losses and could make derivatives more difficult for a Series to value accurately. A Series could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, the Manager may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause a Series’ derivatives positions to lose value.

If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Series could receive lower interest payments or experience a reduction in the value of the derivative to below what that Series paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

When a derivative is used as a hedge against a position that a Series holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Series’ hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax.

Dollar Roll Transaction Risk (Core Bond Enhanced Index Series) — Dollar roll transactions involve the risk that the market value of the securities the Series is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom the Series sells securities becomes insolvent, the Series’ right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the adviser’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

Expense Risk — Series expenses are subject to a variety of factors, including fluctuations in the Series’ net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Series’ net assets decrease due to market declines or redemptions, the Series’ expenses will increase as a percentage of Series net assets. During periods of high market volatility, these increases in the Series’ expense ratio could be significant.

Investment in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Series acquires shares of investment companies, including ones affiliated with the Series, interestholders bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of the investment companies. To the extent a Series is held by an affiliated fund, the ability of the Series itself to hold other investment companies may be limited.

Leverage Risk — Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose a Series to greater risk and increase its costs. The use of leverage may cause a Series to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Series’ portfolio will be magnified when the Series uses leverage.

Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. A Series’ investments in illiquid securities may reduce the returns of the Series because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Series’ principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Series will tend to have the greatest exposure to liquidity risk. Liquid investments may become illiquid after purchase by the Series, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Series is forced to sell these investments to meet redemption requests or for other cash needs, the Series may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Series, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

“New Issues” Risk (All Series except International Index Series) — “New issues” are initial public offerings (“IPOs”) of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Series. However, there is no assurance that the Series will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performances. The investment performance of the Series during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Series is able to do so. In addition, as the Series increases in size, the impact of IPOs on the Series’ performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the initial public offering. When an initial public offering is brought to the market, availability may be limited and the Series may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

REIT Investment Risk (S&P 500 Index Series, Small Cap Index Series, Extended Market Series, Mid Cap Index Series and International Index Series) — In addition to the risks facing real estate-related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.

Repurchase Agreements Risk — If the other party to a repurchase agreement defaults on its obligation under the agreement, a Series may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, a Series may lose money.

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Series.

Short Sales Risk — Because making short sales in securities that it does not own exposes a Series to risks associated with those securities, such short sales involve speculative exposure risk. A Series will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which a Series replaces the security sold short. As a result, if a Series makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Series will realize a gain if the security declines in price between those dates. There can be no assurance that a Series will be able to close out a short sale position at any particular time or at an acceptable price. Although a Series’ gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. A Series may pay transaction costs and borrowing fees in connection with short sales. A Series may also incur dividend expense representing the dividends paid to lenders of borrowed securities. The amount of such expense will vary depending on whether the securities a Series sells short pay dividends and the amount of those dividends.

Sovereign Debt Risk (International Index Series, Core Bond Enhanced Index Series and Enhanced International Series) — Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.

Standby Commitment Agreement Risk (Core Bond Enhanced Index Series) — Standby commitment agreements involve the risk that the security the Series buys will lose value prior to its delivery to the Series and will no longer be worth what the Series has agreed to pay for it. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security. In this case, the Series loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

When-Issued Securities, Delayed Delivery Securities and Forward Commitments Risk (S&P 500 Index Series, Small Cap Index Series, Extended Market Index Series, Mid Cap Index Series and Core Bond Enhanced Index Series) — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Series loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Master LLC’s top ten holdings are available on a monthly basis at www.blackrock.com generally within 5 business days after the end of the month to which the information applies.

Item 10.	Management, Organization, and Capital Structure.

(a)(1) Manager

BlackRock manages all of the Series’ investments subject to the oversight of the Board of Directors of the Master LLC (the “Board of Directors” or the “Board”). While the Manager is ultimately responsible for the management of each Series, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.

The Master LLC, on behalf of each Series, has entered into an agreement with the Manager (the “Management Agreement”) pursuant to which the Manager receives compensation paid on a monthly basis for its services to each Series. Under the Management Agreement, the Master LLC pays the Manager a fee based on each Series’ average daily net assets, shown below:

Name of Series[1]	Contractual Management Fee Rate[2]	Management Fee Rate For the Fiscal Year Ended December 31, 2010 (reflects fee waiver where) applicable)
S&P 500 Index Series[3]	0.01%	0.005%
Small Cap Index Series[4]	0.01%	0.000%
Core Bond Enhanced Index Series[5]	0.01%	0.008%
International Index Series[4]	0.01%	0.004%
Enhanced S&P 500 Series	0.01%	0.006%
Enhanced Small Cap Series	0.01%	0.006%
Enhanced International Series[6]	0.01%	0.000%
Mid Cap Index Series	0.01%	0.007%
Extended Market Index Series[4]	0.01%	0.007%

[1]	BlackRock may waive a portion of each Series’ management fee in connection with such Series’ investment in an affiliated money market fund.
[2]	Excluding any fee waivers and reimbursements which may have been applicable.
[3]	BlackRock has contractually agreed to waive fees in order to ensure that management fees payable by the Series will not exceed 0.005% of average daily net assets through April 30, 2012.
[4]

BlackRock has entered into a contractual arrangement with the Master LLC on behalf of Small Cap Index Series, International Index Series and Extended Market Index Series and the corresponding Feeder Funds under which BlackRock will waive and/or reimburse fees and/or expenses in order to limit total operating expenses incurred to 0.08%, 0.12% and 0.12%, respectively, of the applicable Series’ average daily net assets.

[5]

BlackRock has entered into a contract with the Master LLC and the Corporation on behalf of Core Bond Enhanced Index Series and certain corresponding feeder funds that provides that BlackRock will waive and/or reimburse fees and/or expenses in order to ensure that the management fee for the Series, when combined with the administration fee of any corresponding feeder fund, will not exceed 0.20%.

[6]

BlackRock has entered into a voluntary arrangement with Enhanced International Series under which total operating expenses will not exceed 0.12%. This voluntary fee arrangement may be reduced or discontinued at any time.

The Manager has retained BlackRock Investment Management, LLC (“BIM”), an affiliate, to act as sub-adviser to S&P 500 Index Series, Small Cap Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series, Mid Cap Index Series and Extended Market Index Series under which the Manager pays BIM a monthly fee at an annual rate equal to a percentage of the management fee (after waivers and reimbursements, if any) paid to the Manager. BIM is responsible for the day-to-day management of these Series.

The Manager has retained BlackRock Financial Management, Inc. (“BFM”), an affiliate, to act as sub-adviser to Core Bond Enhanced Index Series. The Manager pays BFM a monthly fee at an annual rate equal to a percentage of the management fee (after waivers and reimbursements, if any) paid to the Manager. BFM is responsible for the day-to-day management of this Series.

For a discussion of the basis for the Board’s most recent approval of the management agreements of S&P 500 Index Series, Small Cap Index Series and International Index Series, please see the Series’ semi-annual shareholder report for the period ended June 30, 2010. For a discussion of the basis for the Board’s most recent approval of the management agreement of the other Series, please see the Series’ annual shareholder report for the period ended December 31, 2010.

The Manager was organized in 1994 to perform advisory services for investment companies. BIM is a registered investment adviser and a commodity pool operator organized in Delaware in 1999. BFM is a registered investment adviser organized in Delaware in 1994. The Manager and its affiliates had approximately $3.648 trillion in investment company and other portfolio assets under management as of March 31, 2011.

Conflicts of Interest. The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholders, Merrill Lynch & Co., Inc. and its affiliates, including Bank of America Corporation (each a “BAC Entity”), and Barclays Bank PLC and its affiliates, including Barclays PLC (each a “Barclays Entity”) (for convenience the BAC Entities and Barclays Entities are collectively referred to in this section as the “Entities” and each separately is referred to as an “Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Series and its interestholders. BlackRock and its Affiliates or the Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of a Series. BlackRock and its Affiliates or the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Series. One or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Series directly and indirectly invest. Thus, it is likely that a Series will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. One or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of a Series and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Series. The trading activities of these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Series and may result in an Affiliate or an Entity having positions that are adverse to those of a Series. No Affiliate or Entity is under any obligation to share any investment opportunity, idea or strategy with the Series. As a result, an Affiliate or an Entity may compete with a Series for appropriate investment opportunities. The results of the Series’ investment activities, therefore, may differ from those of an Affiliate or an Entity and of other accounts managed by an Affiliate or an Entity, and it is possible that the Series could sustain losses during periods in which one or more Affiliates or Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Series may, from time to time, enter into transactions in which an Affiliate or an Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Series. Transactions by one or more Affiliate- or Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Series. The Series’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates or Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Series may invest in securities of companies with which an Affiliate or an Entity has or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments. The Series also may invest in securities of companies for which an Affiliate or an Entity provides or may some day provide research coverage. An Affiliate or an Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend a Series or who engage in transactions with or for the Series, and may receive compensation for such services. The Series may also make brokerage and other payments to Affiliates or Entities in connection with the Series’ portfolio investment transactions.

An Entity may maintain securities indices as part of their product offerings. Index-based funds seek to track the performance of securities indices and may use the name of the index in the fund name. Index providers, including Entities, may be paid licensing fees for the use of their indices or index names. Entities will not be obligated to license their indices to BlackRock, and BlackRock cannot be assured that the terms of any index licensing agreement with the Entities will be as favorable as those terms offered to other index licensees.

Under a securities lending program approved by the Board of the Master LLC, on behalf of the Series, has retained an Affiliate of BlackRock to serve as the securities lending agent for the Series to the extent that the Series participate in the securities lending program. For these services, the lending agent may receive a fee from the Series, including a fee based on the returns earned on the Series’ investment of the cash received as collateral for the loaned securities. In addition, one or more Entities may be among the entities to which the Series may lend their portfolio securities under the securities lending program.

The activities of Entities may give rise to other conflicts of interest that could disadvantage the Series and their interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this registration statement for further information.

(a) (2) Portfolio Managers

Mid Cap Index Series and Extended Market Index Series

Each Series is managed by a team of financial professionals. Information about Edward Corallo, Christopher Bliss, CFA, CPA, Jennifer Hsui, CFA, and Creighton Jue, CFA, the portfolio managers of each Series, is set forth below.

Name	Primary Role	Since	Title and Recent Biography
Edward Corallo	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including settling each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2010	Managing Director of BlackRock, Inc. since 2009; Head of portfolio management in the Index Equity Group at BlackRock, Inc. since 2009; Principal of Barclays Global Investors (“BGI”) from 1998 to 2009.

Christopher Bliss, CFA, CPA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including settling each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. in 2009; Principal of BGI from 2005 to 2009.

Jennifer Hsui, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including settling each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2009 to 2010; Principal of BGI from 2007 to 2009; Associate of BGI from 2006 to 2007.

Creighton Jue, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including settling each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2009 to 2010; Principal of BGI from 2004 to 2009.

International Index Series and Small Cap Index Series

Each Series is managed by a team of financial professionals. Information about Edward Corallo, Christopher Bliss, CFA, CPA, Jennifer Hsui, CFA, and Creighton Jue, CFA, the portfolio managers of each Series, is set forth below.

Name	Primary Role	Since	Title and Recent Biography
Edward Corallo	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including settling each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2010	Managing Director of BlackRock, Inc. since 2009; Head of portfolio management in the Index Equity Group at BlackRock, Inc. since 2009; Principal of Barclays Global Investors (“BGI”) from 1998 to 2009.

Christopher Bliss, CFA, CPA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. in 2009; Principal of BGI from 2005 to 2009.

Jennifer Hsui, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2009 to 2010; Principal of BGI from 2007 to 2009; Associate of BGI from 2006 to 2007.

Creighton Jue, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2009 to 2010; Principal of BGI from 2004 to 2009.

S&P 500 Index Series

Each Series is managed by a team of financial professionals. Information about Edward Corallo, Christopher Bliss, CFA, CPA, Diane Hsiung, Jennifer Hsui, CFA, Creighton Jue, CFA, and Greg Savage, CFA, the portfolio managers of each Series, is set forth below.

Name	Primary Role	Since	Title and Recent Biography
Edward Corallo	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including settling each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2010	Managing Director of BlackRock, Inc. since 2009; Head of portfolio management in the Index Equity Group at BlackRock, Inc. since 2009; Principal of Barclays Global Investors (“BGI”) from 1998 to 2009.

Christopher Bliss, CFA, CPA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. in 2009; Principal of BGI from 2005 to 2009.

Diane Hsiung	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Director of BlackRock, Inc. since 2009; Principal of BGI from 2007 to 2009; Associate of BGI from 2002 to 2007.

Jennifer Hsui, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2009 to 2010; Principal of BGI from 2007 to 2009; Associate of BGI from 2006 to 2007.

Creighton Jue, CFA	Jointly and primarily responsible for the day-to-day management of each Series’ portfolio, including setting each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2009 to 2010; Principal of BGI from 2004 to 2009.

Greg Savage, CFA	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series.	2011	Managing Director of BlackRock, Inc since 2009; Director of BlackRock, Inc. in 2009; Principal of BGI from 2007 to 2009; Associate of BGI from 1999 to 2007.

Core Bond Enhanced Index Series

The Series in managed by a team of financial professionals. Information about Matthew Marra and Brian Weinstein, the portfolio managers of the Series, is set forth below.

Name	Primary Role	Since	Title and Recent Biography
Matthew Marra	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2006	Deputy Head of Retail and Mutual Fund Products of BlackRock, Inc. and Co-head of Mutual Fund Multi Sector Portfolios since 2010; Managing Director of BlackRock, Inc. since 2006; Director of BlackRock, Inc. from 2002 to 2005.

Brian Weinstein	Jointly and primarily responsible for the day-to-day management of the Series’ portfolio, including setting the Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2011	Managing Director of BlackRock, Inc. Since 2008; Director of BlackRock, Inc. in 2007; Vice President of BlackRock, Inc. from 2005 to 2006.

Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series

Name	Primary Role	Since	Title and Recent Biography
Leon Roisenberg	Primarily responsible for the day-to-day management of each Series’ portfolio, including setting each Series’ overall investment strategy and overseeing the management of the Series’ portfolio.	2006	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2006 to 2009; Director of MLIM from 2001 to 2006.

For more information about the portfolio managers’ compensation, other accounts they manage and their ownership of Series interests, please see Part B of this Registration Statement.

From time to time a manager, analyst, or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Series are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any Series.

(a)(3) Legal Proceeding. Not applicable.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC or any Series, investors, including any Feeder Funds, would be entitled to share, in proportion to their investment in the Master LLC or Series (as the case may be), in the assets of the Master LLC or Series available for distribution to investors.

Effective June 15, 2007, the Master LLC was reorganized into a Delaware limited liability company. The Master LLC consists of nine Series. Each investor is entitled to a vote in proportion to its investment in the Master LLC or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Master LLC reserves the right to create and issue interests in additional Series.

With respect to those Series that have Feeder Funds, smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Series of the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the applicable Series of the Master LLC in accordance with its pro rata interests in that Series.

Except as set forth below, investments in the Master LLC may not be transferred except with the prior written consent of all of the Directors and all of the remaining investors in the Master LLC, but an investor, including any Feeder Fund, may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange (the “Exchange” or “NYSE”) is open at net asset value.

Item 11.	Shareholder Information.

Pricing of Interests in the Master LLC

Each Series’ assets and liabilities are valued primarily on the basis of market quotations. Equity investments are valued at market value, which is generally determined using the last reported sale price on the exchange or market on which the security is primarily traded at the time of valuation. Each Series values fixed income portfolio securities using market prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Master LLC’s Board of Directors. Short-term debt securities with remaining maturities of 60 days or less are valued on the basis of amortized cost.

Generally, trading in foreign securities, U.S. government securities, money market instruments and certain fixed income securities is substantially completed each day at various times prior to the close of business on the Exchange. The values of such securities used in computing the net asset value of a Series’ interest are determined as of such times.

When market quotations are not readily available or are not believed by BlackRock to be reliable, a Series’ investments are valued at fair value. Fair value determinations are made by BlackRock in accordance with procedures approved by the Master LLC’s Board of Directors. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or liability is thinly traded (e.g., municipal securities and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing a Series’ assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Series. Foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining a Series’ net asset value.

Each Series may accept orders from certain authorized financial intermediaries or their designees. A Series will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Series after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Purchase of Interests in the Master LLC

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Series of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series’ custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the respective Series.

Each Series reserves the right to cease accepting investments at any time or to reject any investment order.

Redemption of Interests in the Master LLC

An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Interests will normally be redeemed for cash upon receipt of a request in proper form, although each Series retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Series assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. Each Series has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that each Series is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Series. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. Investments in any Series of the Master LLC may not be transferred without the prior written consent of all of the Directors and the remaining investors in the Master LLC.

Dividends and Distributions; Tax Consequences

Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for Federal income tax purposes which will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series’ ordinary income and capital gain, losses, deductions and credits in determining its Federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder.

It is the policy of the Series to make distributions to investors only pursuant to specific requests for redemption of interests of the Series. It is intended that each Series’ assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the regulated investment company requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.

Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short-term trading and the Board of Directors has not adopted procedures to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading” in Part A of the BlackRock Registration Statement for more information.

Item 12.	Distribution Arrangements.

Multiple Class and Master/Feeder Funds

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC. When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the BlackRock Registration Statement under “ Account Information — Master/Feeder Structure.”

Distribution and Sales Load

Investments in a Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each day the Exchange is open for trading. Effective October 1, 2008, the Master LLC’s sole placement agent is BlackRock Investments, LLC (the “Placement Agent”). Prior to October 1, 2008, FAM Distributors, Inc. (“FAMD”) and BlackRock Distributors, Inc. acted as co-placement agents for the Master LLC.

PART B

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Quantitative Master Series LLC, dated April 29, 2011, as it may be revised from time to time (the “Master LLC’s Part A”).

Item 14.	Cover Page and Table of Contents

Quantitative Master Series LLC (the “Master LLC”) currently consists of nine series: Master S&P 500 Index Series (“S&P 500 Index Series”), Master Mid Cap Index Series (“Mid Cap Index Series”), Master Extended Market Index Series (“Extended Market Index Series”), Master Small Cap Index Series (“Small Cap Index Series”), Master Core Bond Enhanced Index Series (“Core Bond Enhanced Index Series”), Master International Index Series (“International Index Series”), Master Enhanced S&P 500 Series (“Enhanced S&P 500 Series”), Master Enhanced Small Cap Series (“Enhanced Small Cap Series”) and Master Enhanced International Series (“Enhanced International Series”) (each, a “Series” and together, the “Series”). S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and International Index Series may each be individually referred to as an “Index Series” and are collectively referred to as the “Index Series.” Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series and Core Bond Enhanced Index Series may each be individually referred to as an “Enhanced Series” and are collectively referred to as the “Enhanced Series.”

This Registration Statement has been prepared as a single document consisting of parts A, B and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) and copies can be obtained, without charge, by calling the Master LLC at 1-800-441-7762, or by writing to Quantitative Master Series LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809.

The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of BlackRock Index Funds, Inc. (the “Corporation”), dated April 29, 2011 (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement is the prospectus of the Corporation.

To date, the Corporation consists of three series: BlackRock S&P 500 Index Fund (“S&P 500 Index Fund”), BlackRock Small Cap Index Fund (“Small Cap Index Fund”) and BlackRock International Index Fund (“International Index Fund”). Each series of the Corporation as well as BlackRock Index Equity Portfolio (“Index Equity Portfolio”) of BlackRock FundsSM invests all of its investable assets in interests in the corresponding Series of the Master LLC (i.e., S&P 500 Index Series, Small Cap Index Series and International Index Series) and may be referred to herein as a “Fund.” Each Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

A consolidated table of contents for this Registration Statement is included on page 2 of the Master LLC’s Part A.

Item 15.	Master LLC History

The Master LLC was organized as a Delaware statutory trust on August 28, 1996 under the name Merrill Lynch Index Trust. On August 2, 1999, the Master LLC was renamed Index Master Series Trust and on December 21, 1999 was renamed Quantitative Master Series Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to Quantitative Master Series LLC. S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Core Bond Enhanced Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series are each separate series of the Master LLC. From August 2, 1999 through February 15, 2002, the International Index Series was named the International (Capitalization Weighted) Index Series. Prior to March 31, 2007, Core Bond Enhanced Index Series was named the Aggregate Bond Index Series.

Item 16.	Description of the Series and Their Investments and Risks

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

About Indexing and Management of the Index Series

About Indexing. The Index Series are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Index Series, utilizing essentially a “passive” or “indexing” investment approach, seeks to replicate, before each Series’ expenses (which can be expected to reduce the total return of the Series), the total return of its respective index.

Indexing and Managing the Series. Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its net assets in securities or other financial instruments that are components of or have economic characteristics similar to securities included in the applicable index. For this purpose, net assets include any borrowings for investment purposes.

Because each Index Series seeks to replicate the total return of its respective index, generally the Manager will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Manager may omit or remove a security which is included in an index from the portfolio of an Index Series if, following objective criteria, the Manager judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

The Manager may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon a target index). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to an Index Series or by an Index Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Manager will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Manager may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities’ weightings in the target index.

Each Index Series’ ability to replicate the total return of its applicable index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Index Series, taxes (including foreign withholding taxes, which will affect the International Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Index Series, and the timing and amount of Index Series investors’ contributions and withdrawals, if any. In addition, each Index Series’ total return will be affected by incremental operating costs (e.g., transfer agency and accounting) that will be borne by the Index Series. Under normal circumstances, it is anticipated that each Index Series’ total return over periods of one year and longer will, on a gross basis and before taking into account expenses (incurred at either the Series or a Feeder Fund level) be within 10 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the S&P 500 Index Series, 50 basis points for the Mid Cap Index Series, 50 basis points for the Extended Market Index Series, 100 basis points for the Small Cap Index Series, and 50 basis points for the International Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Directors will consider alternative strategies for the Index Series. Information regarding correlation of an Index Series’ performance to that of a target index may be found in the Index Series’ annual report.

About Enhanced Indexing and Management of the Enhanced Series

About Enhanced Indexing. In seeking to provide a total return exceeding the respective index, the Enhanced Series utilize essentially a “passive” or “indexing” investment approach which, for the most part, does not involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. However, each Enhanced Series does perform some analysis by screening the companies in its index to identify those that, on an overall basis, exhibit statistical characteristics the Manager believes are associated with outperformance over time.

Each Enhanced Series’ ability to exceed the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the Enhanced International Series and the Core Bond Enhanced Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Enhanced Series, and the timing and amount of Enhanced Series investor contributions and withdrawals, if any. There can be no assurance that an Enhanced Series will exceed the total return of its applicable index. In the event that an Enhanced Series, over time, does not exceed the total return of its index, the Directors will consider alternative strategies for the Enhanced Series.

Certain types of securities in which an Enhanced Series may invest and certain investment practices that the Enhanced Series may employ are discussed more fully below.

Other Investment Policies, Practices and Risk Factors

Cash Management. Generally, the Manager will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Manager, a portion of a Series’ assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of: (i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions (“U.S. Government Securities”); (ii) other fixed-income securities rated Aa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or AA or higher by Standard & Poor’s (“S&P”) or, if unrated, of comparable quality in the opinion of the Manager; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers’ acceptances; and (v) repurchase agreements. At the time any Series invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer’s parent must have outstanding debt rated Aa or higher by Moody’s or AA or higher by S&P or outstanding commercial paper, bank obligations or other short-term obligations rated Prime-1 by Moody’s or A-1 by S&P or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Manager.

Dollar Rolls. The Core Bond Enhanced Index Series may enter into dollar rolls, in which the Series will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, the Core Bond Enhanced Index Series forgoes principal and interest paid on the securities sold. In a sale of securities, the Core Bond Enhanced Index Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”) as well as by the interest earned on the cash proceeds of the initial sale. In a purchase, the Core Bond Enhanced Index Series will benefit from the difference between the current purchase price and the forward price for the future sale.

Dollar rolls involve the risk that the market value of the securities subject to the Core Bond Enhanced Index Series’ forward purchase commitment may decline below the price of the securities the Core Bond Enhanced Index Series has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Core Bond Enhanced Index Series’ use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Core Bond Enhanced Index Series’ obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques which can be deemed to involve leverage. At the time the Core Bond Enhanced Index Series sells securities and agrees to repurchase securities at a future date, it will segregate liquid assets with a value equal to the repurchase price. The Core Bond Enhanced Index Series may engage in dollar roll transactions to enhance return. Each dollar roll transaction is accounted for as a sale or purchase of a portfolio security and a subsequent purchase or sale of a substantially similar security in the forward market.

Short Sales. Each Series may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize gain when a security that the Series does not own declines in value. When a Series makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale, as collateral for its obligation to deliver the security upon conclusion of the sale. A Series may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities. The Series may incur dividend expense representing the dividends paid to lenders of borrowed securities. The amount of such expense will vary depending on whether the securities the Series sells short pay dividends and the amount of those dividends.

A Series secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, a Series is required to segregate similar collateral, if necessary, so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which the Series borrowed the security regarding payment received by the Series on such security, a Series may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

Because making short sales in securities that it does not own exposes a Series to the risks associated with those securities, such short sales involve speculative exposure risk. As a result, if a Series makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Series will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Series replaces the borrowed security. A Series will realize a gain if the security declines in price between those dates. There can be no assurance that a Series will be able to close out a short sale position at any particular time or at an acceptable price. Although a Series’ gain is limited to the price at which it sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.

A Series may also make short sales “against the box” without being subject to any limitations. In this type of short sale, at the time of the sale, the Series owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Cash Flows; Expenses. The ability of the Index Series and the Enhanced Series to satisfy their respective investment objectives depends to some extent on the Manager’s ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series’ investments). The Manager will make investment changes to a Series’ portfolio to accommodate cash flow while continuing to seek to replicate or exceed, as the case may be, the total return of the Series’ target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, and any incremental operating costs (e.g., transfer agency and accounting costs) that will be borne by the Series. Finally, since each Index Series seeks to replicate the total return of its target index, the

Manager generally will not attempt to judge the merits of any particular security as an investment. With respect to the Enhanced Series, the Manager does perform some analysis by screening the companies in its index to identify those that exhibit statistical characteristics the Manager believes are associated with outperformance over time.

Investment in Fixed-Income Securities. Because the Core Bond Enhanced Index Series will invest in fixed-income securities, it will be subject to the general risks inherent in such securities, primarily interest rate risk, credit risk and, with respect to certain types of fixed-income securities, prepayment risk and extension risk.

Interest rate risk is the potential for fluctuations in bond prices due to changing interest rates. As a rule bond prices vary inversely with interest rates. If interest rates rise, bond prices generally decline; if interest rates fall, bond prices generally rise. In addition, for a given change in interest rates, longer-maturity bonds generally fluctuate more in price than shorter-maturity bonds. To compensate investors for these larger fluctuations, longer-maturity bonds usually offer higher yields than shorter-maturity bonds, other factors, including credit quality, being equal. These basic principles of bond prices also apply to U.S. Government Securities. A security backed by the “full faith and credit” of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

Credit risk is the possibility that an issuer of securities held by the Core Bond Enhanced Index Series will be unable to make payments of either interest or principal when due or will be perceived to have a diminished capacity to make such payments in the future. The credit risk of the Core Bond Enhanced Index Series is a function of the diversification and credit quality of its underlying securities.

Prepayment risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be prepaid at any time. As a general rule, prepayments increase during a period of falling interest rates and decrease during a period of rising interest rates. As a result of prepayments, in periods of declining interest rates the Core Bond Enhanced Index Series may be required to reinvest its assets in securities with lower interest rates. In periods of increasing interest rates, certain types of mortgage-backed securities may be paid off more slowly, with the effect that the mortgage-backed securities held by the Core Bond Enhanced Index Series may exhibit price characteristics of longer-term debt securities.

Extension risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be repaid more slowly than anticipated. As a general rule, extensions increase during a period of rising interest rates, and decrease during a period of falling interest rates. As a result, during periods of rising interest rates the average maturity of the Core Bond Enhanced Index Series’ portfolio may increase, thus increasing the Series’ exposure to interest rate risk.

The Core Bond Enhanced Index Series may also be exposed to event risk, which includes the possibility that fixed-income securities held by the Core Bond Enhanced Index Series may suffer a substantial decline in credit quality and market value due to issuer restructurings. Certain restructurings such as mergers, leveraged buyouts, takeovers or similar events, are often financed by a significant expansion of corporate debt. As a result of the added debt burden, the credit quality and market value of a firm’s existing debt securities may decline significantly. Other types of restructurings (such as corporate spinoffs or privatizations of governmental or agency borrowers or the termination of express or implied governmental credit support) may also result in decreased credit quality of a particular issuer.

The corporate substitution strategy used by the Core Bond Enhanced Index Series (discussed above) may increase or decrease the Core Bond Enhanced Index Series’ exposure to the foregoing risks relative to those of the Aggregate Bond Index.

Foreign Investment Risks

The U.S. Government has from time to time imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the International Index Series and Enhanced International Series (together, the “International Series”) and, to a lesser extent, the S&P 500 Index Series and the Small Cap Index Series. If such restrictions should be reinstituted, it might become necessary for each International Index Series to invest all or substantially all of its assets in U.S. securities. In such event, the International Series would review its investment objective and investment policies to determine whether changes are appropriate.

An International Series’ ability and decision to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the interests of an International Series are redeemable on a daily basis in U.S. dollars, each International Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy although there can be no assurance in this regard.

Securities issued by certain companies organized outside the United States may not be deemed to be foreign securities (but rather deemed to be U.S. securities) if (i) the company’s principal operations are conducted from the U.S., (ii) the company’s equity securities trade principally on a U.S. stock exchange, (iii) the company does a substantial amount of business in the U.S or (iv) the issuer of the securities is included in a Series’ primary U.S. benchmark index.

Foreign Market Risk. Since an International Series and, to a lesser extent, the S&P 500 Index Series and the Small Cap Index Series, may invest in foreign securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that an International Series or, to a lesser extent, the S&P 500 Index Series and the Small Cap Index Series, will lose money. In particular, an International Series is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for an International Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the ability of an International Series, the S&P 500 Series or the Small Cap Series to purchase or sell foreign securities or transfer the assets or income of an International Series, the S&P 500 Series or the Small Cap Series back into the United States, or otherwise adversely affect such Series’ operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Currency Risk. Securities in which an International Series invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of an International Series’ portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Sovereign Debt. Each of Core Bond Enhanced Index Series, International Index Series and Enhanced International Series may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investment in sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

Holders of sovereign debt, including the Series, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Series may have few or no effective legal remedies for collecting on such debt.

Certain Risks of Holding Fund Assets Outside the United States. An International Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the ability of an International Series, the S&P 500 Series or the Small Cap Index Series to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for an International Series and, to a lesser extent, the S&P 500 Index Series and the Small Cap Index Series, to buy, sell and hold securities in certain foreign markets than in the U.S. The increased expense of investing in foreign markets reduces the amount an International Series and, to a lesser extent, the S&P 500 Index Series and the Small Cap Index Series, can earn on investments and typically results in a higher operating expense ratio for the Series than investment companies invested only in the U.S.

Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for an International Series to carry out transactions. If an International Series, the S&P 500 Index Series or the Small Cap Index Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If an International Series, the S&P 500 Index Series or the Small Cap Index Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, an International Series, the S&P 500 Index Series or the Small Cap Index Series could be liable to that party for any losses incurred.

Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Other countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on non-public information about the company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company’s financial condition.

Risks Associated with Portfolio Securities

When-Issued Securities, Delayed Delivery and Forward Commitments. The Core Bond Enhanced Index Series may purchase or sell securities that it is entitled to receive on a when-issued basis. The Core Bond Enhanced Index Series may also purchase or sell securities on a delayed delivery basis and/or through a forward commitment (including on a “TBA” (to be announced) basis). These transactions involve the purchase or sale of securities by the Series at an established price with payment and delivery taking place in the future. The Core Bond Enhanced Index Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction. The Core Bond Enhanced Index Series has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Core Bond Enhanced Index Series purchases securities in these transactions, the Series segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Series’ purchase price. The Core Bond Enhanced Index Series may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

Illiquid or Restricted Securities. Each Series may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Series’ assets in illiquid securities may restrict the ability of a Series to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute when a Series’ operations require cash, such as when the Series redeems interests or pays dividends, and could result in the Series borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

Each Series may invest in securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act” or the “1933 Act”) or that are subject to trading restrictions under the laws of a foreign jurisdiction (“restricted securities”). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Series or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Series are required to be registered under the securities laws of one or more jurisdictions before being resold, the Series may be required to bear the expenses of registration. Certain of a Series’ investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources or they may be dependent on a limited management group. In making investments in such securities, a Series may obtain access to material non-public information which may restrict the Series’ ability to conduct portfolio transactions in such securities.

144A Securities. Each Series may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Board of Directors has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board of Directors. The Board of Directors has adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Board of Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Directors will carefully monitor each Series’ investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Standby Commitment Agreements. The Core Bond Enhanced Index Series may enter into standby commitment agreements. These agreements commit the Core Bond Enhanced Index Series for a stated period of time to purchase a stated amount of securities which may be issued and sold to the Series at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Core Bond Enhanced Index Series is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Core Bond Enhanced Index Series will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Series. The Core Bond Enhanced Index Series will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Core Bond Enhanced Index Series segregates liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Core Bond Enhanced Index Series may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Core Bond Enhanced Index Series’ net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government Securities, or an affiliate thereof, or with other entities which the Manager otherwise deems to be creditworthy. Under a repurchase agreement, the seller agrees, upon entering into the contract with a Series, to repurchase the security at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although, with respect to the International Series, it may be affected by currency fluctuations. The price at which the trades are conducted does not reflect accrued interest or dividends on the underlying obligation. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Series will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Series but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, a Series may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate, the rate of return to a Series shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, a Series would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. A Series may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days together with all other illiquid securities.

Convertible Securities. The Enhanced Small Cap Series may invest in convertible securities. Convertible securities are generally debt securities or preferred stocks that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible security’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible security also has the same types of market and issuer risk as the underlying common stock.

Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Manager will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Series are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to a convertible security denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Series are authorized to enter into foreign hedging transactions in which they may seek to reduce the effect of such fluctuations.

Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the underlying common stock, the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Series is called for redemption, the Series will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Warrants. The Enhanced Series may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Series a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.

New Issues. The Enhanced Series and the Small Cap Index Series may purchase new issues, which are initial public offerings (“IPOs”) of equity securities. The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and a Series may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks. IPOs have the potential to produce substantial gains. There is no assurance that any Series will have access to profitable IPOs and therefore investors should not rely on any past gains from IPOs as an indication of future performance. The investment performance of a Series during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when it is able to do so. In addition, as a Series increases in size, the impact of IPOs on its performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods.

Securities Lending. Each Series may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Series receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Series maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Series receives the income on the loaned securities. When a Series receives securities as collateral, the Series receives a fee for its loans from the borrower and does not receive the income on the collateral. When a Series receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Series’ yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Series is obligated to return the collateral to the borrower at the termination of the loan. A Series could suffer a loss in the event the Series must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Series could suffer a loss if there are losses on investments made with the cash collateral or if the value of the securities collateral falls below the market value of the borrowed securities. The Series could also experience delays and costs in gaining access to the collateral. A Series may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. Each Series has received an exemptive order from the Commission permitting it to lend portfolio securities to affiliates of the Master LLC and to retain an affiliate of the Master LLC as lending agent.

Investment in Other Investment Companies. Each Series may, subject to applicable law, invest in other investment companies (including investment companies managed by BlackRock and its affiliates), including money market funds and exchange-traded funds which are typically open-end funds or unit investment trusts listed on a stock exchange. In accordance with the Investment Company Act, each Series may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, each Series may own not more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Series total assets may be invested in securities of any investment company. (These restrictions do not restrict a Feeder Fund from investing all of its assets in interests of the applicable Series.) Pursuant to the Investment Company Act (or alternatively, pursuant to exemptive orders received from the Commission), these percentage limitations do not apply to investments in affiliated investment companies, including exchange-traded funds. To the extent a Series is held by an affiliated fund, the ability of the Series itself to purchase other affiliated investment companies may be limited. In addition, a fund-of-funds may be limited in its ability to purchase affiliated underlying funds if such affiliated underlying funds themselves hold affiliated funds.

As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Series acquires shares in investment companies, including affiliated investment companies, interestholders would bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Series in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

Borrowing and Leverage. Each Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. Each Series may obtain such short-term credit as may be necessary for the clearance of purchase and sale of portfolio securities and may purchase securities on margin to the extent permitted by applicable law. A Series will not purchase securities while its borrowings exceed 5% of its assets. The use of leverage by a Series creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of a Series’ interests and in the yield on a Series’ portfolio. Although the principal of such borrowings will be fixed, a Series’ assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Series which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Series will have to pay on the borrowings, the Series’ return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Series will be less than if leverage had not been used, and therefore the amount available for distribution to interestholders as dividends and other distributions will be reduced. In the latter case, the Manager in its best judgment nevertheless may determine to maintain a Series’ leveraged position if it expects that the benefits to the Series’ interestholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by a Series may result in the Series being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Manager from managing a Series’ portfolio in accordance with the Series’ investment objective and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require a Series to dispose of portfolio investments at a time when it may be disadvantageous to do so.

Securities of Smaller Companies. An investment in the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

While the issuers in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.

The securities in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series invest will often be traded only in the over-the-counter (“OTC”) market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by these Series of portfolio securities, to meet redemptions or otherwise, may require the Series to sell these securities at a discount from market prices or during periods when in management’s judgment such disposition is not desirable or to make many small sales over a lengthy period of time.

While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Series believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Series may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.

Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

Mortgage-Backed Securities. The Core Bond Enhanced Index Series may invest in mortgage-backed securities. Mortgage-backed securities are “pass-through” securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Core Bond Enhanced Index Series. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Core Bond Enhanced Index Series for its mortgage-backed securities, the yield the Core Bond Enhanced Index Series expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Core Bond Enhanced Index Series reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

To the extent that the Core Bond Enhanced Index Series purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Core Bond Enhanced Index Series buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Core Bond Enhanced Index Series. Under certain interest rate and prepayment scenarios, the Core Bond Enhanced Index Series may fail to recoup fully its investment in mortgage-backed securities notwithstanding any direct or indirect governmental or agency guarantee. See “Investment in Fixed-Income Securities” and “Illiquid or Restricted Securities” above.

There are currently three types of mortgage pass-through securities: (1) those issued by the U.S. government or one of its agencies or instrumentalities, such as the Government National Mortgage Association (“Ginnie Mae”), the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”); (2) those issued by private issuers that represent an interest in or are collateralized by pass-through securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; and (3) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or pass-through securities without a government guarantee but usually having some form of private credit enhancement.

There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities that they issue. Pass-Through Certificates guaranteed by Ginnie Mae (such certificates are also known as “Ginnie Maes”) are guaranteed as to the timely payment of principal and interest by Ginnie Mae, whose guarantee is backed by the full faith and credit of the United States. Ginnie Mae is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-related securities issued by Fannie Mae include Fannie Mae guaranteed Mortgage Pass-Through Certificates (also known as “Fannie Maes”), which are guaranteed as to timely payment of principal and interest by Fannie Mae. They are not backed by or entitled to the full faith and credit of the United States, but are supported by the right of Fannie Mae to borrow from the Treasury. Fannie Mae was established as a federal agency in 1938 and in 1968 was chartered by Congress as a private shareholder-owned company. Mortgage-related securities issued by Freddie Mac include Freddie Mac Mortgage Participation Certificates (also known as “Freddie Macs” or “PCs”). Freddie Mac is a stockholder-owned corporation chartered by Congress in 1970. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank but are supported by the right of Freddie Mac to borrow from the Treasury. Freddie Mac guarantees timely payment of interest and ultimate collection of principal on its mortgage-related securities; provided, however, that Freddie Mac may remit on account of its guarantee of ultimate payment of principal the amount due with respect to any underlying mortgage loan at any time after default on such underlying mortgage, but in no event later than one year after it becomes payable. On September 6, 2008, Director James Lockhart of the Federal Housing Finance Agency (“FHFA”) appointed FHFA as conservator of both Fannie Mae and Freddie Mac.

Private mortgage pass-through securities are structured similarly to Ginnie Mae, Fannie Mae, and Freddie Mac mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing.

Pools created by private mortgage pass-through issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the private pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. The insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Core Bond Enhanced Index Series’ investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Private mortgage pass-through securities may be bought without insurance or guarantees if, through an examination of the loan experience and practices of the originator/ servicers and poolers, the Manager determines that the securities meet the Core Bond Enhanced Index Series’ quality standards.

The Core Bond Enhanced Index Series from time to time may purchase in the secondary market (i) certain mortgage pass-through securities packaged and master serviced by PNC Mortgage Securities Corp. (“PNC Mortgage”) or Midland Loan Services, Inc. (“Midland”), or (ii) mortgage-related securities containing loans or mortgages originated by PNC Bank, National Association (“PNC Bank”) or its affiliates. It is possible that under some circumstances, PNC Mortgage, Midland or other affiliates could have interests that are in conflict with the holders of these mortgage-backed securities, and such holders could have rights against PNC Mortgage, Midland or their affiliates. For example, if PNC Mortgage, Midland or their affiliates engaged in negligence or willful misconduct in carrying out its duties as a master servicer, then any holder of the mortgage-backed security could seek recourse against PNC Mortgage, Midland or their affiliates, as applicable. Also, as a master servicer, PNC Mortgage, Midland or their affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-backed security. If one or more of those representations or warranties is false, then the holders of the mortgage-backed securities could trigger an obligation of PNC Mortgage, Midland or their affiliates, as applicable, to repurchase the mortgages from the issuing trust. Finally, PNC Mortgage, Midland or their affiliates may own securities that are subordinate to the senior mortgage-backed securities owned by the Series.

Strategies Involving Options, Futures, Swaps, Indexed Instruments and Foreign Exchange Transactions

Each Series may also invest in derivative instruments that it believes may serve as substitutes for individual securities in an attempt to broadly represent a particular market, market segment or index, as the case may be. The derivative instruments in which each Series may invest include the purchase and writing of options on securities indices and the writing of covered call options on stocks or derivative instruments correlated with an index or components of the index rather than securities represented in that index. Each Series will normally invest a substantial portion of its assets in options and futures contracts correlated with an index representing a Series’ particular market segment or index. Each Series may also utilize options on futures, swaps and other indexed instruments and convertible bonds. Derivatives may be employed as a proxy for a direct investment in securities underlying the relevant index. Options, futures and other derivative instruments may also be employed to gain market exposure quickly in the event of subscriptions, provide liquidity, to invest uncommitted cash balances, for bona fide hedging purposes in the case of the Index Series and non-bona fide hedging purposes in the case of the Enhanced Series and in connection with short-term trading opportunities. Each Series may also use derivatives in connection with the investment strategy that seeks to profit from differences in price when the same (or similar) security, currency or commodity is traded in two or more markets.

In addition, the International Index Series and Enhanced International Series may engage in futures contracts on foreign currencies in connection with certain foreign security transactions and as an efficient and less costly way of emphasizing or de-emphasizing investment in particular countries represented in the particular market segment or index.

The Manager will choose among the foregoing instruments based on its judgment of how best to meet each Series’ goal. In connection therewith, the Manager will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and a Series’ cash flow and cash management needs.

Indexed Securities

The Series may invest in securities the potential return of which is based on an index. As an illustration, a Series may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. The Index Series will invest in indexed securities for bona fide hedging (and for non-bona fide hedging purposes in the case of the Enhanced Series). When used for anticipatory hedging purposes, indexed securities involve correlation risk.

Options on Securities and Securities Indices

Put Options. Each Series is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, a Series acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Series’ risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out a Series’ position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. A Series also may purchase uncovered put options.

Each Series also has authority to write (i.e., sell) put options on the types of securities or instruments that may be held by the Series, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. A Series will receive a premium for writing a put option, which increases the Series’ return. A Series will not sell puts if, as a result, more than 50% of the Series’ assets would be required to cover its potential obligations under its hedging and other investment transactions. Each Series is also authorized to write (i.e., sell) uncovered put options on securities or instruments in which it may invest but does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker dealer through which it made the uncovered put option as collateral. The principal reason for writing uncovered put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. A Series has the obligation to buy the securities or instruments at an agreed upon price if the price of the securities or instruments decreases below the exercise price. If the price of the securities or instruments increases during the option period, the option will expire worthless and a Series will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such transaction, a Series will segregate unencumbered liquid securities or cash with a value at least equal to the Series’ exposure, on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that a Series has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Series’ portfolio. Such segregation will not limit the Series’ exposure to loss.

Additional Options on Securities Indices

Call Options. Each Series may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives a Series the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. A Series also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

Each Series also is authorized to write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which a Series, in return for a premium, gives another party a right to buy specified securities owned by the Series at a specified future date and price set at the time of the contract. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, a Series gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, a Series’ ability to sell the underlying security will be limited while the option is in effect unless the Series enters into a closing purchase transaction. A closing purchase transaction cancels out a Series’ position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. To the extent of the premium received, covered call options also serve as a partial hedge against the price of the underlying security declining.

Each Series also is authorized to write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Series. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, a Series must deposit and maintain sufficient margin with the broker dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction a Series will segregate unencumbered liquid securities or cash with a value at least equal to the Series’ exposure (the difference between the unpaid amounts owed by the Series on such transaction minus any collateral deposited with the broker dealer), on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Series’ portfolio. Such segregation will not limit the Series’ exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase a Series’ income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by a Series that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, a Series must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, a Series will lose the difference.

Types of Options. Each Series may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an “index”), such as an index of the price of treasury securities or an index representative of short-term interest rates. Such investments may be made on exchanges and in the over-the-counter markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

Futures. Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Series is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, a Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits a Series’ risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Series will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Series from having to pay more for securities as a consequence of increases in the market value of such securities during a period when such Series was attempting to identify specific securities in which to invest. In the event that such securities decline in value or an Index Series determines not to complete a bona fide hedge transaction or an Enhanced Series determines not to complete a non-bona fide hedge transaction relating to a futures contract, however, such Series may realize a loss relating to the futures position.

A Series is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Series would enter into futures transactions. A Series may purchase put options or write call options on futures contracts and stock indices in lieu of selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Series can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Series intends to purchase.

The Manager has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA. The Manager is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA and the Series are operated so as not to be deemed to be “commodity pools” under the regulations of the Commodity Futures Trading Commission.

Swap Agreements. The Series are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

A Series will enter into an equity swap transaction only if, immediately following the time the Series enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Series is a party would not exceed 5% of the Series’ net assets. Whether a Series’ use of swap agreements or options on swap agreements (“swaptions”) will be successful in furthering its investment objective will depend on the Manager’s ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Series bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. A Series will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Series will not be able to meet its payment obligations to the counterparty. The Series, however, will segregate liquid securities, cash or cash equivalents, or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the Series’ liabilities under the swap agreement or the amount it would cost the Series initially to make an equivalent direct investment, plus or minus any amount the Series is obligated to pay or is to receive under the swap agreement. Restrictions imposed by the tax rules applicable to regulated investment companies may limit the Series’ ability to use swap agreements. The swap market is largely unregulated. It is possible that development in the swap market, including potential government regulation, could adversely affect each Series’ ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Foreign Exchange Transactions. The International Series may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell listed or OTC options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline on the value of currencies in which its portfolio holdings are denominated against the U.S. dollar. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by the International Series, sold by the International Series but not yet delivered, or committed or anticipated to be purchased by the International Series. As an illustration, an International Series may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the International Series may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the International Series may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, the International Series gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. “Straddles” of the type that may be used by an International Series are considered to constitute hedging transactions and are consistent with the policies described above. No International Series will attempt to hedge all of its foreign portfolio positions.

Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a particular currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. An International Series will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. An International Series may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the International Series has received or anticipates receiving a dividend or distribution. An International Series may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the International Series is denominated or by purchasing a currency in which the International Series anticipates acquiring a portfolio position in the near future. An International Series may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve correlation, credit and liquidity risk.

Currency Futures. Each International Series may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” above. Currency futures involve substantial currency risk, and also involve correlation and leverage risk.

Currency Options. Each International Series may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. Each International Series may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” Currency options involve substantial currency risk, and may also involve correlation, credit, leverage or liquidity risk.

Limitations on Currency Hedging. Each International Series will not speculate in Currency Instruments. Accordingly, an International Series will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. Each International Series may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). An International Series will only enter into a cross-hedge if the Manager believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While an International Series’ use of Currency Instruments to affect hedging strategies is intended to reduce the volatility of the net asset value of the International Series’ interests, the net asset value of the International Series’ interests will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the International Series’ hedging strategies will be ineffective. To the extent that an International Series hedges against anticipated currency movements that do not occur, the International Series may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, an International Series will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

In connection with its trading in forward foreign currency contracts, an International Series will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, an International Series will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the International Series of any profit potential or force the International Series to cover its commitments for resale, if any, at the then market price and could result in a loss to the International Series.

It may not be possible for a Series to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Series is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to a Series of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

Risk Factors in Derivatives

Each Series may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor’s 500 Index or the prime lending rate). Derivatives allow each Series to increase or decrease the level of risk to which the Series is exposed more quickly and efficiently than transactions in other types of instruments.

The Series intend to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or a Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Series, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

Currency risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies (such as, for example, borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Correlation risk — the risk that changes in the value of a derivative will not match the changes in a Series’ portfolio holdings that are being hedged or of the particular market or security to which a Series seeks exposure.

Each Series intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such investments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Series to potential losses which may exceed the amount originally invested by the Series. When a Series engages in such a transaction, the Series will deposit in a segregated account liquid securities with a value at least equal to the Series’ exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series’ exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.

Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty, the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.

Additional Limitations on the Use of Derivatives

No Series may use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly, except that the Enhanced Series may use derivatives relating to assets not included in the relevant index in connection with arbitrage transactions or other permitted enhancement strategies.

Depositary Receipts (ADRs, EDRs and GDRs). S&P 500 Index Series, Small Cap Index Series and International Index Series each may invest in the securities of foreign issuers in the form of depositary receipts or other securities convertible into securities of foreign issuers. Depositary receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. Each Series may invest in both sponsored and unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other similar global instruments. ADRs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. Investments in ADRs, EDRs and GDRs present additional investment considerations as described under “Foreign Investment Risks.”

Real Estate Investment Trusts (“REITs”). In pursuing its investment strategy, the S&P 500 Index Series, Small Cap Index Series and International Index Series each may invest in shares of REITs. REITs possess certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investor’s capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types, i.e., hotels, shopping malls, residential complexes and office buildings.

REITs are subject to management fees and other expenses, and so a Series that invests in REITs will bear its proportionate share of the costs of the REITs’ operations. There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans; the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

        Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, failing to maintain their exemptions from registration under the Investment Company Act, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the issuers of the REITs. In addition, distributions received by a Series from REITs may consist of dividends, capital gains and/or return of capital. As REITs generally pay a higher rate of dividends (on a pre-tax basis) than operating companies, to the extent application of the Series’ investment strategy results in the Series investing in REIT shares, the percentage of the Series’ dividend income received from REIT shares will likely exceed the percentage of the Series’ portfolio which is comprised of REIT shares. Generally, dividends received by a Series from REIT shares and distributed to the Series’ interestholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income; therefore, the tax rate applicable to that portion of the dividend income attributable to REIT shares held by the Series that interestholders of the Series receive will be taxed at a higher rate than dividends eligible for the reduced tax rate applicable to qualified dividend income.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT. Rising interest rates also generally increase the costs of obtaining financing, which could cause the value of a Series’ REIT investments to decline. During periods when interest rates are declining, mortgages are often refinanced. Refinancing may reduce the yield on investments in mortgage REITs. In addition, since REITs depend on payment under their mortgage loans and leases to generate cash to make distributions to their shareholders, investments in REITs may be adversely affected by defaults on such mortgage loans or leases.

Investing in certain REITs, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks such as those included in the S&P 500 Index. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may incur significant amounts of leverage.

Merger Transaction Risk. A Series may buy stock of the target company in an announced merger transaction prior to the consummation of such transaction. In that circumstance, a Series would expect to receive an amount (whether in cash, stock of the acquiring company or a combination of both) in excess of the purchase price paid by the Series for the target company’s stock. However, a Series is subject to the risk that the merger transaction may be canceled, delayed or restructured in which case a Series’ holding of the target company’s stock may not result in any profit for the Series and may lose significant value.

Additional Information Concerning the Indices or Market Segments

Standard & Poor’s® Smallcap 600 Index (“S&P 600”), Standard & Poor’s® 500 Index (“S&P 500”) and Standard & Poor’s® MidCap 400 (“S&P 400”). “Standard & Poor’s®,” “S&P®,” “S&P Smallcap 600 Index®,” “S&P 500®,” “S&P MidCap 400 Index®,” “Standard & Poor’s Smallcap 600 Index,” “Standard & Poor’s 500,” “Standard & Poor’s MidCap 400 Index,” “600,” “500” and “400” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Corporation and/or the Master LLC. The S&P 500 Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Mid Cap Index Series are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“Standard & Poor’s” or “S&P”). Standard & Poor’s makes no representation regarding the advisability of investing in the Series. Standard & Poor’s makes no representation or warranty, express or implied, to the owners of interests in the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the S&P 600, S&P 500 and the S&P 400 to track general stock market performance. Standard & Poor’s only relationship to the Series is the licensing of certain trademarks and trade names of Standard & Poor’s and of the S&P 600, S&P 500 and the S&P 400 which is determined, composed and calculated by Standard & Poor’s without regard to the Series. Standard & Poor’s has no obligation to take the needs of the Series or the owners of interests in of the Series into consideration in determining, composing or calculating the S&P 600, S&P 500 and the S&P 400. Standard & Poor’s is not responsible for and has not participated in the determination of the prices and amount of the Series or the timing of the issuance or sale of interests in the Series or in the determination or calculation of the equation by which the Series is to be converted into cash. Standard & Poor’s has no obligation or liability in connection with the administration, marketing or trading of the Series.

Standard & Poor’s does not guarantee the accuracy and/or the completeness of the S&P 600, S&P 500 and the S&P 400 or any data included therein and Standard & Poor’s shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor’s makes no warranty, express or implied, as to results to be obtained by the Series, owners of interests in the Series, or any other person or entity from the use of the S&P 600, S&P 500 and the S&P 400 or any data included therein. Standard & Poor’s makes no express or implied warranties and expressly disclaims all warranties of merchantability of fitness for a particular purpose or use with respect to the S&P 600, S&P 500 and the S&P 400 or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor’s have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Russell 2000®Index (“Russell 2000”). The Small Cap Index Series is not promoted, sponsored or endorsed by, nor in any way affiliated with Frank Russell Company. Frank Russell Company is not responsible for and has not reviewed the Small Cap Index Series nor any associated literature or publications and Frank Russell Company makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.

Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000. Frank Russell Company has no obligation to take the needs of any particular Series or its participants or any other product or person into consideration in determining, composing or calculating the Index.

Frank Russell Company’s publication of the Russell 2000 in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of investment in any or all securities upon which the Russell 2000 is based. Frank Russell Company makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 or any data included in the Russell 2000. Frank Russell Company makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 or any data included therein, or any security (or combination thereof) comprising the Russell 2000. Frank Russell Company makes no other express or implied warranty, and expressly disclaims any warranty, of any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Russell 2000 or any data or any security (or combination thereof) included therein.

MSCI EAFE Index (Europe, Australasia, Far East) (“EAFE Index”). The EAFE Index is the exclusive property of MSCI, Inc. (“MSCI”). The EAFE Index is a service mark of MSCI.

None of the Series are sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of interests in any Series or any member of the public regarding the advisability of investing in securities generally or in any Series particularly or the ability of the EAFE Index to track general stock market performance. MSCI has no obligation to take the needs of any Series or the owners of interests in any Series into consideration in determining, composing or calculating the EAFE Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of interests in any Series to be issued or in the determination or calculation of the equation by which the interests in any Series is redeemable for cash. MSCI has no obligation or liability to owners of interests in any Series in connection with the administration, marketing or trading of any Series.

Although MSCI shall obtain information for inclusion in or for use in the calculation of the EAFE Index from sources which MSCI considers reliable, MSCI does not guarantee the accuracy and/or the completeness of the EAFE Index or any data included therein. MSCI makes no warranty, express or implied, as to results to be obtained by licensee, licensee’s customers and counterparties, owners of interests in any Series, or any other person or entity from the use of the EAFE Index or any data included therein in connection with the rights licensed hereunder or for any other use. MSCI makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the EAFE Index or any data included therein. Without limiting any of the foregoing, in no event shall MSCI have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Investment Restrictions

The Master LLC has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of each Series’ assets and activities. The fundamental policies set forth below may not be changed with respect to a Series without the approval of the holders of a majority of the Series’ outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the interests represented at a meeting at which more than 50% of the outstanding interests are represented or (ii) more than 50% of the outstanding interests). Under the fundamental investment restrictions each Series may not:

1.	Make any investment inconsistent with the Index Series’ and Enhanced Series’ classification as a diversified company under the Investment Company Act.

2.	Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in the Index Series’ and the Enhanced Series’ target index, a Series may invest more than 25% of its total assets in securities of issuers in that industry when the assets of companies included in the target index that are in the industry represent more than 25% of the total assets of all companies included in the index.

3.	Make investments for the purpose of exercising control or management.

4.	Purchase or sell real estate, except that, to the extent permitted by law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

5.	Make loans to other persons, except (i) that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan; (ii) that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Master LLC’s Registration Statement, as it may be amended from time to time; and (iii) as may otherwise be permitted by an exemptive order issued to the Master LLC by the Commission.

6.	Issue senior securities to the extent such issuance would violate applicable law.

7.

Borrow money, except that (i) a Series may borrow in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series’ investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, forward commitment transactions and similar investment strategies.

8.	Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9.	Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Master LLC’s Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

Under the Master LLC’s non-fundamental restrictions, which may be changed by the Directors without interestholder approval, a Series may not:

(a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Series will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time the Series’ interests are owned by another investment company that is part of the same group of investment companies as the Series.

(b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law and otherwise permitted by the Master LLC’s Registration Statement.

(c) Invest in securities that cannot be readily resold or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Directors of the Master LLC have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Directors are not subject to the limitations set forth in this investment restriction.

(d) Make any additional investments if the amount of its borrowings exceeds 5% of its total assets. Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.

(e) (1) With respect to each Index Series, change its policy of investing, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or have economic characteristics similar to the securities included in the target index and (2) with respect to each Enhanced Series, change its policy of investing, under normal circumstances, at least 80% of its assets in stocks of companies in its benchmark index, and options, futures and other derivative instruments that have economic characteristics similar to the securities included in the index, without providing interestholders with at least 60 days’ prior written notice of such change.

Except with respect to restriction 7, if a percentage restriction on the investment use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction 2, the Manager uses the classifications and subclassifications of MSCI as a guide to identify industries.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. The Master LLC has, therefore, adopted an investment policy pursuant to which no Series will purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by such Series, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Series and margin deposits on the Series’ outstanding OTC options exceed 15% of the total assets of the Series, taken at market value, together with all other assets of such Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Series to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if a Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s exercise price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in the money.” This policy as to OTC options is not a fundamental policy of the Series and may be amended by the Board of Directors without the approval of the Series’ interestholders.

Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Manager or its affiliates or any of their directors, trustees, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

In addition, each Series is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the “Code”). To ensure that the Series satisfy these requirements, the Limited Liability Company Agreement requires that each Series be managed in compliance with the Code requirements as though such requirements were applicable to the Series. These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of a Series’ total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more that 5% of the market value of its total assets are invested in securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities and other regulated investment companies are not included within the definition of “issuer” for purposes of the diversification requirements of the Code.

Portfolio Turnover

Although the Index Series and the Enhanced Series will use an approach to investing that is largely a passive, indexing approach, each such Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Manager considers whether to purchase or sell securities for any Series only to the extent that the Manager will consider the impact of transaction costs on any Series’ tracking error. Changes in the securities comprising such Series’ index or market segment, as the case may be, will tend to increase that Series’ portfolio turnover rate, as the Manager restructures the Series’ holdings to reflect the changes in the index or market segment, as the case may be. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series’ purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates. See “Taxation of the Master LLC.”

Selective Disclosure of Portfolio Holdings

The Master LLC’s Board of Directors and the Board of Directors of the Manager have each approved Portfolio Information Distribution Guidelines (the “Guidelines”) regarding the disclosure of the Master LLC’s portfolio securities, as applicable, and other portfolio information. The purpose of the Guidelines is to ensure that (i) shareholders and prospective shareholders of the Master LLC have equal access to portfolio holdings and characteristics and (ii) third parties (such as consultants, intermediaries and third-party data providers) have access to such information no more frequently than shareholders and prospective shareholders.

Pursuant to the Guidelines, the Master LLC and the Manager may, under certain circumstances as set forth below, make selective disclosure with respect to the Master LLC’s portfolio holdings. Each Board of Directors has approved the adoption by the Master LLC of the Guidelines, and employees of the Manager are responsible for adherence to the Guidelines. The respective Board of Directors provides ongoing oversight of the Master LLC’s and the Manager’s compliance with the Guidelines. Examples of the types of information that may be disclosed pursuant to the Guidelines are provided below. This information may be both material non-public information (“Confidential Information”) and proprietary information of BlackRock.

Except as otherwise provided in the Guidelines, Confidential Information relating to the Master LLC may not be distributed to persons not employed by BlackRock unless: (i) the Master LLC has a legitimate business purpose for doing so; and (ii) such information has been publicly disclosed via a filing with the Commission, through a press release or placement on a publicly-available internet website. Confidential Information may also be disclosed to the Master LLC’s Directors and their respective counsel, outside counsel for the Master LLC and the Master LLC’s auditors, and may be disclosed to the Master LLC’s service providers and other appropriate parties with the approval of the Master LLC’s Chief Compliance Officer, BlackRock’s General Counsel or BlackRock’s Chief Compliance Officer, and, in the case of disclosure to third parties, subject to a confidentiality or non-disclosure agreement. Information may also be disclosed as required by applicable laws and regulation.

Examples of instances in which selective disclosure of the Master LLC’s Confidential Information may be appropriate include: (i) disclosure for due diligence purposes to an investment adviser that is in merger or acquisition talks with BlackRock; (ii) disclosure to a newly-hired investment adviser or sub-adviser prior to its commencing its duties; (iii) disclosure to a third-party feeder fund consistent with its agreement with a master portfolio advised by BlackRock; (iv) disclosure to third-party service providers of legal, auditing, custody, proxy voting and other services to the Master LLC or a third-party feeder fund or (v) disclosure to a rating or ranking organization.

Asset and Return Information. Data on NAVs, asset levels (by total fund and share class), accruals, yields, capital gains, dividends and fund returns (net of fees by share class) are generally available to shareholders, prospective shareholders, consultants and third-party data providers upon request, as soon as such data is available. Data on number of shareholders (total and by share class) and benchmark returns (including performance measures such as standard deviation, information ratio, Sharpe ratio, alpha, and beta) are available to shareholders, prospective shareholders, consultants and third-party data providers as soon as such data is released after month-end.

Portfolio Characteristics. Examples of portfolio characteristics include sector allocation, credit quality breakdown, maturity distribution, duration and convexity measures, average credit quality, average maturity, average coupon, top 10 holdings with percent of the fund held, average market capitalization, capitalization range, ROE, P/E, P/B, P/CF, P/S and EPS.

1.	Month-end portfolio characteristics are available to shareholders, prospective shareholders, intermediaries and consultants on the fifth calendar day after month-end.[1]

2.	Fact Sheets, which contain certain portfolio characteristics, are available, in both hard copy and electronically, to shareholders, prospective shareholders, intermediaries and consultants on a monthly or quarterly basis upon posting to the Master LLC’s website. For money market funds, this will typically be on or about the tenth calendar day after the end of each month.

3.	Money Market Performance Reports, which contain money market fund performance for the recent month, rolling 12-month average yields and benchmark performance, are available on a monthly basis to shareholders, prospective shareholders, intermediaries and consultants by the tenth calendar day of the month. This information may also be obtained electronically upon request.

Portfolio Holdings. In addition to position description, portfolio holdings may also include fund name, CUSIP, ticker symbol, total shares and market value for equity funds and fund name, CUSIP, ticker symbol, coupon, maturity, current face value and market value for fixed income funds. Other information that may be provided includes quantity, SEDOL, market price, yield, weighted average life, duration and convexity of each security in the Master LLC as of a specific date.

1.	Generally, month-end portfolio holdings are available to fund shareholders, prospective shareholders, intermediaries and consultants on the 20th calendar day after month-end.

2.	Quarter-end portfolio holdings may be made available to third-party data providers, if there is a legitimate marketing and/or investment reason to do so (e.g., Lipper, Morningstar, Bloomberg, Thomson and S&P) on the 20th calendar day after quarter-end.

3.	For money market funds, weekly portfolio holdings are available to fund shareholders, prospective shareholders, intermediaries and consultants on the next business day after the end of the weekly period.

4.	For money market funds, weekly portfolio holdings and characteristics are available to third-party data providers (e.g., Lipper, Morningstar, Bloomberg, S&P, Fitch, Moody’s, Crane Data and iMoneyNet, Inc.) on the next business day after the end of the weekly period.

Other Information. The Guidelines shall also apply to other Confidential Information of the Master LLC such as attribution analyses or security-specific information (e.g., information about Master LLC holdings where an issuer has been downgraded, been acquired or declared bankruptcy). Senior officers of the Manager may authorize disclosure of the Master LLC’s portfolio securities and other portfolio information for legitimate business purposes.

Implementation. All Master LLC and BlackRock employees must adhere to the Guidelines when responding to inquiries from shareholders, prospective shareholders, consultants, and third-party databases. In certain circumstances, portfolio information may be released to certain third parties who have signed confidentiality agreements. The Master LLC’s Chief Compliance Officer (“CCO”) is responsible for oversight of compliance with the Guidelines and will recommend to the Board of Directors any changes to the Guidelines that he or she deems necessary or appropriate to ensure the Master LLC’s and BlackRock’s compliance.

[1]	The precise number of days specified above may vary slightly from period to period depending on whether the fifth or the 20th calendar day falls on a weekend or holiday.

Ongoing Arrangements. The Manager has entered into ongoing arrangements to provide selective disclosure of Master LLC portfolio holdings to the following persons or entities:

1. Master LLC’s Board of Directors (and if necessary, independent Directors’ counsel and Master LLC counsel)

2. Master LLC’s transfer agent

3. Master LLC’s custodians

4. Master LLC’s independent registered public accounting firm

5. Master LLC’s accounting services provider

6. Independent rating agencies - Morningstar, Inc., Lipper Inc., SRP, Moody’s, and Fitch Ratings

7. Information aggregators - Wall Street on Demand, Thomson Financial, Bloomberg, eVestment Alliance, Informa/PSN Investment Solutions, Crane Data, and iMoneyNet

8. Sponsors of 401(k) plans that include BlackRock-advised funds — E.I. Dupont de Nemours and Company, Inc.

9. Consultants for pension plans that invest in BlackRock-advised funds — Rocaton Investment Advisors, LLC, Mercer Investment Consulting, Watson Wyatt Investment Consulting, Towers Perrin HR Services, Pinnacle West, Callan Associates, Brockhouse & Cooper, Cambridge Associates, Mercer, Morningstar/Investorforce, Russell Investments (Mellon Analytical Solutions) and Wilshire Associates.

10. Pricing Vendors — Reuters Pricing Service, Bloomberg, FT Interactive Data (FT IDC), ITG, Telekurs Financial, FactSet, Pricing Direct (formerly Bear Stearns Pricing Service), Standard and Poor’s Security Evaluations Service, Lehman Index Pricing, Bank of America High Yield Index, Loan Pricing Corporation (LPC), LoanX, Super Derivatives, IBOXX Index, Barclays Euro Gov’t Inflation-Linked Bond Index, JPMorgan Emerging & Developed Market Index, Reuters/WM Company, Nomura BPI Index, and Japan Securities Dealers Association.

11. Portfolio Compliance Consultants - Oracle/iFlex Solutions, Inc.

12. Third-party feeder funds — Hewitt Money Market Fund, Hewitt Series Fund, Hewitt Financial Services LLC, PayPal Money Market Fund, PayPal Funds, PayPal Asset Management, Inc., Homestead, Inc., Transamerica, State Farm Mutual Fund and Sterling Capital Funds, and their respective boards, sponsors, administrators and other service providers.

13. Affiliated feeder funds — BlackRock Cayman Prime Money Market Fund, Ltd. and BlackRock Cayman Treasury Money Market Fund Ltd., and their respective boards, sponsors, administrators and other service providers.

14. Other — Chicago Mercantile Exchange, Inc., Be Creative, Inc. and Investment Company Institute.

With respect to each such arrangement, the Master LLC has a legitimate business purpose for the release of information. The release of the information is subject to confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided. The Master LLC, the Manager and their affiliates do not receive any compensation or other consideration in connection with such arrangements.

The Master LLC and the Manager monitor, to the extent possible, the use of Confidential Information by the individuals or firms to which it has been disclosed. To do so, in addition to the requirements of any applicable confidentiality agreement and/or the terms and conditions of the Master LLC’s and Manager’s Code of Ethics and Code of Conduct — all of which require persons or entities in possession of Confidential Information to keep such information confidential and not to trade on such information for their own benefit — the Manager’s compliance personnel, under the supervision of the Master LLC’s Chief Compliance Officer, monitor the Manager’s securities trading desks to determine whether individuals or firms who have received Confidential Information have made any trades on the basis of that information. In addition, the Manager maintains an internal restricted list to prevent trading by the personnel of the Manager or its affiliates in securities—including securities held by the Master LLC — about which the Manager has Confidential Information. There can be no assurance, however, that the Master LLC’s policies and procedures with respect to the selective disclosure of Master LLC portfolio holdings will prevent the misuse of such information by individuals or firms that receive such information.

Potential Conflicts of Interest

The Bank of America Corporation (“BAC”), through its subsidiary Merrill Lynch & Co., Inc. (“Merrill Lynch”), Barclays PLC (“Barclays”) and The PNC Financial Services Group, Inc. (“PNC”) each has a significant economic interest in BlackRock, Inc., the parent of BlackRock Advisors, LLC, the Series’ investment adviser. PNC is considered to be an affiliate of BlackRock, Inc., under the Investment Company Act. Certain activities of BlackRock Advisors, LLC, BlackRock, Inc. and their affiliates (referred to in this section collectively as “BlackRock”) and PNC and its affiliates (collectively, “PNC” and together with BlackRock, “Affiliates”), and those of BAC, Merrill Lynch and their affiliates (collectively, the “BAC Entities”) and Barclays and its affiliates (collectively, the “Barclays Entities”) (BAC Entities and Barclays Entities, collectively, the “BAC/Barclays Entities”), with respect to the Series and/or other accounts managed by BlackRock, PNC or BAC/Barclays Entities, may give rise to actual or perceived conflicts of interest such as those described below.

BlackRock is one of the world’s largest asset management firms. BAC is a national banking corporation which through its affiliates and subsidiaries, including Merrill Lynch, provides a full range of financial services. Merrill Lynch is a full service investment banking, broker-dealer, asset management and financial services organization. PNC is a diversified financial services organization spanning the retail, business and corporate markets. Barclays is a major global financial services provider engaged in a range of activities including retail and commercial banking, credit cards, investment banking, and wealth management. BlackRock, BAC, Merrill Lynch, PNC, Barclays and their respective affiliates (including, for these purposes, their directors, partners, trustees, managing members, officers and employees), including the entities and personnel who may be involved in the investment activities and business operations of a Series, are engaged worldwide in businesses, including equity, fixed income, cash management and alternative investments, and have interests other than that of managing the Series. These are considerations of which investors in a Series should be aware, and which may cause conflicts of interest that could disadvantage the Series and its interestholders. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities and other instruments, and companies that may be purchased or sold by a Series.

BlackRock and its Affiliates, as well as the BAC/Barclays Entities, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of a Series and/or that engage in transactions in the same types of securities, currencies and instruments as the Series. One or more Affiliates and BAC/Barclays Entities are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, one or more Affiliates or BAC/Barclays Entities are or may be actively engaged in transactions in the same securities, currencies, and instruments in which a Series invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which a Series invests, which could have an adverse impact on the Series’ performance. Such transactions, particularly in respect of most proprietary accounts or customer accounts, will be executed independently of a Series’ transactions and thus at prices or rates that may be more or less favorable than those obtained by the Series. When BlackRock and its Affiliates or the BAC/Barclays Entities seek to purchase or sell the same assets for their managed accounts, including a Series, the assets actually purchased or sold may be allocated among the accounts on a basis determined in their good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for a Series. In addition, transactions in investments by one or more other accounts managed by BlackRock or its Affiliates or a BAC/Barclays Entity may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Series, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur when investment decisions regarding a Series are based on research or other information that is also used to support decisions for other accounts. When BlackRock or its Affiliates or a BAC/Barclays Entity implements a portfolio decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for a Series, market impact, liquidity constraints, or other factors could result in the Series receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or the Series could otherwise be disadvantaged. BlackRock or it Affiliates or a BAC/Barclays Entity may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause a Series to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so.

Conflicts may also arise because portfolio decisions regarding a Series may benefit other accounts managed by BlackRock or its Affiliates or a BAC/Barclays Entity. For example, the sale of a long position or establishment of a short position by a Series may impair the price of the same security sold short by (and therefore benefit) one or more Affiliates or BAC/Barclays Entities or their other accounts, and the purchase of a security or covering of a short position in a security by a Series may increase the price of the same security held by (and therefore benefit) one or more Affiliates or BAC/Barclays Entities or their other accounts.

BlackRock and its Affiliates or a BAC/Barclays Entity and their clients may pursue or enforce rights with respect to an issuer in which a Series has invested, and those activities may have an adverse effect on the Series. As a result, prices, availability, liquidity and terms of the Series’ investments may be negatively impacted by the activities of BlackRock or its Affiliates or a BAC/Barclays Entity or their clients, and transactions for the Series may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The results of a Series’ investment activities may differ significantly from the results achieved by BlackRock and its Affiliates or the BAC/Barclays Entities for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that one or more Affiliate- or BAC/Barclays Entity-managed accounts and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by a Series. Moreover, it is possible that a Series will sustain losses during periods in which one or more Affiliates or BAC/Barclays Entity-managed accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Affiliates or BAC/Barclays Entities for their proprietary accounts and accounts under their management may also limit the investment opportunities for a Series in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, a Series’ activities may also be restricted because of regulatory restrictions applicable to one or more Affiliates or BAC/Barclays Entities, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when BlackRock, and/or one or more Affiliates or BAC/Barclays Entities, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which BlackRock and/or one or more Affiliates or BAC/Barclays Entities are performing services or when position limits have been reached.

In connection with its management of a Series, BlackRock may have access to certain fundamental analysis and proprietary technical models developed by one or more Affiliates or BAC/Barclays Entities. BlackRock will not be under any obligation, however, to effect transactions on behalf of a Series in accordance with such analysis and models. In addition, neither BlackRock nor any of its Affiliates, nor any BAC/Barclays Entity, will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Series and it is not anticipated that BlackRock will have access to such information for the purpose of managing the Series. The proprietary activities or portfolio strategies of BlackRock and its Affiliates and the BAC/Barclays Entities, or the activities or strategies used for accounts managed by them or other customer accounts could conflict with the transactions and strategies employed by BlackRock in managing a Series. In addition, certain principals and certain employees of BlackRock are also principals or employees of BlackRock or another Affiliate. As a result, the performance by these principals and employees of their obligations to such other entities may be a consideration of which investors in a Series should be aware.

BlackRock may enter into transactions and invest in securities, instruments and currencies on behalf of a Series in which customers of BlackRock or its Affiliates or a BAC/Barclays Entity, or, to the extent permitted by the SEC, BlackRock or another Affiliate or a BAC/Barclays Entity, serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Series, and such party may have no incentive to assure that the Series obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by a Series may enhance the profitability of BlackRock or its Affiliates or a BAC/Barclays Entity. One or more Affiliates or BAC/Barclays Entities may also create, write or issue derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which a Series invests or which may be based on the performance of the Series. A Series may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Affiliates or BAC/Barclays Entities and may also enter into transactions with other clients of an Affiliate or BAC/Barclays Entity where such other clients have interests adverse to those of the Series.

At times, these activities may cause departments of BlackRock or its Affiliates or a BAC/Barclays Entity to give advice to clients that may cause these clients to take actions adverse to the interests of the Series. To the extent affiliated transactions are permitted, a Series will deal with BlackRock and its Affiliates or BAC/Barclays Entities on an arms-length basis. BlackRock or its Affiliates or a BAC/Barclays Entity may also have an ownership interest in certain trading or information systems used by a Series. A Series’ use of such trading or information systems may enhance the profitability of BlackRock and its Affiliates or BAC/Barclays Entities.

One or more Affiliates or one of the BAC/Barclays Entities may act as broker, dealer, agent, lender or adviser or in other commercial capacities for a Series. It is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by an Affiliate or BAC/Barclays Entity will be in its view commercially reasonable, although each Affiliate or BAC/Barclays Entity, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to the Affiliate or BAC/Barclays Entity and such sales personnel.

Subject to applicable law, the Affiliates and BAC/Barclays Entities (and their personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to the Series as broker, dealer, agent, lender, adviser or in other commercial capacities and no accounting to the Series or their interestholders will be required, and no fees or other compensation payable by the Series or their interestholders will be reduced by reason of receipt by an Affiliate or BAC/Barclays Entity of any such fees or other amounts.

When an Affiliate or BAC/Barclays Entity acts as broker, dealer, agent, adviser or in other commercial capacities in relation to the Series, the Affiliate or BAC/Barclays Entity may take commercial steps in its own interests, which may have an adverse effect on the Series. A Series will be required to establish business relationships with its counterparties based on the Series’ own credit standing. Neither BlackRock nor any of the Affiliates, nor any BAC/Barclays Entity, will have any obligation to allow their credit to be used in connection with a Series’ establishment of its business relationships, nor is it expected that the Series’ counterparties will rely on the credit of BlackRock or any of the Affiliates or BAC/Barclays Entities in evaluating the Series’ creditworthiness.

Purchases and sales of securities for a Series may be bunched or aggregated with orders for other BlackRock client accounts. BlackRock and its Affiliates and the BAC/Barclays Entities, however, are not required to bunch or aggregate orders if portfolio management decisions for different accounts are made separately, or if they determine that bunching or aggregating is not practicable, required or with cases involving client direction.

Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Series will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Series. In addition, under certain circumstances, the Series will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

BlackRock may select brokers (including, without limitation, Affiliates or BAC/Barclays Entities) that furnish BlackRock, the Series, other BlackRock client accounts or other Affiliates or BAC/Barclays Entities or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in BlackRock’s view, appropriate assistance to BlackRock in the investment decision-making process (including with respect to futures, fixed-price offerings and over-the-counter transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications; proxy analysis; trade industry seminars; computer data bases; research-oriented software and other services and products. Research or other services obtained in this manner may be used in servicing any or all of the Series and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to the Series based on the amount of brokerage commissions paid by the Series and such other BlackRock client accounts. For example, research or other services that are paid for through one client’s commissions may not be used in managing that client’s account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Series and to such other BlackRock client accounts. To the extent that BlackRock uses soft dollars, it will not have to pay for those products and services itself.

BlackRock may receive research that is bundled with the trade execution, clearing, and/or settlement services provided by a particular broker-dealer. To the extent that BlackRock receives research on this basis, many of the same conflicts related to traditional soft dollars may exist. For example, the research effectively will be paid by client commissions that also will be used to pay for the execution, clearing, and settlement services provided by the broker-dealer and will not be paid by BlackRock. BlackRock may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services BlackRock believes are useful in its investment decision-making process. BlackRock may from time to time choose not to engage in the above described arrangements to varying degrees. BlackRock may also into commission sharing arrangements under which BlackRock may execute transactions through a broker-dealer, including, where permitted, an Affiliate or BAC/Barclays Entity, and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to BlackRock. To the extent that BlackRock engages in commission sharing arrangements, many of the same conflicts related to traditional soft dollars may exist.

BlackRock may utilize certain electronic crossing networks (“ECNs”) in executing client securities transactions for certain types of securities. These ECNs may charge fees for their services, including access fees and transaction fees. The transaction fees, which are similar to commissions or markups/ markdowns, will generally be charged to clients and, like commissions and markups/markdowns, would generally be included in the cost of the securities purchased. Access fees may be paid by BlackRock even though incurred in connection with executing transactions on behalf of clients, including the Series. In certain circumstances, ECNs may offer volume discounts that will reduce the access fees typically paid by BlackRock. This would have the effect of reducing the access fees paid by BlackRock. BlackRock will only utilize ECNs consistent with its obligation to seek to obtain best execution in client transactions.

BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Series, and to help ensure that such decisions are made in accordance with BlackRock’s fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock and/or its Affiliates or a BAC/Barclays Entity, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see “Proxy Voting Policies and Procedures.”

It is also possible that, from time to time, BlackRock or its Affiliates or a BAC/Barclays Entity may, although they are not required to, purchase and hold interests in a Series. Increasing a Series’ assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Series’ expense ratio. BlackRock and its Affiliates or BAC/Barclays Entities reserve the right to redeem at any time some or all of the interests in a Series acquired for their own accounts. A large redemption of interests in a Series by BlackRock or its Affiliates or by a BAC/Barclays Entity could significantly reduce the asset size of the Series, which might have an adverse effect on the Series’ investment flexibility, portfolio diversification and expense ratio. BlackRock will consider the effect of redemptions on a Series and other interestholders in deciding whether to redeem its interests.

It is possible that a Series may invest in securities of companies with which an Affiliate or a BAC/Barclays Entity has or is trying to develop investment banking relationships as well as securities of entities in which BlackRock or its Affiliates or a BAC/Barclays Entity has

significant debt or equity investments or in which an Affiliate or BAC/Barclays Entity makes a market. A Series also may invest in securities of companies to which an Affiliate or a BAC/Barclays Entity provides or may some day provide research coverage. Such investments could cause conflicts between the interests of a Series and the interests of other clients of BlackRock or its Affiliates or a BAC/Barclays Entity. In making investment decisions for a Series, BlackRock is not permitted to obtain or use material non-public information acquired by any division, department or Affiliate of BlackRock or of a BAC/Barclays Entity in the course of these activities. In addition, from time to time, the activities of an Affiliate or a BAC/Barclays Entity may limit a Series’ flexibility in purchases and sales of securities. When an Affiliate is engaged in an underwriting or other distribution of securities of an entity, BlackRock may be prohibited from purchasing or recommending the purchase of certain securities of that entity for a Series.

BlackRock and its Affiliates and the BAC/Barclays Entities, their personnel and other financial service providers have interests in promoting sales of the Series. With respect to BlackRock and its Affiliates and BAC/Barclays Entities and their personnel, the remuneration and profitability relating to services to and sales of the Series or other products may be greater than remuneration and profitability relating to services to and sales of certain funds or other products that might be provided or offered. BlackRock and its Affiliates or BAC/Barclays Entities and their sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Series or their interestholders. BlackRock and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher than for other products or services, and the remuneration and profitability to BlackRock or its Affiliates or a BAC/Barclays Entity and such personnel resulting from transactions on behalf of or management of the Series may be greater than the remuneration and profitability resulting from other funds or products.

BlackRock and its Affiliates or a BAC/Barclays Entity and their personnel may receive greater compensation or greater profit in connection with an account for which BlackRock serves as an adviser than with an account advised by an unaffiliated investment adviser. Differentials in compensation may be related to the fact that BlackRock may pay a portion of its advisory fee to its Affiliate or to a BAC/Barclays Entity, or relate to compensation arrangements, including for portfolio management, brokerage transactions or account servicing. Any differential in compensation may create a financial incentive on the part of BlackRock or its Affiliates or BAC/Barclays Entities and their personnel to recommend BlackRock over unaffiliated investment advisers or to effect transactions differently in one account over another.

BlackRock and its Affiliates or a BAC/Barclays Entity may provide valuation assistance to certain clients with respect to certain securities or other investments and the valuation recommendations made for their clients’ accounts may differ from the valuations for the same securities or investments assigned by a Series’ pricing vendors, especially if such valuations are based on broker-dealer quotes or other data sources unavailable to the Series’ pricing vendors. While BlackRock will generally communicate its valuation information or determinations to a Series’ pricing vendors and/or fund accountants, there may be instances where the Series’ pricing vendors or fund accountants assign a different valuation to a security or other investment than the valuation for such security or investment determined or recommended by BlackRock.

When determining an asset’s “fair value,” BlackRock seeks to determine the price that a Series might reasonably expect to receive from the current sale of that asset in an arm’s-length transaction. The price generally may not be determined based on what a Series might reasonably expect to receive for selling an asset at a later time or if it holds the asset to maturity. While fair value determinations will be based upon all available factors that BlackRock deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models, fair value represents only a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining a Series’ net asset value. As a result, a Series’ sale or redemption of its interests at net asset value, at a time when a holding or holdings are valued by BlackRock (pursuant to Board-adopted procedures) at fair value, may have the effect of diluting or increasing the economic interest of existing interestholders.

To the extent permitted by applicable law, a Series may invest all or some of its short-term cash investments in any money market fund or similarly-managed private fund advised or managed by BlackRock. In connection with any such investments, a Series, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market fund in which it invests, which may result in a Series bearing some additional expenses.

BlackRock and its Affiliates or a BAC/Barclays Entity and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of a Series. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and Affiliates of BlackRock or by BAC/Barclays Entities that are the same, different from or made at different times than positions taken for the Series. To lessen the possibility that a Series will be adversely affected by this personal trading, the Series, BRIL and BlackRock each have adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Series’ portfolio transactions. Each Code of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. Each Code of Ethics is also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

BlackRock and its Affiliates will not purchase securities or other property from, or sell securities or other property to, a Series, except that the Series may in accordance with rules adopted under the Investment Company Act engage in transactions with accounts that are affiliated with the Series as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to the Series and/or BlackRock by the SEC. These transactions would be affected in circumstances in which BlackRock determined that it would be appropriate for the Series to purchase and another client of BlackRock to sell, or the Series to sell and another client of BlackRock to purchase, the same security or instrument on the same day. From time to time, the activities of a Series may be restricted because of regulatory requirements applicable to BlackRock or its Affiliates or a BAC/Barclays Entity and/or BlackRock’s internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when BlackRock may not initiate or recommend certain types of transactions, or may otherwise restrict or limit their advice in certain securities or instruments issued by or related to companies for which an Affiliate or a BAC/Barclays Entity is performing investment banking, market making, advisory or other services or has proprietary positions. For example, when an Affiliate is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, the Series may be prohibited from or limited in purchasing or selling securities of that company. In addition, when BlackRock is engaged to provide advisory or risk management services for a company, BlackRock may be prohibited from or limited in purchasing or selling securities of that company on behalf of a Series, particularly where such services result in BlackRock obtaining material non-public information about the company. Similar situations could arise if personnel of BlackRock or its Affiliates or a BAC/Barclays Entity serve as directors of companies the securities of which the Series wish to purchase or sell. However, if permitted by applicable law, and where consistent with BlackRock’s policies and procedures (including the necessary implementation of appropriate information barriers), the Series may purchase securities or instruments that are issued by such companies, are the subject of an underwriting, distribution, or advisory assignment by an Affiliate or a BAC/Barclays Entity or are the subject of an advisory or risk management assignment by BlackRock, or where personnel of BlackRock or its Affiliates or of BAC/Barclays Entities are directors or officers of the issuer.

In certain circumstances where the Series invest in securities issued by companies that operate in certain regulated industries, in certain emerging or international markets, or are subject to corporate or regulatory ownership definitions, there may be limits on the aggregate amount invested by Affiliates (including BlackRock) or BAC/Barclays Entities for their proprietary accounts and for client accounts (including the Series) that may not be exceeded without the grant of a license or other regulatory or corporate consent, or, if exceeded, may cause BlackRock, the Series or other client accounts to suffer disadvantages or business restrictions. As a result, BlackRock, on behalf of its clients (including the Series), may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when BlackRock, in its sole discretion, deems it appropriate in light of potential regulatory or other restrictions on ownership or other consequences resulting from reaching investment thresholds.

In those circumstances where ownership thresholds or limitations must be observed, BlackRock seeks to equitably allocate limited investment opportunities among clients (including the Series), taking into consideration benchmark weight and investment strategy. When ownership in certain securities nears an applicable threshold, BlackRock may limit purchases in such securities to the issuer’s weighting in the applicable benchmark used by BlackRock to manage the Series. If client (including Series) holdings of an issuer exceed an applicable threshold and BlackRock is unable to obtain relief to enable the continued holding of such investments, it may be necessary to sell down these positions to meet the applicable limitations. In these cases, benchmark overweight positions will be sold prior to benchmark positions being reduced to meet applicable limitations.

In addition to the foregoing, other ownership thresholds may trigger reporting requirements to governmental and regulatory authorities, and such reports may entail the disclosure of the identity of a client or BlackRock’s intended strategy with respect to such security or asset.

BlackRock and its Affiliates and BAC/Barclays Entities may maintain securities indices as part of their product offerings. Index based funds seek to track the performance of securities indices and may use the name of the index in the fund name. Index providers, including BlackRock and its Affiliates and BAC/Barclays Entities may be paid licensing fees for use of their index or index name. BlackRock and its Affiliates and BAC/Barclays Entities will not be obligated to license their indices to BlackRock, and BlackRock cannot be assured that the terms of any index licensing agreement with BlackRock and its Affiliates and BAC/Barclays Entities will be as favorable as those terms offered to other index licensees.

BlackRock and its Affiliates and BAC/Barclays Entities may serve as Authorized Participants in the creation and redemption of exchange traded funds, including funds advised by Affiliates of BlackRock. BlackRock and its Affiliates and BAC/Barclays Entities may therefore be deemed to be participants in a distribution of such exchange traded funds, which could render them statutory underwriters.

The custody arrangement described in this Part B in “Investment Advisory and Other Services” may lead to potential conflicts of interest with BlackRock Advisors, LLC where BlackRock Advisors, LLC has agreed to waive fees and/or reimburse ordinary operating expenses in order to cap expenses of the Series. This is because the custody arrangements with the Series’ custodian may have the effect of reducing custody fees when the Series leave cash balances uninvested. When a Series’ actual operating expense ratio exceeds a stated cap, a reduction in custody fees reduces the amount of waivers and/or reimbursements BlackRock Advisors, LLC would be required to make to the Series. This could be viewed as having the potential to provide BlackRock Advisors, LLC an incentive to keep high positive cash balances for Series with expense caps in order to offset fund custody fees that BlackRock Advisors, LLC might otherwise reimburse. However, portfolio managers of BlackRock Advisors, LLC do not intentionally keep uninvested balances high, but rather make investment decisions that they anticipate will be beneficial to fund performance.

Present and future activities of BlackRock and its Affiliates and BAC/Barclays Entities, including BlackRock Advisors, LLC, in addition to those described in this section, may give rise to additional conflicts of interest.

Item 17.	Management of the Registrant

Directors and Officers

The Board of Directors of the Master LLC (the “Board of Directors” or the “Board”) consists of thirteen individuals (each, a “Director”), eleven of whom are not “interested persons” of the Master LLC and the Corporation as defined in the Investment Company Act (the “Independent Directors”). The registered investment companies advised by the Manager or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds, two complexes of open-end funds (the Equity-Liquidity Complex and the Equity-Bond Complex) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Master LLC and the Corporation are included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Liquidity Complex.

The Board of Directors has overall responsibility for the oversight of the Master LLC. The Co-Chairs of the Board are Independent Directors, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The Board also has one ad hoc committee, the Joint Product Pricing Committee. The role of the Co-Chairs of the Board is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Co-Chairs of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Fund management, in executive session or with other service providers to the Master LLC. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

The Board has engaged the Manager to manage the Series on a day-to-day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of the Series and associated risk in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s charter, and each Series’ investment objectives and strategies. The Board reviews, on an ongoing basis, the Series’ performances, operations, and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of the Series.

Day-to-day risk management with respect to the Series is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. The Series are subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Series. Risk oversight forms part of the Board’s general oversight of the Series and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Series, sub-advisers, and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by the Series and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Series’ activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Series’ compliance program and reports to the Board regarding compliance matters for the Series and their service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

The members of the Audit Committee are Kenneth L. Urish (Chair), Herbert I. London and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review any issues raised by the independent auditors or Series management regarding the accounting or financial reporting policies and practices of the Master LLC and the internal controls of the Master LLC and certain service providers; (5) oversee the performance of (a) the Master LLC’s internal audit function provided by its investment adviser and (b) the independent auditors; (6) discuss with Series management its policies regarding risk assessment and risk management and (7) resolve any disagreements between Series management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended December 31, 2010, the Audit Committee met four times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina S. Horner (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by interestholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and Committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by the Master LLC’s interestholders as it deems appropriate. The Master LLC’s interestholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended December 31, 2010, the Governance Committee met four times.

The members of the Compliance Committee are Joseph P. Platt (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers and recommend changes or additions to such policies and procedures; (2) review information on and, where appropriate recommend policies concerning, the Master LLC’s compliance with applicable law; and (3) review reports from, oversee the annual performance review of, and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended December 31, 2010, the Compliance Committee met eight times.

The members of the Performance Oversight and Contract Committee (the “Performance Oversight Committee”) are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes and Rodney D. Johnson, all of whom are Independent Directors. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee each Series’ investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review the Series’ investment objectives, policies and practices and the Series’ investment performance; (2) review information on appropriate benchmarks and competitive universes and unusual or exceptional investment matters; (3) review personnel and resources devoted to management of the Series and evaluate the nature and quality of information furnished to the Performance Oversight Committee; (4) recommend any required action regarding change in fundamental and non-fundamental investment policies and restrictions, Series mergers or liquidations; (5) request and review information on the nature, extent and quality of services provided to the interestholders; and (6) make recommendations to the Board concerning the approval or renewal of investment advisory agreements. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended December 31, 2010, the Performance Oversight Committee met four times.

The Boards of the Equity-Liquidity Complex, the Equity-Bond Complex and the closed-end BlackRock Fund Complex, established the ad hoc Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of nine members drawn from the independent board members serving on the boards of these BlackRock Fund Complexes. Ronald W. Forbes and Rodney D. Johnson are members of the Product Pricing Committee representing the Equity-Liquidity Complex. Two independent board members representing the closed-end BlackRock Fund Complex and five independent board members representing the Equity-Bond Complex serve on the Product Pricing Committee. The Product Pricing Committee is chaired by an independent board member from the Equity-Bond Complex. The purpose of the Product Pricing Committee is to review the components and pricing structure of the non-money market funds in the BlackRock Fund Complexes. During the fiscal year ended December 31, 2010, the Product Pricing Committee met ten times.

The members of the Executive Committee are Ronald W. Forbes and Rodney D. Johnson, both of whom are Independent Directors, and Richard S. Davis, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. The Executive Committee was constituted December 3, 2008, and during the fiscal year ended December 31, 2010, the Executive Committee did not hold a formal meeting.

The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent

Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of interestholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Series’ investment adviser, sub-advisers, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors.

Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Master LLC and the other funds in the BlackRock Fund Complex (and any predecessor funds), other investment funds, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and Committee meetings, as well as his or her leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of the Directors that support the conclusion that each Director should serve (or continue to serve) on the Board.

Directors	Experience, Qualifications and Skills
Independent Directors
David O. Beim	David O. Beim has served for approximately 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy Merrill Lynch Investment Managers, L.P. (“MLIM”) funds. Mr. Beim has served as a professor of finance and economics at the Columbia University Graduate School of Business since 1991 and has taught courses on corporate finance, international banking and emerging financial markets. The Board benefits from the perspective and background gained by his almost 20 years of academic experience. He has published numerous articles and books on a range of topics, including, among others, banking and finance. In addition, Mr. Beim spent 25 years in investment banking, including starting and running the investment banking business at Bankers Trust Company.

Ronald W. Forbes	Ronald W. Forbes has served for more than 30 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. This length of service provided Mr. Forbes with direct knowledge of the operation of the Master LLC and the business and regulatory issues facing the Master LLC. He currently serves as professor emeritus at the School of Business at the State University of New York at Albany, and has served as a professor of finance thereof since 1989. Mr. Forbes’ experience as a professor of finance provides valuable background for his service on the Board. Mr. Forbes has also served as a member of the task force on municipal securities markets for Twentieth Century Fund.

Dr. Matina S. Horner	Dr. Matina S. Horner has served for approximately six years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from her service as executive vice president of Teachers Insurance and Annuity Association and College Retirement Equities Fund. This experience provides Dr. Horner with management and corporate governance experience. In addition, Dr. Horner served as a professor in the Department of Psychology at Harvard University and served as President of Radcliffe College for 17 years. Dr. Horner also served on various public, private and nonprofit boards.

Rodney D. Johnson	Rodney D. Johnson has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 25 years of experience as a financial advisor covering a range of engagements, which has broadened his knowledge of and experience with the investment management business. Prior to founding Fairmount Capital Advisors, Inc., Mr. Johnson served as Chief Investment Officer of Temple University for two years. He served as Director of Finance and Managing Director, in addition to a variety of other roles, for the City of Philadelphia, and has extensive experience in municipal finance. Mr. Johnson was also a tenured associate professor of finance at Temple University and a research economist with the Federal Reserve Bank of Philadelphia.

Herbert I. London	Herbert I. London has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. Dr. London’s experience as president of the Hudson Institute, a world renowned think tank in Washington D.C., since 1997 and in various positions at New York University provide both background and perspective on financial, economic and global issues, which enhance his service on the Board. He has authored several books and numerous articles, which have appeared in major newspapers and journals throughout the United States.

Cynthia A. Montgomery	Cynthia A. Montgomery has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. The Board benefits from Ms. Montgomery’s more than 20 years of academic experience as a professor at Harvard Business School where she taught courses on corporate strategy and corporate governance. Ms. Montgomery also has business management and corporate governance experience through her service on the corporate boards of a variety of public companies. She has also authored numerous articles and books on these topics.

Joseph P. Platt	Joseph P. Platt has served for approximately 11 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Platt currently serves as general partner at Thorn Partners, LP, a private investment company. Prior to his joining Thorn Partners, LP, he was an owner, director and executive vice president with Johnson and Higgins, an insurance broker and employee benefits consultant. He has over 25 years experience in the areas of insurance, compensation and benefits. Mr. Platt also serves on the boards of public, private, and non-profit companies.

Robert C. Robb, Jr.	Robert C. Robb, Jr. has served for approximately 11 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Robb has over 30 years of experience in management consulting and has worked with many companies and business associations located throughout the United States. Mr. Robb brings to the Board a wealth of practical business experience across a range of industries.

Toby Rosenblatt	Toby Rosenblatt has served for approximately 19 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has served as president and general partner of Founders Investments, Ltd., a private investment limited partnership, since 1999, providing him with relevant experience with the issues faced by investment management firms and their clients. Mr. Rosenblatt has been active in the civic arena and has served as a trustee of a number of community and educational organizations for over 30 years.

Kenneth L. Urish	Kenneth L. Urish has served for approximately 11 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 30 years of experience in public accounting. Mr. Urish has served as a managing member of an accounting and consulting firm. Mr. Urish has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable SEC rules.

Frederick W. Winter	Frederick W. Winter has served for approximately 11 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from Mr. Winter’s years of academic experience, having served as a professor and dean emeritus of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh since 2005, and dean thereof since 1997. He is widely regarded as a specialist in marketing strategy, marketing management, business-to-business marketing and services marketing. He has also served as a consultant to more than 50 different firms.

Interested Directors
Richard S. Davis	Richard S. Davis’s experience as a Managing Director of BlackRock, Inc. and Chief Executive Officer of State Street Research & Management Company benefits the Master LLC and the Series by providing them with additional business leadership and experience, while adding the benefit of his diverse knowledge concerning investment management firms. In addition Mr. Davis’s experience as the Chairman of State Street Research Mutual Funds and SSR Realty provides the Master LLC and the Series with a wealth of practical business knowledge and leadership. Mr. Davis’s previous service on and long-standing relationship with the Board also provide him with a specific understanding of the Master LLC and the Series, their operations, and the business and regulatory issues facing the Master LLC and the Series.

Henry Gabbay	Henry Gabbay’s many years of experience in finance provide the Board with a wealth of practical business knowledge and leadership. In particular, Mr. Gabbay’s experience as a Consultant for and Managing Director of BlackRock, Inc., Chief Administrative Officer of BlackRock Advisors, LLC and President of BlackRock Funds provides the Master LLC and the Series with greater insight into the analysis and evaluation of both its existing investment portfolios and potential future investments as well as enhanced oversight of their investment decisions and investment valuation processes. In addition, Mr. Gabbay’s former positions as Chief Administrative Officer of BlackRock Advisors, LLC and as Treasurer of certain closed-end funds in the BlackRock Fund Complex provide the Board with direct knowledge of the operations of the Master LLC and the Series and their investment advisers. Mr. Gabbay’s previous service on and long-standing relationship with the Board also provides him with a specific understanding of the Master LLC and the Series, their operations, and the business and regulatory issues facing the Master LLC and the Series.

Biographical Information

Certain biographical and other information relating to the Directors is set forth below, including address, year of birth, principal occupations for at least the last five years, length of time served, and total number of registered investment companies and portfolios overseen in the BlackRock-advised Funds and any public company and investment company directorships held during the past five years.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
Independent Directors[1]

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor of Professional Practice at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Chairman, Wave Hill, Inc. (public garden and cultural center) from 1990 to 2006).	36 RICs consisting of 95 Portfolios	None

Ronald W. Forbes[4] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	36 RICs consisting of 95 Portfolios	None

Dr. Matina S. Horner[5] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	36 RICs consisting of 95 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson[4] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center from 2004 to 2010; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2004; Director, The Committee of Seventy (civic) since 2006.	36 RICs consisting of 95 Portfolios	None

Herbert I. London 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director, Cerego, LLC (software development and design) since 2005; Director, Cybersettle (dispute resolution technology) since 2009.	36 RICs consisting of 95 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, Harvard Business School Publishing from 2005 to 2010; Director, McLean Hospital since 2005.	36 RICs consisting of 95 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; Director WQED Multi-Media (public broadcasting not-for-profit) since 2001; General Partner, Thorn Partners LP (private investment) since 1998; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	36 RICs consisting of 95 Portfolios	Greenlight Capital Re, Ltd (reinsurance company)

Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	36 RICs consisting of 95 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
Toby Rosenblatt[7] 55 East 52nd Street New York, NY 10055 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, Forward Management, LLC since 2007; Director; College Access Foundation of California (philanthropic foundation) since 2009; Director, The James Irvine Foundation (philanthropic foundation) from 1998 to 2008.	36 RICs consisting of 95 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals)

Kenneth L. Urish[8] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Chairman Elect of the Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants and Committee Member thereof since 2007; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation from 2001 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.	36 RICs consisting of 95 Portfolios	None

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005, Director, Alkon Corporation (pneumatics) since 1992; Director, Indotronix International (IT services) from 2004 to 2008; Director, Tippman Sports (recreation) since 2005.	36 RICs consisting of 95 Portfolios	None

Interested Directors[1,9]

Richard S. Davis 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005.	168 RICs consisting of 288 Portfolios	None

Henry Gabbay 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Consultant, BlackRock, Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	168 RICs consisting of 288 Portfolios	None

[1]

Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. The Board has approved one year extensions in the terms of Directors who turn 72 prior to December 31, 2013.

[2]

Following the combination of MLIM and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows all Directors as joining the Master LLC’s Board in 2007, each Independent Director first became a member of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina S. Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.

[3]	Chair of the Performance Oversight Committee.
[4]	Co-Chair of the Board.
[5]	Chair of the Governance Committee.
[6]	Chair of the Compliance Committee.
[7]	Vice Chair of the Performance Oversight Committee.
[8]	Chair of the Audit Committee.
[9]

Mr. Davis is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC based on his former positions with BlackRock, Inc. and its affiliates and his ownership of BlackRock, Inc. and The PNC Financial Services Group, Inc. securities.

Certain biographical and other information relating to the officers of the Master LLC is set forth below, including year of birth, principal occupations for at least the last five years, length of time served, the total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any public company and investment company directorships held during the past five years:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
John M. Perlowski 55 East 52nd Street New York, NY 10055 1964	President and Chief Executive Officer	2010 to present

Managing Director of BlackRock, Inc. since 2009; Global Head of BlackRock Fund Administration since 2009; Director, Family Resource Network (charitable foundation) since 2009; Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, L.P. from 2003 to 2009; Treasurer of Goldman Sachs Mutual Funds from 2003 to 2009 and Senior Vice President thereof from 2007 to 2009; Director of Goldman Sachs Offshore Funds from 2002 to 2009.

				70 RICs consisting of 192 Portfolios	None

Brendan Kyne 55 East 52nd Street New York, NY 10055 1977	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development of BlackRock, Inc. since 2009; Co-head thereof from 2007 to 2009; Vice President of Blackrock, Inc. from 2005 to 2008.	168 RICs consisting of 288 Portfolios	None

Brian Schmidt 55 East 52nd Street New York, NY 10055 1958	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2004; Various positions with U.S. Trust Company from 1991 to 2003, including Director from 2001 to 2003 and Senior Vice President from 1998 to 2003; Vice President, Chief Financial Officer and Treasurer of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust from 2001 to 2003.	70 RICs consisting of 192 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer and Assistant Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	168 RICs consisting of 288 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Assistant Treasurer of the Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	168 RICs consisting of 288 Portfolios	None

Brian P. Kindelan 55 East 52nd Street New York, NY 10055 1959	Chief Compliance Officer and Anti-Money Laundering Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised Funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	168 RICs consisting of 288 Portfolios	None

Ira P. Shapiro 55 East 52nd Street New York, NY 10055 1963	Secretary	2010 to present	Managing Director of BlackRock, Inc. since 2009; Managing Director and Associate General Counsel of Barclays Global Investors from 2008 to 2009; Principal thereof from 2004 to 2008.	74 RICs consisting of 410 Portfolios	None

[1]	Officers of the Master LLC serve at the pleasure of the Board.

Share Ownership Information relating to each Director’s interest ownership in the Master LLC and in all BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2010 is set forth in the chart below:

Name of Director	Aggregate Dollar Range of Equity Securities in the Master LLC	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Directors:
Richard S. Davis	None	Over $100,000
Henry Gabbay	None	Over $100,000
Independent Directors:
David O. Beim	None	Over $100,000
Ronald W. Forbes	None	Over $100,000
Dr. Matina S. Horner	None	Over $100,000
Rodney D. Johnson	None	Over $100,000
Herbert I. London	None	$50,001-$100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Kenneth L. Urish	None	Over $100,000
Frederick W. Winter	None	Over $100,000

As of April 1, 2011, the officers and Directors of the Master LLC as a group owned an aggregate of less than 1% of the outstanding interests in any Series. As of December 31, 2010, none of the non-interested Directors of the Master LLC or their immediate family members owned beneficially or of record any securities in the Manager.

Compensation of Directors

Each Director who is an Independent Director is paid as compensation an annual retainer of $250,000 per year for his or her services as a Board member to the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $5,000 Board meeting fee to be paid for each in person Board meeting attended (a $2,500 Board meeting fee for telephonic attendance at regular Board meetings), for up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Boards of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committees, Compliance Committees, Governance Committees and Performance Oversight Committees and the Vice-Chair of the Performance Oversight Committees are each paid an additional annual retainer of $25,000. The Chair of the Product Pricing Committee, who oversees funds in the Equity-Bond Complex, is paid an annual retainer of $25,000 that is allocated among all of the non-money market funds in the Equity-Liquidity, the Equity-Bond, and the closed-end BlackRock Fund Complexes. For the year ended December 31, 2010, Messrs. Forbes and Johnson each received additional compensation of $40,000 (allocated among the non-money market funds in the Equity-Liqudity Complex) in recognition of their work on the Product Pricing Committee.

Mr. Gabbay is an interested Director of the Master LLC and serves as an interested board member of the other funds which comprise the Equity-Liquidity, the Equity-Bond, and the Closed-End BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $487,500, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including the Master LLC, and (ii) with respect to each of the two open end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting up to five board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case-by-case basis). Mr. Gabbay will also be reimbursed for out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the Independent board members serving on such boards. The Board of the Master LLC or of any other BlackRock-advised Fund may modify the board members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.

The following table sets forth the compensation earned by the Directors for the fiscal year ended December 31, 2010, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2010.

Name	Compensation from the S&P 500 Index Series	Compensation from the Mid Cap Index Series	Compensation from the Extended Market Index Series	Compensation from the Small Cap Index Series	Compensation from the International Index Series	Compensation from the Core Bond Enhanced Index Series
Independent Directors
David O. Beim[2]	$4177	$419	$803	$722	$1628	$604
Ronald W. Forbes[3]	$6736	$527	$1177	$1024	$2164	$817
Dr. Matina S. Horner[4]	$4177	$419	$803	$722	$1628	$604
Rodney D. Johnson[3]	$6736	$527	$1177	$1024	$2614	$817
Herbert I. London	$3822	$405	$754	$680	$1504	$573
Cynthia A. Montgomery	$3822	$405	$754	$680	$1504	$573
Joseph P. Platt[5]	$4177	$419	$803	$722	$1628	$604
Robert C. Robb, Jr.	$3822	$405	$754	$680	$1504	$573
Toby Rosenblatt[6]	$4177	$419	$803	$722	$1628	$604
Kenneth L. Urish[7]	$4150	$392	$776	$694	$1601	$577
Frederick W. Winter	$3822	$405	$754	$680	$1504	$573
Interested Directors
Richard S. Davis	None	None	None	None	None	None
Henry Gabbay	$2936	$273	$583	$511	$1168	$388

Name	Compensation from the Enhanced S&P 500 Series	Compensation from the Enhanced Small Cap Series	Compensation from the Enhanced International Series	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Master LLC and Other BlackRock- Advised Funds[1]
Independent Directors
David O. Beim[2]	$1792	$613	$532	None	$300,000
Ronald W. Forbes[3]	$2814	$847	$714	None	$360,000
Dr. Matina S. Horner[4]	$1792	$613	$532	None	$300,000
Rodney D. Johnson[3]	$2814	$847	$714	None	$360,000
Herbert I. London	$1653	$582	$508	None	$275,000
Cynthia A. Montgomery	$1653	$582	$508	None	$275,000
Joseph P. Platt[5]	$1792	$613	$532	None	$300,000
Robert C. Robb, Jr.	$1653	$582	$508	None	$275,000
Toby Rosenblatt[6]	$1752	$613	$532	None	$300,000
Kenneth L. Urish[7]	$1765	$586	$505	None	$297,500
Frederick W. Winter	$1653	$582	$508	None	$275,000
Interested Directors
Richard S. Davis	None	None	None	None	None
Henry Gabbay	$1308	$417	$353	None	$608,125

[1]	For the number of RICs and Portfolios from which each Director receives compensation, see the Biographical Information chart beginning on page B-31.
[2]	Chair of the Performance Oversight Committee.
[3]	Co-Chair of the Board of Directors.
[4]	Chair of the Governance Committee.
[5]	Chair of the Compliance Committee.
[6]	Vice-Chair of the Performance Oversight Committee.
[7]	Chair of the Audit Committee.

Proxy Voting Policies and Procedures

The Master LLC’s Board of Directors has delegated the voting of proxies for the Series’ securities to the Manager pursuant to the Manager’s proxy voting guidelines. Under these guidelines, the Manager will vote proxies related to Fund securities in the best interests of the Series and its stockholders. From time to time, a vote may present a conflict between the interests of the Series’ stockholders, on the one hand, and those of the Manager, or any affiliated person of the Fund or the Manager, on the other. In such event, provided that the Manager’s Equity Investment Policy Oversight Committee, or a sub-committee thereof (the “Committee”) is aware of the real or potential conflict or material non-routine matter and if the Committee does not reasonably believe it is able to follow its general voting guidelines (or if the particular proxy matter is not addressed in the guidelines) and vote impartially, the Committee may retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Manager’s clients. If the Manager determines not to retain an independent fiduciary, or does not desire to follow the advice of such independent fiduciary, the Committee shall determine how to vote the proxy after consulting with the Manager’s Portfolio Management Group and/or the Manager’s Legal and Compliance Department and concluding that the vote cast is in its client’s best interest notwithstanding the conflict. A copy of the Master LLC’s Proxy Voting Policies are attached as Appendix B.

Information about how a Series voted proxies relating to securities held in the Series’ portfolio during the most recent 12-month period ended June 30 is available without charge (1) at www.blackrock.com and (2) on the Commission’s website at http://www.sec.gov.

Item 18.	Control Persons and Principal Holders of Securities.

The following table sets forth control persons and principal holders of interests of each Series as of April 15, 2011.

Name of Series	Name and Address of Principal Holder/Control Person	Percentage of Ownership of the Series[1]	Percentage of Ownership of the Master LLC[1]	Type of Ownership (Of Record/Beneficial)
S&P 500 Index Series	BlackRock S&P 500 Index Fund of BlackRock Index Funds, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809	76.22%	30.17%	Beneficial

	BlackRock Index Equity Portfolio of BlackRock Funds 100 Bellevue Parkway Wilmington, Delaware 19809	23.78%	9.41%	Beneficial

Small Cap Index Series	BlackRock Small Cap Index Fund of BlackRock Index Funds, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809	35.07%	2.12%	Beneficial

	Bank of America, N.A. on behalf of Small Cap Index Trust of QA Collective Trust Series, 100 Bellevue Parkway Wilmington, Delaware 19809	37.74%	2.28%	Beneficial

	BlackRock Small Cap Index Series AMR Private Label RIC 100 Bellevue Parkway Wilmington, Delaware 19809	27.19%	1.64%	Beneficial

Core Bond Enhanced Index Series	Bank of America, N.A. on behalf of Merrill Lynch Core Bond Enhanced Index Trust 100 Bellevue Parkway Wilmington, Delaware 19809	84.39%	2.67%	Beneficial

	Core Bond Enhanced Index Series of BlackRock Quantitative Investors, LLC 100 Bellevue Parkway Wilmington, Delaware 19809	9.47%	0.30%	Beneficial

Name of Series	Name and Address of Principal Holder/Control Person	Percentage of Ownership of the Series[1]	Percentage of Ownership of the Master LLC[1]	Type of Ownership (Of Record/Beneficial)

International Index Series	BlackRock International Index Fund of BlackRock Index Funds, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809	28.70%	4.55%	Beneficial

	Bank of America, N.A. on behalf of International Index Trust of QA Collective Trust Series 100 Bellevue Parkway Wilmington, Delaware 19809	35.58%	5.64%	Beneficial

	BlackRock International Index Series AMR Private Label RIC 100 Bellevue Parkway Wilmington, Delaware 19809	35.72%	5.67%	Beneficial

Enhanced S&P 500 Series	Enhanced S&P 500 Series of BlackRock Quantitative Partners, L.P. 100 Bellevue Parkway Wilmington, Delaware 19809	95.99%	18.08%	Beneficial

Enhanced International Series	Bank of America, N.A. on behalf of Enhanced International Trust of QA Collective Trust Series 100 Bellevue Parkway Wilmington, Delaware 19809	100%	2.89%	Beneficial

Mid Cap Index Series	Bank of America, N.A. on behalf of Mid Cap Index Trust of QA Collective Trust Series 100 Bellevue Parkway Wilmington, Delaware 19809	100%	1.78%	Beneficial

Name of Series	Name and Address of Principal Holder/Control Person	Percentage of Ownership of the Series[1]	Percentage of Ownership of the Master LLC	Type of Ownership (Of Record/Beneficial)
Extended Market Index Series	Extended Market Index Series USAA Private Label RIC 100 Bellevue Parkway Wilmington, Delaware 19809	82.46%	6.45%	Beneficial

	Bank of America, N.A. on behalf of Extended Market Index Trust of Merrill Lynch QA Collective Trust Series 100 Bellevue Parkway Wilmington, Delaware 19809	17.54%	1.37%	Beneficial

Enhanced Small Cap Series	Bank of America, N.A. on behalf of Enhanced Small Cap Trust of Merrill Lynch QA Collective Trust Series 100 Bellevue Parkway Wilmington, Delaware 19809	100%	4.03%	Beneficial

[1]	Reflects either direct ownership of the Series, or indirect ownership through one of a Series’ owners.

Except as set forth in the table above, no entity or individual owns between 5% and 25% of the outstanding interests of any Series.

The jurisdiction of organizations listed above that are deemed “control persons” of a Series is set forth below:

Entity	Jurisdiction
BlackRock Series, Inc.	Maryland

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interest in a Series or in the Master LLC, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate interests of the Master LLC would be able to elect all the Directors. With respect to the election of Directors and ratification of accountants, the interestholders of separate Series vote together; they generally vote separately by Series on other matters.

Item 19.	Investment Advisory and Other Services.

The Master LLC has entered into a management agreement (the “Management Agreement”) with BlackRock as the Manager. The Manager provides the Master LLC with investment advisory and management services. Subject to the oversight of the Board of Directors, the Manager is responsible for the actual management of each Series’ portfolio and reviews the Series’ holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager. The Manager performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Series.

As discussed in Part A, the Manager receives for its services to the Series monthly compensation at the annual rates equal to a percentage of the average daily net assets of each Series. The table below provides information about the management fee rates for the Manager.

	Manager
Name of Series[1]	Contractual Management Fee Rate[2]	Management Fee Rate for the Fiscal Year Ended December 31, 2010 (reflects fee waivers where applicable)
S&P 500 Index Series[3]	0.01%	0.005%
Small Cap Index Series[4]	0.01%	0.000%
Core Bond Enhanced Index Series[5]	0.01%	0.008%
International Index Series[4]	0.01%	0.004%
Enhanced S&P 500 Series	0.01%	0.006%
Enhanced Small Cap Series	0.01%	0.006%
Enhanced International Series[6]	0.01%	0.000%
Mid Cap Index Series	0.01%	0.007%
Extended Market Index Series[4]	0.01%	0.007%

[1]	BlackRock may waive a portion of each Series’ management fee in connection with such Series’ investment in an affiliated money market fund.
[2]	Excluding any fee waivers and reimbursements which may have been applicable.
[3]	BlackRock has contractually agreed to waive fees in order to ensure that management fees payable by the Series will not exceed 0.005% of average daily net assets through April 30, 2012.
[4]

BlackRock has entered into a contractual arrangement with the Master LLC on behalf of Small Cap Index Series, International Index Series and Extended Market Index Series and the corresponding Feeder Funds under which BlackRock will waive and/or reimburse fees and/or expenses in order to limit total operating expenses incurred to 0.08%, 0.12% and 0.12%, respectively, of the applicable Series’ average daily net assets.

[5]

BlackRock has entered into a contract with the Master LLC and the Corporation on behalf of Core Bond Enhanced Index Series and certain corresponding feeder funds that provides that BlackRock will waive and/or reimburse fees and/or expenses in order to ensure that the management fee for the Series, when combined with the administration fee of any corresponding feeder fund, will not exceed 0.20%.

[6]

BlackRock has entered into a voluntary arrangement with Enhanced International Series under which total operating expenses will not exceed 0.12%. This voluntary fee arrangement may be reduced or discontinued at any time.

The tables below set forth information about the total management fees paid by each Series to the Manager and the amount of any waiver for the periods indicated.

Fiscal Year Ended December 31,	S&P 500 Index Series	Small Cap Index Series	Core Bond Enhanced Index Series	International Index Series	Enhanced S&P 500 Series
2010
Contractual amount payable to the Manager	$226,584	$27,646	$18,494	$79,568	$91,262
Amount waived (if applicable) by the Manager[1]	$123,313	$27,646	$3,167	$49,666	$36,750
Reimbursements by the Manager	$0	$84,318	$0	$0	$0
2009
Contractual amount payable to the Manager	$200,618	$33,405	$20,789	$74,764	$67,727
Amount waived (if applicable) by the Manager[1]	$108,206	$33,405	$2,480	$18,879	$25,686
Reimbursements by the Manager	$0	$26,918	$0	$0	$0
2008
Contractual amount payable to the Manager	$304,955	$47,115	$35,722	$93,067	$55,511
Amount waived (if applicable) by the Manager[1]	$152,477	$26,007	$0	$79,741	$0
Reimbursements by the Manager	$0	$0	$0	$0	$0

Fiscal Year Ended December 31,	Enhanced Small Cap Series	Enhanced Int’l Series	Mid Cap Index Series	Extended Market Index Series
2010
Contractual amount payable to the Manager	$20,456	$15,390	$8,861	$32,722
Amount waived (if applicable) by the Manager[1]	$9,005	$15,390	$2,316	$8,592
Reimbursements by the Manager	$0	$138,264	$0	$0
2009
Contractual amount payable to the Manager	$15,952	$12,542	$11,520	$23,101
Amount waived (if applicable) by the Manager[1]	$4,384	$12,542	$4,549	$13,119
Reimbursements by the Manager	$0	$331,769	$0	$0
2008
Contractual amount payable to the Manager	$20,747	$16,568	$14,293	$27,788
Amount waived (if applicable) by the Manager[1]	$0	$16,568	$0	$0
Reimbursements by the Manager	$0	$206,105	$0	$0

[1]	Includes amounts waived due to each Series’ investment in an affiliated money market fund.

The Manager has retained BlackRock Investment Management, LLC (“BIM”), an affiliate, to act as investment sub-adviser to S&P 500 Index Series, Small Cap Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series, Enhanced International Series, Mid Cap Index Series and Extended Market Index Series under which the Manager will pay a monthly fee at the annual rate equal to a percentage of the fee paid to the Manager for services it provides to those series.

The Manager has retained BlackRock Financial Management, Inc. (“BFM”), an affiliate, to act as investment sub-adviser to Core Bond Enhanced Index Series. The Manager will pay BFM a monthly fee at the annual rate equal to a percentage of the fee paid to the Manager for services it provides to Core Bond Enhanced Index Series. BIM and BFM are referred to collectively as the “Sub-Advisers”.

The table sets forth information about the total sub-advisory fees paid to the Sub-Advisers for the past three fiscal years.

	December 31, 2010		December 31, 2009		December 31, 2008
Fund	Paid to BIM	Paid to BFM	Paid to BIM	Paid to BFM	Paid to BIM	Paid to BFM
S&P 500 Index Series	$193,480	N/A	$68,385	N/A	$129,581	N/A
Small Cap Index Series	$5,778	$0	$16,471	N/A	$18,379	N/A
Core Bond Enhanced Index Series	N/A	N/A	N/A	$0	N/A	$21,626
International Index Series	$34,912	N/A	$50,041	N/A	$49,193	N/A
Enhanced S&P 500 Series	$0	N/A	$0	N/A	$0	N/A
Enhanced Small Cap Series	$0	N/A	$0	N/A	$0	N/A
Enhanced International Series	$0	N/A	$0	N/A	$0	N/A
Mid Cap Index Series	$0	N/A	$0	N/A	$0	N/A
Extended Index Series	$0	N/A	$0	N/A	$0	N/A

Payment of Series Expenses. The Management Agreement obligates the Manager to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Master LLC in connection with investment and economic research, trading and investment management of the Master LLC, as well as the fees of all Directors who are affiliated persons of the Manager or any of its affiliates. The Master LLC pays, or causes to be paid, all other expenses incurred in the operation of the Master LLC and the Series (except to the extent paid by the Placement Agents) including, among other things, taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, shareholder reports, prospectuses or statements of additional information, except to the extent paid by the Placement Agents, charges of the custodian and sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of interests, Commission fees, expenses of registering the interests under federal, state or foreign laws, expenses of non-affiliated Directors, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Master LLC or a Series. Certain accounting services are provided for the Master LLC by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Master LLC. The Master LLC pays a fee for these services. In addition, the Manager provides certain accounting services to the Master LLC and the Master LLC pays the Manager a fee for such services. The Placement Agents will pay certain of the expenses of the Master LLC incurred in connection with the offering of the interests in each of the Series.

Organization of the Manager. BlackRock Advisors, LLC is a Delaware limited liability company and an indirect, wholly owned subsidiary of BlackRock, Inc. While the Manager is ultimately responsible for the management of the Master LLC, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. Each Sub-Adviser is an affiliate of the Manager and is an indirect wholly owned subsidiary of BlackRock, Inc.

Duration and Termination. Unless earlier terminated as described below, the Management Agreement and each Sub-Advisory Agreement will remain in effect for an initial two year period and from year to year if approved annually (a) by the Board or by a vote of a majority of the outstanding voting securities of the Master LLC and (b) by a majority of the Directors of the Master LLC who are not parties to such agreement or interested persons (as defined in the Investment Company Act) of any such party. Each Agreement automatically terminates on assignment and may be terminated without penalty on 60 days’ written notice at the option of either party thereto or by the vote of the interestholders of the applicable Series.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540 has been selected as the independent registered public accounting firm of the Master LLC. The independent registered public accounting firm is responsible for auditing the annual financial statements of the Series and Feeder Funds.

Custodian

JPMorgan Chase Bank, 4 Chase MetroTech, 18th floor, Brooklyn, New York 11245, acts as the custodian of the assets of the Mid Cap Index Series, Extended Market Index Series, International Index Series and Enhanced Series. Under the contracts with the Master LLC, JPMorgan Chase Bank is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Series to be held in their respective offices outside the United States and with certain foreign banks and securities depositors. State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts, 02111, acts as the custodian for S&P 500 Index Series and Small Cap Index Series. Each custodian is responsible for safeguarding and controlling the Series’ cash and securities, handling the receipt and delivery of securities and collecting interests and dividends on the Series’ investments.

Under an arrangement effective January 1, 2010, on a monthly basis, each Series’ custodian nets the Series’ daily positive and negative cash balances and calculates a credit (“custody credit”) or a charge based on that net amount. The custodian fees, including the amount of any overdraft charges, may be reduced by the amount of such custody credits, and any unused credits at the end of a given month may be carried forward to a subsequent month. Any such credits unused by the end of a Series’ fiscal year will not expire. Net debits at the end of a given month are added to the Series’ custody bill and paid by the Series.

Transfer Agent

PNC Global Investment Servicing (U.S.) Inc., (“PNC GIS”), an affiliate of the Manager, served as transfer agent and dividend agent. Effective July 1, 2010, PNC GIS was sold to The Bank of New York Mellon Corporation and is no longer considered an affiliate of the Manager. At the close of the sale, PNC GIS changed its name to BNY Mellon Investment Servicing (US) Inc. (the “Transfer Agent”). The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See “Account Information — How to Buy, Sell and Transfer Shares” in the Corporation’s Prospectus. To facilitate custody of each Feeder Fund’s interests in the applicable Series without the need of a separate custodian for the Feeder Funds, the Master LLC has appointed the Transfer Agent as the transfer agent for the underlying Series in which the Feeder Funds invest.

Legal Counsel

Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, is counsel for the Master LLC.

Accounting Services

The Master LLC has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to each Series. The Series pay a fee for these services. The Manager also provides certain accounting services to each Series and each Series reimburses the Manager for these services.

The table below shows the amounts paid by each Series to State Street and the Manager for the periods indicated.

	Fiscal Year Ended December 31,
	2010	2009	2008
S&P 500 Index Series
Paid to State Street	$360,616	$350,852	$462,455
Paid to the Manager	$42,260	$41,539	$51,427

Small Cap Index Series
Paid to State Street	$63,365	$73,827	$88,312
Paid to the Manager	$5,038	$6,369	$8,365

Core Bond Enhanced Index Series
Paid to State Street	$80,535	$95,115	$138,976
Paid to the Manager	$3,557	$4,356	$6,027

International Index Series
Paid to State Street	$138,949	$143,726	$158,182
Paid to the Manager	$14,269	$15,780	$15,835

Enhanced S&P 500 Series
Paid to State Street	$164,879	$137,875	$114,346
Paid to the Manager	$16,901	$12,777	$10,163

Enhanced Small Cap Series
Paid to State Street	$36,080	$7,530	$45,231
Paid to the Manager	$3,752	$3,505	$3,809

Enhanced International Series
Paid to State Street	$31,801	$29,448	$33,647
Paid to the Manager	$2,867	$2,361	$3,138

Mid Cap Index Series
Paid to State Street	$30,884	$38,536	$41,579
Paid to the Manager	$1,294	$2,520	$2,675

Extended Market Index Series
Paid to State Street	$68,860	$63,260	$68,748
Paid to the Manager	$5,882	$4,389	$5,084

Item 20.	Portfolio Managers

Information Regarding the Portfolio Managers

Each Series is managed by the manager or managers identified in Part A to this Registration Statement.

Other Funds and Accounts Managed

The following table sets forth information about funds and accounts other than the Series for which each Series’ portfolio manager is primarily responsible for the day-to-day portfolio management as of the Master LLC’s fiscal year ended December 31, 2010.

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
S&P 500 Index Series

Edward Corallo	66	163	66	0	8	3
	$45.2 Billion	$416 Billion	$154 Billion	$0	$5.7 Billion	$1.5 Billion

Christopher Bliss, CFA, CPA	66	38	5	0	2	0
	$45.2 Billion	$27.4 Billion	$7.4 Billion	$0	$1.3 Billion	$0

Diane Hsiung	190	34	6	0	0	0
	$342 Billion	$30 Billion	$300 Million	$0	$0	$0

Jennifer Hsui, CFA	66	51	39	0	4	3
	$45.2 Billion	$285.4 Billion	$108.7 Billion	$0	$3 Billion	$5.2 Billion

Creighton Jue, CFA	66	77	27	0	2	0
	$45.2 Billion	$114.5 Billion	$42 Billion	$0	$753 Million	$0

Greg Savage	190	35	7	0	0	0
	$342 Billion	$30 Billion	$300 Million	$0	$0	$0

Small Cap Index Series

Edward Corallo	66	163	66	0	8	3
	$46.7 Billion	$415.9 Billion	$154 Billion	$0	$5.7 Billion	$1.5 Billion

Christopher Bliss, CFA, CPA	66	38	5	0	2	0
	$46.7 Billion	$27.4 Billion	$7.4 Billion	$0	$1.3 Billion	$0

Jennifer Hsui, CFA	66	51	39	0	4	3
	$46.7 Billion	$285.4 Billion	$108.7 Billion	$0	$3 Billion	$5.2 Billion

Creighton Jue, CFA	66	77	27	0	2	0
	$46.7 Billion	$114.5 Billion	$42.3 Billion	$0	$753 Million	$0

International Index Series

Edward Corallo	66	163	66	0	8	3
	$46.1 Billion	$415.9 Billion	$154.2 Billion	$0	$5.7 Billion	$1.5 Billion

Christopher Bliss, CFA, CPA	66	38	5	0	2	0
	$46.1 Billion	$27.4 Billion	$7.4 Billion	$0	$1.3 Billion	$0

Jennifer Hsui, CFA	66	51	39	0	4	3
	$46.1 Billion	$285.4 Billion	$108.7 Billion	$0	$3 Billion	$5.2 Billion

Creighton Jue, CFA	66	77	27	0	2	0
	$46.1 Billion	$114.5 Billion	$42.3 Billion	$0	$753 Million	$0

Extended Market Index Series

Edward Corallo	66	163	66	0	8	3
	$46.6 Billion	$415.9 Billion	$154.2 Billion	$0	$5.7 Billion	$1.5 Billion

Christopher Bliss, CFA, CPA	66	38	5	0	2	0
	$46.6 Billion	$27.4 Billion	$7.4 Billion	$0	$1.3 Billion	$0

Jennifer Hsui, CFA	66	51	39	0	4	3
	$46.6 Billion	$285.4 Billion	$108.7 Billion	$0	$3 Billion	$5.2 Billion

Creighton Jue, CFA	66	77	27	0	2	0
	$46.6 Billion	$114.5 Billion	$42.3 Billion	$0	$753 Million	$0

Mid Cap Index Series

Edward Corallo	66	163	66	0	8	3
	$47 Billion	$415.9 Billion	$154.2 Billion	$0	$5.7 Billion	$1.5 Billion

Christopher Bliss, CFA, CPA	66	38	5	0	2	0
	$47 Billion	$27.4 Billion	$7.4 Billion	$0	$1.3 Billion	$0

Jennifer Hsui, CFA	66	51	39	0	4	3
	$47 Billion	$285.4 Billion	$108.7 Billion	$0	$3 Billion	$5.2 Billion

Creighton Jue, CFA	66	77	27	0	2	0
	$47 Billion	$114.5 Billion	$42.3 Billion	$0	$753 Million	$0

Enhanced S&P Index Series

Leon Roisenberg	3	10	11	0	0	1
	$1.5 Billion	$3.7 Billion	$6.5 Billion	$0	$0	$93.6 Million

Enhanced Small Cap Index Series

Leon Roisenberg	3	10	11	0	0	1
	$1.4 Billion	$3.7 Billion	$6.5 Billion	$0	$0	$93.6 Million

Enhanced International Series

Leon Roisenberg	3	10	9	0	0	1
	$1.5 Billion	$3.7 Billion	$6.5 Billion	$0	$0	$93.6 Million

Core Bond Enhanced Index Series

Matthew Marra	29	2	5	0	0	0
	$24.2 Billion	$1.3 Billion	$1.3 billion	$0	$0	$0

Portfolio Manager Compensation Overview

Base compensation. Generally, portfolio managers receive base compensation based on their seniority and/or their position with the firm. Senior portfolio managers who perform additional management functions within the portfolio management group or within BlackRock may receive additional compensation for serving in these other capacities.

Discretionary Incentive Compensation. Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager’s group within BlackRock, the investment performance, including risk-adjusted returns, of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s seniority, role within the portfolio management team, teamwork and contribution to the overall performance of these portfolios and BlackRock. In most cases, including for the portfolio managers of a Fund, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Fund or other accounts managed by the portfolio managers are measured. BlackRock’s Chief Investment Officers determine the benchmarks against which to compare the performance of funds and other accounts managed by each portfolio manager and the period of time over which performance is evaluated. With respect to the portfolio managers, such benchmarks for the Series include the following:

Portfolio Manager	Funds Managed	Benchmarks Applicable to Each Portfolio Manager
Matthew Marra Brian Weinstein	Core Bond Enhanced Index Series	Aggregate Bond Index

Leon Roisenberg	Enhanced S&P 500 Series	S&P 500

Leon Roisenberg	Enhanced Small Cap Series	S&P 600

Leon Roisenberg	Enhanced International Series	EAFE Index

BlackRock’s Chief Investment Officers make a subjective determination with respect to the portfolio managers’ compensation based on the performance of the funds and other accounts managed by each portfolio manager relative to the various benchmarks noted above. Performance of fixed-income funds is measured on both a pre-tax and after-tax basis over various time periods including 1-, 3-, 5- and 10-year periods, as applicable. Performance of equity funds is measured on a pre-tax basis over various time periods including 1-, 3-, and 5-year periods, as applicable.

Distribution of Discretionary Incentive Compensation. Discretionary incentive compensation is distributed to portfolio managers in a combination of cash and BlackRock, Inc. restricted stock units which vest ratably over a number of years. The BlackRock, Inc. restricted stock units, if properly vested, will be settled in BlackRock, Inc. common stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for the portfolio managers. Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year “at risk” based on BlackRock’s ability to sustain and improve its performance over future periods.

Long-Term Retention and Incentive Plan (“LTIP”) — From time to time, long-term incentive equity awards are granted to certain key employees to aid in retention, align their interests with the interests of long-term interestholders and motivate performance. Equity awards are generally granted in the form of BlackRock, Inc. restricted stock units that, once vested, settle in BlackRock, Inc. common stock. Messrs. Marra and Roisenberg have each received awards under the LTIP.

Deferred Compensation Program — A portion of the compensation paid to eligible BlackRock employees may be voluntarily deferred into an account that tracks the performance of certain of the firm’s investment products. Each participant in the deferred compensation program is permitted to allocate his deferred amounts among the various investment options. Messrs. Marra and Roisenberg have each participated in the deferred compensation program.

Other compensation benefits. In addition to base compensation and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:

Incentive Savings Plans — BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (RSP), and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 6% of eligible pay contributed to the plan capped at $4,000 per year, and a company retirement contribution equal to 3-5% of eligible compensation. The RSP offers a range of investment options, including registered investment companies managed by the firm. BlackRock contributions follow the investment direction set by participants for their own contributions or, absent employee investment direction, are invested into a balanced portfolio. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares or a dollar value of $25,000. Each portfolio manager is eligible to participate in these plans.

Portfolio Manager Potential Material Conflicts of Interest

BlackRock has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock furnishes investment management and advisory services to numerous clients in addition to the Series, and BlackRock may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Series. In addition, BlackRock, its affiliates and significant shareholders and any officer, director, stockholder or employee may or may not have an interest in the securities whose purchase and sale BlackRock recommends to the Series. BlackRock, or any of its affiliates or significant shareholders, or any officer, director, stockholder, employee or any member of their families may take different actions than those recommended to the Series by BlackRock with respect to the same securities. Moreover, BlackRock may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock’s (or its affiliates’ or significant shareholders’) officers, directors or employees are directors or officers, or companies as to which BlackRock or any of its affiliates or significant shareholders or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information. Certain portfolio managers also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a fund. It should be noted that Messrs. Bliss, Corallo, Jue, Marra and Roisenberg and Ms. Hsui currently manage certain accounts that are subject to performance fees. In addition, a portfolio manager may assist in managing certain hedge funds and may be entitled to receive a portion of any incentive fees earned on such funds and a portion of such incentive fees may be voluntarily or involuntarily deferred. Additional portfolio managers may in the future manage other such accounts or funds and may be entitled to receive incentive fees.

As a fiduciary, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. When BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock has adopted a policy that is intended to ensure that investment opportunities are allocated fairly and equitably among client accounts over time. This policy also seeks to achieve reasonable efficiency in client transactions and provide BlackRock with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base.

Series Ownership

The following table sets forth the dollar range of equity securities of each Series beneficially owned by the portfolio manager(s) as of the fiscal year ended December 31, 2010.

Series Name/Manager	Dollar Range[1]
S&P 500 Index Series
Edward Corallo	None
Christopher Bliss	None
Diane Hsiung	None
Jennifer Hsui	None
Creighton Jue	None
Greg Savage	None
Small Cap Index Series
Edward Corallo	None
Christopher Bliss	None
Jennifer Hsui	None
Creighton Jue	None
International Index Series
Edward Corallo	None
Christopher Bliss	None
Jennifer Hsui	None
Creighton Jue	None

Enhanced S&P 500 Series
Leon Roisenberg	None
Enhanced International Series
Leon Roisenberg	None
Mid Cap Index Series
Edward Corallo	None
Christopher Bliss	None
Jennifer Hsui	None
Creighton Jue	None
Extended Market Index Series
Edward Corallo	None
Christopher Bliss	None
Jennifer Hsui	None
Creighton Jue	None
Enhanced Small Cap Series
Leon Roisenberg	None
Core Bond Enhanced Index Series
Matthew Marra	None
Brian Weinstein	None

[1]	Individuals are not permitted to invest in the Series.

Item 21.	Brokerage Allocation and Other Practices.

Subject to policies established by the Board of Directors, the Manager is primarily responsible for the execution of the Series’ portfolio transactions and the allocation of brokerage. The Manager does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Series, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk in positioning a block of securities. While the Manager generally seeks reasonable trade execution costs, the Series do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including the Master LLC. In return for such services, the Manager may cause a Series to pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

Section 28(e) (“Section 28(e)”) of the Securities Exchange Act of 1934 (the “Exchange Act”) permits an investment adviser, such as the Manager, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Master LLC.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Manager might pay with Series commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analyses. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Manager’s individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Master LLC to the Manager are not reduced as a result of the Manager’s receipt of research services.

In some cases the Manager may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, a Series may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Manager does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for a Series; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Manager neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

Each Series anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Series will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

Foreign equity securities may be held by a Series in the form of ADRs, EDRs and GDRs or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. ADRs, like other securities traded in the United States, will be subject to negotiated commission rates.

A Series’ ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the interests in a Series are redeemable on a daily basis in U.S. dollars, the Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

Brokerage Commissions

Set forth below is information about the brokerage commissions paid by each Series, including commissions paid to Affiliates, for the last three fiscal years.

Total Brokerage Commissions Paid

Fiscal Year Ended December 31,	S&P 500 Index Series	Small Cap Index Series	Core Bond Enhanced Index Series	International Index Series	Enhanced S&P 500 Series
2010	$85,619	$197,482	$75,045	$102,678	$601,591
2009	$41,432	$86,190	$35,787	$130,079	$587,280
2008	$209,076	$119,466	$39,839	$163,884	$603,869

Fiscal Year Ended December 31,	Enhanced Small Cap Series	Enhanced Int’l Series	Mid Cap Index Series	Extended Market Index Series
2010	$93,314	$132,613	$15,443	$36,009
2009	$152,593	$68,980	$8,483	$38,720
2008	$373,675	$186,640	$13,323	$63,147

Total Commissions Paid to Affiliates

Fiscal Year Ended December 31,	S&P 500 Index Series	Small Cap Index Series	Core Bond Enhanced Index Series	International Index Series	Enhanced S&P 500 Series
2010	$0	$0	$0	$0	$0
2009	$0	$0	$0	$0	$0
2008	$0	$0	$0	$41,908	$5,914

Fiscal Year Ended December 31,	Enhanced Small Cap Series	Enhanced Int’l Series	Mid Cap Index Series	Extended Market Index Series
2010	$0	$0	$0	$0
2009	$0	$0	$0	$0
2008	$4,267	$8,623	$3,791	$4,669

The following table shows the dollar amount of brokerage commissions paid to brokers for providing research services and the approximate dollar amount of the transactions involved for each Series, as applicable, for the fiscal year ended December 31, 2010. The provision of research services was not necessarily a factor in the placement of all brokerage business with such brokers.

Enhanced S&P 500 Series

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
$1,898	$9,457,302

Enhanced Small Cap Series

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
$126	$197,220

Enhanced International Series

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
$244	$748,864

The Series may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Master LLC and persons who are affiliated with such persons are prohibited from dealing with the Master LLC as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market are usually with dealers acting as principal for their own accounts, affiliated persons of the Master LLC will not deal with affiliated persons, including BlackRock and its affiliates in such transactions. However, an affiliated person of the Master LLC may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Master LLC may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch, PNC or any affiliated person (as defined in the Investment Company Act) thereof is a member or in a private placement in which any such entity serves as placement agent except pursuant to procedures adopted by the Board of Directors that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See “Investment Restrictions.”

Because of the affiliation of BlackRock with the Manager, the Master LLC is prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Master LLC would be prohibited from engaging in portfolio transactions with BlackRock or any of its affiliates acting as principal.

The Master LLC has received an exemptive order from the Commission permitting it to lend portfolio securities to affiliates of the Master LLC. Pursuant to that order, the Master LLC also has retained an affiliated entity of the Manager as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral.

The following table sets forth information regarding securities lending fees paid by the Master LLC to the securities lending agent for the periods shown:

Fiscal Year Ended December 31,	S&P 500 Index Series	Small Cap Index Series	Core Bond Enhanced Index Series	International Index Series
2010	$50,457	$36,692	$0	$0
2009	$172,086	$110,435	$0	$0
2008	$391,365	$298,692	$0	$0

Fiscal Year Ended December 31,	Enhanced S&P 500 Series	Enhanced Small Cap Series	Enhanced International Series	Mid Cap Index Series	Extended Market Index Series
2010	$0	$0	$0	$2,471	$34,549
2009	$384	$0	$0	$17,115	$40,693
2008	$39,866	$0	$0	$34,291	$122,735

In connection with securities lending activities, the lending agent may, on behalf of a Series, invest cash collateral received by the Master LLC for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Manager or its affiliates. Pursuant to the same order, the Master LLC may invest its uninvested cash in registered money market funds advised by the Manager or its affiliates, or in a private investment company managed by the lending agent. If the Master LLC acquires shares in either the private investment company or an affiliated money market fund, interestholders would bear both their proportionate share of the Master LLC’s expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Master LLC. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Manager’s waiver of a portion of its management fee.

The value of each of the Series’ aggregate holdings of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended December 31, 2010 are as follows:

S&P 500 Index Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
Citigroup, Inc.	E	$28,403
Morgan Stanley	E	$8,512

Small Cap Index Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
None	N/A	N/A

Core Bond Enhanced Index Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
JPMorgan Chase & Co.	D	$1,367
Morgan Stanley	D	$937
JPMorgan Chase Bank NA	D	$716
The Goldman Sachs Group, Inc.	D	$546
Goldman Sachs Capital II	E	$332
JPMorgan Chase & Co.	E	$207

International Index Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
BNP Paribas SA	E	$4,995
Deutsche Bank AG	E	$3,985
Credit Suisse Group AG	E	$3,724
Nomura Holdings, Inc.	E	$1,835

Enhanced S&P 500 Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
Citigroup, Inc.	E	$14,872
JPMorgan Chase & Co.	E	$14,201
The Goldman Sachs Group, Inc.	E	$11,171

Enhanced Small Cap Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
None	N/A	N/A

Enhanced International Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
Credit Suisse Group AG	E	$814
Deutsche Bank AG	E	$717
Nomura Holdings, Inc.	E	$420

Mid Cap Index Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
None	N/A	N/A

Extended Market Index Series

Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
None	N/A	N/A

The Board of Directors has considered the possibility of seeking to recapture for the benefit of the Series brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the management fee paid by the Series to the Manager. After considering all factors deemed relevant, the Board of Directors made a determination not to seek such recapture. The Directors will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more clients of the Manager or an affiliate when one or more clients of the Manager or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Series or other clients or funds for which the Manager or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the Limited Liability Company Agreement (“LLC Agreement”) that establishes the Master LLC, a Delaware limited liability company, the Directors are authorized to issue interests in each Series of the Master LLC. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series’ net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.

Each investor, including each Feeder Fund, is entitled to a vote in proportion to the amount of its interest in a Series or in the Master LLC, as the case may be. Investors in the Master LLC, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required and has no current intention to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote.

A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Directors and consented to by the Holders holding not less than two-thirds of the interests in such Series, or (ii) by unanimous consent of the Directors by written notice of such dissolution to the Holders of the interests of such Series. The Master LLC shall be dissolved upon the dissolution of the last remaining Series.

The LLC Agreement provides that obligations of the Master LLC and the Series are not binding upon the Directors individually but only upon the property of the Series and that the Directors will not be liable for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Directors to redress any breach of trust), but nothing in the LLC Agreement protects a Director against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The LLC Agreement provides that the Master LLC may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, their Holders, Directors, officers, employees and agents covering possible tort and other liabilities.

The Master LLC consists of nine Series. The Master LLC reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular Series. Holders of each Series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Directors and accountants for the Master LLC. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.

Item 23.	Purchase, Redemption and Pricing of Securities.

(a) Purchase of interests

Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The aggregate net asset value of each Series is determined once daily Monday through Friday as of the close of business on the Exchange on each day the Exchange is open for trading, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The Exchange is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of a Series is computed by deducting the amount of the Series’ total liabilities from the value of its total assets. Expenses, including the fees payable to the Manager, are accrued daily.

Valuation of securities held by each Series is as follows:

Equity Investments. Equity securities traded on a recognized securities exchange (e.g., the NYSE), separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (a “Securities Exchange”) are valued via independent pricing services generally at the Securities Exchange closing price or if a Securities Exchange closing price is not available, the last traded price on that Securities Exchange prior to the time as of which the assets or liabilities are valued, however, under certain circumstances other means of determining current market value may be used. If an equity security is traded on more than one Securities Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by a Series on a day on which the Series values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If a Series holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which a Series values such security, the prior day’s price will be used, unless BlackRock determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a fair value asset.

Fixed Income Investments. Fixed income securities for which market quotations are readily available are generally valued using such securities’ most recent bid prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Series’ Board. The amortized cost method of valuation may be used with respect to debt obligations with sixty days or less remaining to maturity unless the Manager determines such method does not represent fair value. Loan participation notes are generally valued at the mean of the last available bid prices from one or more brokers or dealers as obtained from independent third-party pricing services. Certain fixed income investments including asset-backed and mortgage-related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the entity, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche. Fixed income securities for which market quotations are not readily available may be valued by third-party pricing services that make a valuation determination by securing transaction data (e.g., recent representative bids), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions.

Options, Futures, Swaps and Other Derivatives. Exchange traded equity options for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the Securities Exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange traded equity option held by a Series on a day on which the Series values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which a Series values such option, the prior day’s price will be used, unless BlackRock determines that such prior day’s price no longer reflects the fair value of the option in which case such option will be treated as a fair value asset. OTC options may be valued using a mathematical model which incorporates a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the valuation procedures approved by the Board.

Underlying Funds. Shares of underlying open-end funds are valued at net asset value. Shares of underlying exchange traded closed-end funds or other exchange traded funds will be valued at their most recent closing price.

General Valuation Information

In determining the market value of portfolio investments, the Series may employ independent third party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on each Series’ books at their face value.

Prices obtained from independent third party pricing services, broker-dealers or market makers to value each Series’ securities and other assets and liabilities are based on information available at the time the Series values its assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which the Series valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination shall be made considering pertinent facts and circumstances surrounding such revision.

In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Series’ Board as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by a Series (including restricted securities) are valued at fair value as determined in good faith by the Series’ Board or by BlackRock (its delegate). Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing rates of exchange.

Certain of the securities acquired by the Series may be traded on foreign exchanges or over-the-counter markets on days on which a Series’ net asset value is not calculated. In such cases, the net asset value of a Series’ interests may be significantly affected on days when investors can neither purchase nor redeem interests of the Series.

Fair Value. When market quotations are not readily available or are believed by BlackRock to be unreliable, a Series’ investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by BlackRock in accordance with procedures approved by the Series’ Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its complete lack of trading, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing a Series’ assets or liabilities, that it is likely that the event will cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by the Series. On any date the NYSE is open and the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that BlackRock is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of a Series’ pricing time.

BlackRock, with input from the BlackRock Portfolio Management Group, will submit its recommendations regarding the valuation and/or valuation methodologies for Fair Value Assets to BlackRock’s Valuation Committee. The Valuation Committee may accept, modify or reject any recommendations. In addition, the Series’ accounting agent periodically endeavors to confirm the prices it receives from all third party pricing services, index providers and broker-dealers, and, with the assistance of BlackRock, to regularly evaluate the values assigned to the securities and other assets and liabilities held by the Series. The pricing of all Fair Value Assets is subsequently reported to and ratified by the Board or a Committee thereof.

When determining the price for a Fair Value Asset, the BlackRock Valuation Committee (or the Pricing Group) shall seek to determine the price that a Series might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction. The price generally may not be determined based on what a Series might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee (or Pricing Group) deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining a Series’ net asset value. As a result, a Series’ sale or redemption of its interests at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing interestholders.

Each investor in the Master LLC, including each Feeder Fund, may add to or reduce its investment in any Series on each day the Exchange is open for trading. The value of each investor’s interest in a Series will be determined after the close of business on the Exchange by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in such Series. The close of business or the Exchange is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in a Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor’s interest in such Series after the close of business of the Exchange or the next determination of net asset value of the Series. For further information concerning the Series’ net asset value, and the valuation of the Series’ assets, see the Master LLC’s Part A.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank) or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to BlackRock and consistent with the investment objective, policies and restrictions of the Master LLC.

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

An investor in the Master LLC, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. The right of an investor, including any Feeder Fund, to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists.

Interests will normally be redeemed for cash upon receipt of a request in proper form, although each Series retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Series assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. Each Series has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that each Series is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Series. The redemption price is the net asset value per interest next determined after the initial receipt of proper notice of redemption. The value of interests of the Master LLC at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Master LLC at such time.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right to redeem interests may be suspended or payment upon redemption may be delayed for more than seven days (i) for any period during which trading on the Exchange is restricted as determined by the Commission or during which the Exchange is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of a Portfolio is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of interestholders of a Series. Investments in any Series of the Master LLC may not be transferred without the prior written consent of all of the Directors and all of the remaining interestholders.

The Master LLC, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Manager and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series interestholders in extraordinary or emergency circumstances.

(b)	Fund Reorganizations. Not applicable.

(c)	Offering Price. Not applicable.

(d)	Redemptions In Kind. See above.

(e)	Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests. Not applicable.

Item 24.	Taxation of the Master LLC

The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any Federal income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series’ ordinary income, capital gain, losses, deductions and credits in determining its federal income tax liability. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.

Although, as described above, the Series will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company (“RIC”) will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of a Series as they are taken into account by the Series.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. Each Series intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Series’ taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amounts by which it does not meet the foregoing distribution requirements.

Each Series may purchase or sell options and futures and foreign currency options and futures, and related options on such futures. Options and futures contracts that are “Section 1256 contracts” will be “marked to market” for Federal income tax purposes at the end of each taxable year, i.e., each option or futures contract will be treated as sold for its fair market value on the last business day of the taxable year. In general, unless a special election is made, gain or loss from transactions in Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. When the Section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any prior year-end gain or loss.

Foreign currency gains or losses from non-U.S. dollar referenced or denominated debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not Section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by a Series may result in “straddles” for Federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. These rules may also require a Series to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

The Series may be subject to withholding taxes imposed by a foreign country on dividend or interest income received with respect to securities of a non-U.S. issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series’ assets to be invested within various countries is not known and is expected to vary.

The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount (including asset-backed securities), Section 1256 contracts (as described above), non U.S. currency referenced or denominated debt instruments, or contingent payment and inflation-indexed debt instruments. Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.

As a result of entering into swap contracts, a Series may make or receive periodic net payments. A Series may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if a Series has been a party to the swap for more than one year). The tax treatment of many types of credit default swaps is uncertain.

In general, gain or loss on a short sale is recognized when a Series closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally considered as capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in a Series’ hands. Except with respect to certain situations where the property used by a Series to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. These rules may also terminate the running of the holding period of “substantially identical property” held by a Series. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by a Series for more than one year. In general, a Series will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

Recently enacted legislation will impose a 3.8% Medicare tax on the net investment income (which includes interest, dividends and capital gains) of U.S. individuals with income exceeding $200,000, or $250,000 if married and filing jointly, and of trusts and estates, for taxable years beginning after December 31, 2012.

Other recently enacted legislation will impose a 30% withholding tax on dividends and redemption proceeds paid after December 31, 2012 to (i) certain foreign financial institutions and investment funds, unless they agree to collect and disclose to the Internal Revenue Service information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Under some circumstances, a foreign interestholder may be eligible for refunds or credits of such taxes.

The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

Under the LLC Agreement, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs.

Item 25.	Underwriters.

Effective October 1, 2008, exclusive placement agent for the Master LLC is BlackRock Investments, LLC (the “Placement Agent”), an affiliate of the Manager, with offices at 40 East 52nd Street, New York, NY 10022. Prior to October 1, 2008, FAM Distributors, Inc. and BlackRock Distributors, Inc. acted as co-placement agents for the Master LLC. Pursuant to the Placement Agency Agreement, the Master LLC agrees to pay the Placement Agent’s out of pocket costs and a fee or fees as may be agreed to from time to time in writing by the Master LLC and the Placement Agent. Investment companies, common and commingled trust funds and the similar organizations and entities may continuously invest in the Master LLC.

Item 26.	Calculation of Performance Data.

Interests in the Master LLC are not offered to the public and are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Master LLC will not advertise the Series’ performance. However, certain of the Master LLC’s Holders may from time to time advertise their performance, which will be based upon the Master LLC’s performance.

Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, and assuming complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the he reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

Annual, average annual, annualized and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average number of interests outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per interest on the last day of the period.

Item 27.	Financial Statements.

The audited financial statements of the following Series, including the reports of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2010 Annual Report of the respective Feeder Funds. You may request a copy of the Annual Reports at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

Series	Feeder Fund’s Annual Report
S&P 500 Index Series	BlackRock S&P 500 Index Fund of BlackRock Index Funds, Inc.

Small Cap Index Series	BlackRock Small Cap Index Fund of BlackRock Index Funds, Inc.

International Index Series	BlackRock International Index Fund of BlackRock Index Funds, Inc.

The audited financial statements, including the reports of the independent registered public accounting firm, of Core Bond Enhanced Index, Mid Cap Index Series, Extended Market Index Series, Enhanced Small Cap Series, Enhanced S&P 500 Series and Enhanced International Series for the fiscal year ended December 31, 2010 are incorporated in this Part B by reference to their respective 2010 Certified Shareholder Report filed with the Commission.

APPENDIX A

DESCRIPTION OF BOND RATINGS

Description of Moody’s Investors Service, Inc.’s (“Moody’s”) Bond Ratings

Aaa	Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa	Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A	Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa	Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba	Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C	Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

A-1

Note: Moody’s applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody’s U.S. Short Term Ratings

MIG 1/VMIG 1	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Description of Moody’s Commercial Paper Ratings

Moody’s Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of short term promissory obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes to the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

Description of Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Debt Ratings

A Standard & Poor’s issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific program. It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation, and takes into account statutory and regulatory preferences.

The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

The issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor’s from other sources Standard & Poor’s considers reliable. Standard & Poor’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or

A-2

The issue credit ratings are based, in varying degrees, on the following considerations:

I. Likelihood of payment—capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

II. Nature of and provisions of the obligation;

III. Protection afforded to, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

A-3

Long Term Issue Credit Ratings

AAA	An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s. Capacity to meet its financial commitment on the obligation is extremely strong.

AA	An obligation rated “AA” differs from the highest rated issues only in small degree. The Obligor’s capacity to meet its financial commitment on the obligation is very strong.

A	An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB	An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB B CCC CC C	An obligation rated “BB,” “B,” “CCC,” “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.

D	An obligation rated “D” is in payment default. The “D” rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

c	The ‘c’ subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer’s bonds are deemed taxable.

p	The letter ‘p’ indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to the completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

*	Continuance of the ratings is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r	This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

N.R.	This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Plus (+) or Minus (-): The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Description of Standard & Poor’s Commercial Paper Ratings

A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from “A-1” for the highest-quality obligations to “D” for the lowest. These categories are as follows:

A-1	A short term obligation rated “A-1” is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-4

A-2	A short term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3	A short term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B	A short term obligation rated “B” is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation. Ratings of “B-1”, “B-2” and “B-3” may be assigned to indicate finer distinction within the “B” category.

C	A short term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

A-5

D	A short-term obligation rated “D” is in payment default. The “D” rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

C	The “c” subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer’s bonds are deemed taxable.

p	The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

*	Continuance of the ratings is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing

r

The “r” highlights derivative, hybrid, and certain other obligations that Standard & Poor’s believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options, and interest-only and principal-only mortgage securities. The absence of an “r” symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

A commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor’s by the issuer or obtained by Standard & Poor’s from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

A Standard & Poor’s note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long term debt rating. The following criteria will be used in making that assessment.

—Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note.

—Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

A-6

Note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

Description of Fitch Ratings’ (“Fitch”) Investment Grade Bond Ratings

Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The rating represents Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guarantees unless otherwise indicated.

Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA	Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA	Bonds considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated “AAA.” Because bonds rated in the “AAA” and “AA” categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated “F-1+.”

A	Bonds considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB	Bonds considered to be investment grade and of good credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “AAA” category or to categories below “CCC”.

A-7

Description of Fitch’s Speculative Grade Bond Ratings

Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings (“BB” to “C”) represent Fitch’s assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating (“DDD” to “D”) is an assessment of the ultimate recovery value through reorganization or liquidation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength.

Bonds that have the rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB	Bonds are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B	Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC	Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC	Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C	Bonds are in imminent default in payment of interest or principal.

D DD DDD	Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. “DDD” represents the highest potential for recovery on these bonds, and “D” represents the lowest potential for recovery.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “DDD,”“DD,” or “D” categories.

Description of Fitch’s Short Term Ratings

Fitch’s short term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and investment notes.

The short term rating places greater emphasis than a long term rating on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

Fitch short term ratings are as follows:

F-1+	Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1	Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated “F-1+.”

F-2	Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned “F-1+” and “F-1” ratings.

A-8

F-3	Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S	Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D	Default. Issues in this rating are in actual payment default on all financial obligations.

LOC	The symbol “LOC” indicates that the rating is based on a letter of credit issued by a commercial bank.

NR	Indicates that Fitch does not rate the specific issue.

Conditional	A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended	A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purpose.

Withdrawn	A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch’s discretion, when an issuer fails to furnish proper and timely information.

FitchAlert	Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as “Positive,” indicating a potential upgrade, “Negative,” for potential downgrade, or “Evolving,” where ratings may be raised or lowered. FitchAlert is relatively short term, and should be resolved within 12 months.

Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as “Positive” or “Negative.” The absence of a designation indicates a stable outlook.

A-9

Appendix B

Proxy Voting Policies

For The BlackRock-Advised Funds

December, 2009

Copyright © 2009 BlackRock, Inc.

All rights reserved.

I.	INTRODUCTION

The Trustees/Directors (“Directors”) of the BlackRock-Advised Funds (the “Funds”) have the responsibility for voting proxies relating to portfolio securities of the Funds, and have determined that it is in the best interests of the Funds and their shareholders to delegate that responsibility to BlackRock Advisors, LLC and its affiliated U.S. registered investment advisers (“BlackRock”), the investment adviser to the Funds, as part of BlackRock’s authority to manage, acquire and dispose of account assets. The Directors hereby direct BlackRock to vote such proxies in accordance with this Policy, and any proxy voting guidelines that the Adviser determines are appropriate and in the best interests of the Funds’ shareholders and which are consistent with the principles outlined in this Policy. The Directors have authorized BlackRock to utilize an unaffiliated third-party as its agent to vote portfolio proxies in accordance with this Policy and to maintain records of such portfolio proxy voting.

Rule 206(4)-6 under the Investment Advisers Act of 1940 requires, among other things, that an investment adviser that exercises voting authority over clients’ proxy voting adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of clients, discloses to its clients information about those policies and procedures and also discloses to clients how they may obtain information on how the adviser has voted their proxies.

BlackRock has adopted separate but substantially similar guidelines and procedures that are consistent with the principles of this Policy. BlackRock’s Corporate Governance Committee (the “Committee”), addresses proxy voting issues on behalf of BlackRock and its clients, including the Funds. The Committee is comprised of senior members of BlackRock’s Portfolio Management and Administration Groups and is advised by BlackRock’s Legal and Compliance Department.

BlackRock votes (or refrains from voting) proxies for each Fund in a manner that BlackRock, in the exercise of its independent business judgment, concludes are in the best economic interests of such Fund. In some cases, BlackRock may determine that it is in the best economic interests of a Fund to refrain from exercising the Fund’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities that might impose costly or time-consuming in-person voting requirements). With regard to the relationship between securities lending and proxy voting, BlackRock’s approach is also driven by our clients’ economic interests. The evaluation of the economic desirability of recalling loans involves balancing the revenue producing value of loans against the likely economic value of casting votes. Based on our evaluation of this relationship, BlackRock believes that the likely economic value of casting a vote generally is less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by BlackRock recalling loaned securities in order to ensure they are voted. Periodically, BlackRock analyzes the process and benefits of voting proxies for securities on loan, and will consider whether any modification of its proxy voting policies or procedures are necessary in light of any regulatory changes.

BlackRock will normally vote on specific proxy issues in accordance with BlackRock’s proxy voting guidelines. BlackRock’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BlackRock may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of a Fund. BlackRock votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Fund, the Fund’s affiliates (if any), BlackRock or BlackRock’s affiliates. When voting proxies, BlackRock attempts to

3

encourage companies to follow practices that enhance shareholder value and increase transparency and allow the market to place a proper value on their assets.

II.	PROXY VOTING POLICIES

A.	Boards of Directors

The Funds generally support the board’s nominees in the election of directors and generally supports proposals that strengthen the independence of boards of directors. As a general matter, the Funds believe that a company’s board of directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Funds therefore believe that the foundation of good corporate governance is the election of responsible, qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, consideration may be given to a director nominee’s history of representing shareholder interests as a director of the company issuing the proxy or other companies, or other factors to the extent deemed relevant by the Committee.

B.	Auditors

These proposals concern those issues submitted to shareholders related to the selection of auditors. As a general matter, the Funds believe that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Funds anticipate that BlackRock will generally defer to a corporation’s choice of auditor, in individual cases, consideration may be given to an auditors’ history of representing shareholder interests as auditor of the company issuing the proxy or other companies, to the extent deemed relevant.

C.	Compensation and Benefits

These proposals concern those issues submitted to shareholders related to management compensation and employee benefits. As a general matter, the Funds favor disclosure of a company’s compensation and benefit policies and oppose excessive compensation, but believe that compensation matters are normally best determined by a corporation’s board of directors, rather than shareholders. Proposals to “micro-manage” a company’s compensation practices or to set arbitrary restrictions on compensation or benefits should therefore generally not be supported.

D.	Capital Structure

These proposals relate to various requests, principally from management, for approval of amendments that would alter the capital structure of a company, such as an increase in authorized shares. As a general matter, the Funds

4

expect that BlackRock will support requests that it believes enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.

E.	Corporate Charter and By-Laws

These proposals relate to various requests for approval of amendments to a corporation’s charter or by-laws. As a general matter, the Funds generally vote against anti-takeover proposals and proposals that would create additional barriers or costs to corporate transactions that are likely to deliver a premium to shareholders.

F.	Environmental and Social Issues

These are shareholder proposals addressing either corporate social and environmental policies or requesting specific reporting on these issues. The Funds generally do not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Fund investing in such issuer. BlackRock seeks to make proxy voting decisions in the manner most likely to protect and promote the long-term economic value of the securities held in client accounts. We intend to support economically advantageous corporate practices while leaving direct oversight of company management and strategy to boards of directors. We seek to avoid micromanagement of companies, as we believe that a company’s board of directors is best positioned to represent shareholders and oversee management on shareholders behalf. Issues of corporate social and environmental responsibility are evaluated on a case-by-case basis within this framework.

III.	CONFLICTS MANAGEMENT

BlackRock maintains policies and procedures that are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and a Fund, a Fund’s affiliates (if any), BlackRock or BlackRock’s affiliates, from having undue influence on BlackRock’s proxy voting activity. In certain instances, BlackRock may determine to engage an independent fiduciary to vote proxies as a further safeguard against potential conflicts of interest or as otherwise required by applicable law. The independent fiduciary may either vote such proxies or provide BlackRock with instructions as to how to vote such proxies. In the latter case, BlackRock votes the proxy in accordance with the independent fiduciary’s determination.

IV.	REPORTS TO THE BOARD

BlackRock will report to the Directors on proxy votes it has made on behalf of the Funds at least annually.

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PART C. OTHER INFORMATION

Item 28.	Exhibits

Exhibit Number	Description
1(a)	Declaration of Trust of Registrant.(1)

1(b)	Certificate of Trust.(1)

1(c)	Amendment to Declaration of Trust.(2)

1(d)	Amendment No. 2 to Declaration of Trust.(4)

1(e)	Certificate of Amendment to Certificate of Trust.(4)

1(f)	Amendment No. 3 to Declaration of Trust.(5)

1(g)	Certificate of Amendment to Certificate of Trust.(5)

1(h)	Amendment No. 4 to Declaration of Trust.(6)

1(i)	Amendment No. 5 to Declaration of Trust.(12)

1(j)	Amendment No. 6 to Declaration of Trust.(12)

1(k)	Certificate of Conversion Converting Quantitative Master Series Trust to Quantitative Master Series LLC.(16)

1(l)	Certificate of Formation of Quantitative Master Series LLC.(16)

1(m)	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(16)

2	Amended and Restated By-Laws of Registrant.(18)

3	Copies of instrument Defining Rights of Interestholders. Incorporated by reference to Exhibits 1 and 2 above.

4(a)	Form of Investment Advisory Agreement between Registrant and BlackRock Advisors, LLC.(3)

4(b)	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.(3)

4(c)	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Financial Management, Inc.(3)

5	Not required pursuant to Form N-1A General Instructions Section B(2)(b)

6	Not applicable.

7(a)	Form of Custody Agreement with State Street Bank and Trust Company.(17)

7(b)	Form of Custody Agreement with JPMorgan Chase Bank.(10)

8(a)	Form of Placement Agency Agreement with BlackRock Investments, LLC, formerly known as BlackRock Investments, Inc.(18)

8(b)(1)	Form of Expense Limitation Agreement by and among Registrant, BlackRock Index Funds, Inc. and BlackRock Advisors, LLC.(21)

8(b)(2)	Form of Amendment to the Expense Limitation Agreement by and among Registrant, BlackRock Index Funds, Inc. and BlackRock Advisors, LLC.(13)

8(c)(1)	Form of Transfer Agency Agreement between Registrant and PNC Global Investment Servicing (U.S.) Inc., formerly known as PFPC Inc.(9)

8(c)(2)	Form of Amended and Restated Credit Agreement, dated as of November 22, 2006, among the Registrant, a syndicate of banks and certain other parties.(19)

8(c)(3)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 21, 2007, relating to the Credit Agreement, dated as of November 22, 2006.(14)

8(c)(4)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 19, 2008, relating to the Credit Agreement, dated as of November 21, 2007.(15)

8(c)(5)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 18, 2009, relating to the Credit Agreement dated as of November 19, 2008.(20)

8(c)(6)	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 17, 2010, relating to the Credit Agreement dated as of November 18, 2009.(22)

8(d)	Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(8)

8(e)	Form of Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC, dated June 1, 2007.(11)

9	Not required pursuant to Form N-1A General Instructions section B(2)(b).

10	Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	Not required pursuant to Form N-1A General Instructions section B(2)(b).

12	None.

13	Not applicable.

14	Not applicable.

15(a)	Code of Ethics of BlackRock Advisors, LLC.(7)

15(b)	Code of Ethics of Registrant.(7)

15(c)	Code of Ethics of BlackRock Investments, LLC, formerly known as BlackRock Investments, Inc.(7)

(1)	Filed on October 29, 1996 as an Exhibit to Registrant’s initial Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File No. 811-7885) (the “Registration Statement”).
(2)	Filed on February 3, 1997 as an Exhibit to Amendment No. 1 to the Registration Statement.
(3)	Filed on April 30, 2007 as an Exhibit to Amendment No. 18 to the Registration Statement.
(4)	Filed on August 2, 1999 as an Exhibit to Amendment No. 4 to the Registration Statement.
(5)	Filed on December 22, 1999 as an Exhibit to Amendment No. 6 to the Registration Statement.
(6)	Filed on October 11, 2000 as an Exhibit to Amendment No. 8 to the Registration Statement.
(7)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 29, 2009.
(8)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Merrill Lynch Growth Fund (File Nos. 33-10794 and 811-4934), filed on February 16, 2001.
(9)	Incorporated by reference to Exhibit 8(a) to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of BlackRock Bond Fund, Inc. (formerly Merrill Lynch Bond Fund, Inc.) (File No. 2-62329), filed on September 15, 2006.
(10)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Mercury Global Holdings, Inc. (File No. 2-9834), filed on March 28, 2002.
(11)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N1-A of Ready Assets Prime Money Fund (formerly Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 21, 2008.
(12)	Filed on April 30, 2003 as an Exhibit to Amendment No. 13 to the Registration Statement.
(13)	Incorporated by reference to Exhibit 13(f) to the Registration Statement on Form N-14 of BlackRock Funds (File No. 333-165294, filed on March 5, 2010.
(14)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed December 17, 2007.

(15)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 22, 2008.
(16)	Filed on April 29, 2008 as an Exhibit to Amendment No. 19 to the Registration Statement.
(17)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873), filed on October 30, 2001.
(18)	Filed on April 30, 2009 as an Exhibit to Amendment No. 20 to the Registration Statement.
(19)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective No. 18 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 21, 2006.
(20)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 23, 2009.
(21)	Incorporated by reference to Exhibit 8(c) of Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Funds II (File Nos. 333-142592; 811-22062), filed on October 29, 2009.
(22)	Incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of BlackRock Funds II (333-142592), filed on November 22, 2010.

Item 29.	Persons Controlled by or under Common Control with Registrant.

The Registrant is not controlled by or under common control with any other person.

Item 30.	Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement, Directors, officers, employees and agents of the Master LLC (the “Company”) will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Limited Liability Company Agreement provides:

Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Limited Liability Company Agreement further provides:

No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Company or any Series against any liability to the Company or any Series to which he or it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he or it serves as Manager to the Company or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Limited Liability Company Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of Manager.

(a) BlackRock Advisors, LLC (currently known as BlackRock Advisors, Inc.) was organized in 1994 for the purpose of providing advisory services to investment companies. The list required by this Item 26 of officers and directors of BlackRock Advisors, Inc., together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, Inc. pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

(b) BlackRock Financial Management, Inc. (“BFM”) is an indirect majority-owned subsidiary of PNC Bank Corp. BFM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The list required by this Item 26 of officers and directors of BFM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BFM pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-48433).

(c) BlackRock Investment Management, LLC (“BIM”), is a subsidiary of BlackRock, Inc. BIM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The list required by this Item 26 of officers and directors of BIM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIM pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-56972).

Item 32.	Principal Underwriters.

(a) BlackRock Investments, LLC (“BRIL”), acts as the principal underwriter or placement agent, as applicable, for each of the following open-end registered investment companies including the Registrant:

BIF Government Securities Fund	BlackRock Master LLC
BIF Money Fund	BlackRock Mid Cap Value Opportunities Series, Inc.
BIF Multi-State Municipal Series Trust	BlackRock Multi-State Municipal Series Trust
BIF Tax-Exempt Fund	BlackRock Municipal Bond Fund, Inc.
BIF Treasury Fund	BlackRock Municipal Series Trust
BBIF Government Securities Fund	BlackRock Natural Resources Trust
BBIF Money Fund	BlackRock Pacific Fund, Inc.
BBIF Tax-Exempt Fund	BlackRock Series Fund, Inc.
BBIF Treasury Fund	BlackRock Series, Inc.
BlackRock Balanced Capital Fund, Inc.	BlackRock Short-Term Bond Series, Inc.
BlackRock Basic Value Fund, Inc.	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Bond Allocation Target Shares	BlackRock Value Opportunities Fund, Inc.
BlackRock Bond Fund, Inc.	BlackRock Variable Series Funds, Inc.
BlackRock California Municipal Series Trust	BlackRock World Income Fund, Inc.
BlackRock Capital Appreciation Fund, Inc.	FDP Series, Inc.
BlackRock Equity Dividend Fund	Funds for Institutions Series
BlackRock EuroFund	Managed Account Series
BlackRock Financial Institutions Series Trust	Master Basic Value LLC
BlackRock Focus Growth Fund, Inc.	Master Bond LLC
BlackRock Focus Value Fund, Inc.	Master Focus Growth LLC
BlackRock Funds	Master Government Securities LLC
BlackRock Funds II	Master Institutional Money Market LLC
BlackRock Funds III	Master Investment Portfolio
BlackRock Global Allocation Fund, Inc.	Master Large Cap Series LLC
BlackRock Global Dynamic Equity Fund	Master Money LLC
BlackRock Global Emerging Markets Fund, Inc.	Master Tax-Exempt LLC
BlackRock Global Growth Fund., Inc.	Master Treasury LLC
BlackRock Global SmallCap Fund, Inc.	Master Value Opportunities LLC
BlackRock Healthcare Fund, Inc.	Ready Assets Prime Money Fund
BlackRock Index Funds, Inc.	Ready Assets U.S.A. Government Money Fund
BlackRock International Value Trust	Ready Assets U.S. Treasury Money Fund
BlackRock Large Cap Series Funds, Inc.	Retirement Series Trust
BlackRock Latin America Fund, Inc.	Quantitative Master Series LLC
BlackRock Liquidity Funds	Short-Term Bond Master LLC

BRIL also acts as the principal underwriter or placement agent, as applicable, for the following closed-end registered investment company:

BlackRock Fixed Income Value Opportunities

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address for each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s)	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Member, Board of Managers	None
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	None
Robert Connolly	General Counsel, Secretary and Senior Managing Director	None
Rick Froio	Chief Compliance Officer and Assistant Secretary	None
Paul Greenberg	Chief Financial Officer, Treasurer and Managing Director	None
John Blevins	Managing Director and Assistant Secretary	None
Brian Schmidt	Managing Director	Vice President
Brenda Sklar	Managing Director	None
Richard Turnill	Managing Director (FSA approved)	None
Daniel Adams	Vice President	None
Stephen Hart	Vice President and Assistant Secretary	None
Robert Kapito	Member, Board of Managers	None
Daniel Waltcher	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(c) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as placement agent).

(d) BlackRock Financial Management, Inc., 55 East 52nd Street, New York, New York 10055 (records relating to its functions as sub-adviser).

(e) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as sub-adviser).

(f) BNY Mellon Investment Servicing (US) Inc., Bellevue Corporate Center, 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

(g) JPMorgan Chase Bank, 4 MetroTech, 18th floor, Brooklyn, New York 11245 and State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts, 02111 (records relating to their functions as custodians).

Item 34.	Management Services.

Other than as set forth under the captions “Management, Organization, and Capital Structure” and “Management of the Registrant” in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

None.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, this Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 29th day of April 2011.

QUANTITATIVE MASTER SERIES LLC
(Registrant)

By:	/s/ JOHN M. PERLOWSKI
John M. Perlowski
(President and Chief Executive Officer)